Post Effective Date Amendment No. 2

OFFERING CIRCULAR
BIRGO REITURN FUND LLC
FROM $100,000 UP TO $75,000,000 IN COMMON UNITS
INITIAL PRICE $100 PER UNIT

Birgo Reiturn Fund LLC (“we”, “us” or the “Company”) is a recently organized limited liability company formed to invest primarily in multifamily real estate located in secondary and tertiary urban and suburban markets in the Heartland.1 We are externally administered and operated by our advisor and sponsor, Birgo Realty LLC (the “Advisor” or “Sponsor” and together with any entity that is controlled by, controls or is under common control with Advisor, and any of their respective predecessor entities, “Birgo”). Our legal manager is Birgo Reiturn Fund Manager LLC (the “Manager”). We expect to elect to be taxed as a REIT for U.S. federal income tax purposes for our taxable year ending December 31, 2023. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

We are offering on a continuous basis from $100,000 up to $75,000,000 common units of membership interest (“Units”). Beginning in July 2023, the purchase price per Unit will vary and generally will equal the prior calendar quarter’s net asset value (“NAV”) per Unit, as determined quarterly, plus applicable upfront selling commissions, if any. This is a “best efforts, $100,000 or none” offering, which means that the Advisor will use its best efforts to sell Units, but must sell only a minimum of $100,000 of Units at a price of $100 per Unit, and is not obligated to purchase or sell any specific amount of Units in this offering. We expect to offer our Units until the earlier of September 26, 2023, which is one year from the qualification date of this offering, or the date on which the maximum offering amount has been raised; provided, however, that our Advisor may terminate this offering at any time or extend the offering. If we decide to extend the offering beyond one year from the date of this offering circular, we will provide that information in an offering circular supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial qualification date.

This investment involves a high degree of risk. You should consider carefully the risks described under “Risk Factors beginning at page 12 of the offering circular, and purchase Units only if you can bear those risks and afford a complete loss of your investment.

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

[1]	We use the term “Heartland” to mean: Alabama, Arkansas, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Michigan, Minnesota, Mississippi, Missouri, Nebraska, North Dakota, Ohio, Oklahoma, South Dakota, Tennessee, Texas, West Virginia and Wisconsin, and the western parts of Pennsylvania and New York. While Pennsylvania and New York generally are not included in the traditional definition of the Heartland, we believe that the real estate markets in their western parts of those states closely resemble and perform like traditional Heartland states.

The Securities and Exchange Commission (the “Commission”) has not approved or disapproved of these securities or determined if this offering circular is truthful or complete. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our Units is prohibited. No one is authorized to make any statements about this offering different from those that appear in this offering circular.

	Per Unit[2]	Minimum Offering	Total Offering
Maximum Offering	$100.00	$100,000	$75,000,000
Sales Commissions[3]	$(1.00)	$(1,000)	$750,000
Proceeds from this Offering (Before Expenses)[4]	$99.00	$99,000	$74,250,000

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We include a copy of Rule 251(d)(2)(i)(C) of Regulation A as an appendix to this offering circular.

The mailing address of our principal executive office is:

BIRGO REITURN FUND LLC
848 W North Avenue
Pittsburgh, PA 15233
Attn: Investor Relations

The date of this Post Effective Date Amendment No. 2 Offering Circular is March 8, 2023.

[2]	The offering price per Unit will equal the greater of (i) $100.00 per Unit until July 2023, and thereafter (ii) our NAV. Investors will pay the most recent publicly announced offering price as of the date of their subscription.
[3]	Sales Commissions may be paid in connection with the offering in certain states.
[4]	Proceeds are calculated before deducting organization and offering expenses payable by us, which are paid over time. See “Plan of Distribution.”

Among the risks you should consider before buying our Units are:

●	We have a limited operating history, and there is no assurance that we will achieve our investment objectives.

●	This is a “blind pool” offering. We have made limited investments to date and you will not have the opportunity to evaluate our future investments before we make them.

●	Since there is no public trading market for our Units, and no public trading market is anticipated, repurchase of Units by us will likely be the only way to dispose of your Units. After a year of operation, we intend to create a Unit repurchase program to provide Unitholders with the opportunity to request that we repurchase their Units on a regular periodic basis, but we will not be obligated to repurchase any Units and may choose to repurchase only some, or even none, of the Units that have been requested to be repurchased in any particular quarter in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our Manager may modify, suspend or terminate our Unit repurchase program if it deems such action to be in our best interest and the best interest of our Unitholders. As a result, our Units should be considered illiquid until such time, if any, as our Unit repurchase program is adopted, and we have adequate surplus liquid assets to make repurchases.

●	We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

●	Beginning in July 2023, the purchase and repurchase price for Units will generally be based on our prior quarter’s NAV (subject to the guidelines as described herein) and are not based on any public trading market. While there may be independent appraisals of our properties, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.

●	We have no employees and are dependent on the Advisor to conduct our operations. The Advisor will face conflicts of interest as a result of, among other things, the allocation of time of its investment professionals and the substantial fees that we will pay to the Advisor.

●	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

●	There are limits on the ownership and transferability of our Units. See “Description of Unit—Restrictions on Ownership and Transfer.”

●	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our Unitholders could materially decrease.

i

SUITABILITY STANDARDS

Our Units are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our Units and thus it may be difficult for you to sell your Units. After we have been operating for a year, we intend to establish a repurchase plan where, on a limited basis, you may be able to have your Units repurchased through our Unit repurchase program, although we are not obligated to repurchase any Units and may choose to repurchase only some, or even none, of the Units that have been requested to be repurchased in any particular month in our discretion. You should not buy our Units if you need to sell them in the near future.

The minimum subscription amount in this Offering is $5,000.  An investor may: (a) purchase Units at the then current offering price ($100 per Unit until the NAV has been established, then the NAV) for cash at subscription; or (b) commit to purchase $5,000 in Units by making an initial payment of $500 or more for Units (the “Initial Payment”) at the then current offering price; and concurrently enrolling in autopay to make recurring payments of no less than $100 per month for such number of months as shall be necessary for a total investment of no less than $5,000 (the “Autopay Option”). The recurring autopayments will be used to purchase additional Units (including fractional Units) as payments are received at the then current NAV (or if the NAV has yet to have been established, $100 per Unit). See “The Autopay Option”.

After an investor makes an initial subscription, the minimum number of Units that an investor may purchase in any subsequent investment transaction is one Unit.  The minimum subsequent investment amount will not apply to purchases made under the distribution reinvestment plan that the Company adopted on October 1, 2022 (the “DRIP”) or the recurring autopayments under the Autopay Option. In addition, our Manager may elect to accept smaller investments in its discretion.

Our Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state blue sky review, subject to meeting certain state notice filing requirements and complying with certain anti-fraud provisions, to the registration that our Units offered hereby are offered and sold only to “qualified purchasers” or at a time when our Units are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” as defined under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason within five (5) business days following an investor’s submission of a subscription request, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a natural person is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the person must have:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home.

We intend to offer and sell our Units in this offering to qualified purchasers in every state of the United States.

ii

ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this circular and any accompanying offering circular supplements, which we refer to collectively as the “offering circular.” You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference. The words “we,” “us” and “our” refer to Birgo Reiturn Fund LLC, together with its consolidated subsidiaries, including Birgo Evergreen Residential Fund LP, a Delaware limited partnership (the “Operating Partnership”), of which we are the sole member of the general partner, unless the context requires otherwise. Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this offering circular and should not be relied upon.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved. You should carefully review the “Risk Factors” section of this offering circular for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition.

Important factors that may cause the forecasted results to differ include, for example:

●	Our ability to raise capital sufficient for us to conduct business according to our plans.

●	Our ability to acquire stabilized, income-oriented commercial real estate, and obtain a satisfactory income stream from those properties.

●	Our ability to maintain sufficient liquidity and our access to capital markets.

●	The effect of changing economic conditions in the United States.

●	Operating risks associated with the real estate business, including rent moratoriums, which could affect occupancy and rates at our properties.

●	Our relationships with property managers, property owners and developers.

●	Our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements.

●	Our ability to compete effectively.

●	Our ability to qualify for and continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes.

●	We have estimated the future based on a number of assumptions. Our assumptions may be wrong.

●	Changes in the law.

●	Other risks which are described under “Risk Factors.”

Except as required by securities laws, we do not promise to update forward-looking information to reflect actual results or changes in assumptions, to release publicly any revisions to any forward-looking statements, or to report events or circumstances after the date of the offering circular. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS OFFERING CIRCULAR IS REQUIRED BY LAW TO BE DELIVERED, WE INTEND TO AMEND OR SUPPLEMENT THIS MEMORANDUM ACCORDINGLY. For any forward-looking statements contained in this offering circular, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

iii

OFFERING CIRCULAR SUMMARY

This offering circular summary highlights certain information contained elsewhere in this offering circular. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire offering circular, including the “Risk Factors” section.

Q: What is Birgo Reiturn Fund LLC?

A: We are a Delaware limited liability company formed on November 2, 2021. We are externally administered and operated by our Advisor.

Q: What are your investment objectives?

A: Our investment objectives are to invest in real estate assets that will enable us to:

●	provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;

●	preserve and protect invested capital;

●	realize appreciation in net asset value (“NAV”) from proactive investment management and asset management; and

●	provide an investment alternative for Unitholders seeking to allocate a portion of their long-term investment portfolios to residential multifamily real estate.

We cannot assure you that we will achieve our investment objectives. See the “Risk Factors” section of this circular.

Q: What is your investment strategy?

A: Our investment strategy is primarily to acquire stabilized, income-oriented commercial real estate. Our portfolio principally will be comprised of multifamily properties located in the Heartland. To a lesser extent, and subject to the investment limitations described herein, we also may invest in real estate-related securities. Such investments in real estate-related securities will be made consistent with our intent to not fall within the definition of “investment company” under the Investment Company Act or otherwise in accordance with the exception from such definition provided by Section 3(c) (5)(C) of the Investment Company Act.

Q: Do you currently own any investments?

A:No, as of the date of this offering circular, we have not we have not yet broken escrow and therefore have not acquired an interest in the Operating Partnership, but the Operating Partnership has made the following investments:

●	Allegheny City Stable Lofts, 36 units of Class A Multifamily acquired in July 2022 for $11.2 million in Pittsburgh, PA

●	Sylvan Ridge Apartments, 120 units of Class B Multifamily acquired in July 2022 for $9.2 million in Pittsburgh, PA

●	Oakridge Estates, 104 units of Class B Multifamily acquired in October 2022 for $11.0 million in West Seneca, NY

●	Cedarwood Apartments, 30 units of Class B Multifamily acquired in October 2022 for 2.10 million in Lockport, NY

●	Ashwood Crossing Apartments, 23 units of Class C Multifamily acquired in October 2022 for 1.47 million in Lockport, NY

●	Maplewood East Apartments, 18 units of Class C Multifamily acquired in October 2022 for $1.18 million in Lockport, NY

●	Willow View Apartments, 15 units of Class C Multifamily acquired in October 2022 for $1.01 million in Lockport, NY

See “Prior Performance” for a discussion of our Sponsor’s prior investments.

Q: What types of properties do you intend to acquire?

A: We intend to primarily acquire stabilized but underutilized residential “workforce housing” multifamily properties in the Heartland. Please see “Investment Objectives and Strategy” for a more detailed discussion of our planned investments, including a description of these types of properties.

Q: How are the interests of the Advisor aligned with the interests of investors in this offering?

A: The principals of the Advisor are purchasing $2 million in Class C Units of the Operating Partnership. In addition, the fees that we pay the Advisor to source our investments and manage our operations are based on increases in our NAV and the returns we generate for our public Unitholders in the form of distributions and appreciation.

Q: What is a real estate investment trust, or REIT?

A: We intend to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2023. In general, a REIT is a company that:

●	combines the capital of many investors to acquire or provide financing for real estate assets;

●	offers the benefits of a real estate portfolio under professional management;

●	satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including a requirement to distribute to Unitholders at least 90% of its REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gain) each year; and

●	is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its Unitholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and Unitholder levels) that generally results from investments in a C corporation.

Q: What is a non-listed, evergreen REIT?

A: A non-listed REIT is a REIT whose units are not listed for trading on a stock exchange or other securities market. We use the term “evergreen REIT” to describe an investment vehicle of indefinite duration, whose units are intended to be sold by the REIT on a continuous basis at a price generally equal to the REIT’s prior quarter’s NAV per Unit. In our evergreen structure, after one (1) year we intend to create a plan whereby our Unitholders may request that we repurchase all or a portion of their Units on a quarterly basis, but we are not obligated to repurchase any Units and may choose to repurchase only some, or even none, of the Units that have been requested to be repurchased in any particular quarter in our discretion. We are not required to operate as a perpetual-life or evergreen entity pursuant to our governing documents. Our Manager maintains sole discretion to change our strategy as circumstances change. Subject to market conditions, our Manager may determine to pursue strategic transactions that would provide liquidity to our Unitholders, such as listing our Units on a national securities exchange, a merger into another entity or the sale or other disposition of all or substantially all of our assets, certain of which transactions would require Unitholder approval. In evaluating whether to pursue a liquidity event and which type of transaction to pursue, we expect that our Manager will take all relevant factors at that time into consideration consistent with the Manager’s fiduciary duties to our Unitholders.

Q: How do you identify investments and make decisions on whether to acquire properties? A: The Advisor has the authority to implement our investment strategy.

Q: Will you use leverage?

A: Yes. We have used leverage in our various real estate investment strategies in the past, and we expect to continue to use leverage. Our target leverage ratio after we have raised substantial proceeds in this offering and acquired a diversified portfolio of real estate investments is 50% to 75% of our gross real estate assets (measured using the greater of fair market value and cost of gross real estate assets, including equity in our real estate-related debt and securities portfolios), inclusive of property-level and entity-level debt net of cash, but excluding debt on our real estate-related debt and securities portfolios. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio. We have also placed limits in our governing documents prohibiting us from borrowing more than 400% of our net assets, which approximates borrowing 80% of the cost of our investments. We may exceed this limit if we disclose the justification for doing so to our Unitholders. Financing a portion of the purchase price of our assets will allow us to broaden our portfolio by increasing the funds available for investment. Financing a portion, which may be substantial, of the purchase price is not free from risk. Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decrease the amount of cash available for distribution to our Unitholders or other purposes. We may also be unable to refinance the debt at maturity on favorable or equivalent terms, if at all, exposing us to the potential risk of loss with respect to assets pledged as collateral for loans. Certain of our debt may be floating rate and the effective interest rates on such debt will increase when the relevant interest benchmark (e.g., LIBOR) increases. For additional information on our leverage, see “Investment Objectives and Strategy—Borrowing Policy.”

Q: Will you acquire properties and real estate-related debt in joint ventures, including joint ventures with affiliates?

A: We may acquire properties and real estate-related debt through one or more joint ventures with affiliates of the Advisor or with non-affiliated third parties. Any joint venture with an affiliate of the Advisor must be approved by Birgo as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners. In many cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We may pay fees to our joint venture partners, including incentive fees and promotes. We will not participate in joint ventures in which we do not have Unit control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act.

Q: How is an investment in your Units different from listed REITs?

A: An investment in our Units generally differs from an investment in listed REITs in a number of ways, including:

●	Units of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities will be used to determine our NAV rather than the trading market.

●	An investment in our Units has limited or no liquidity and if established, our Unit repurchase program may be modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as Units can be sold on an exchange at any time.

●	Listed REITs generally are self-managed, whereas our investment operations are managed by the Advisor.

●	A listed REIT is subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, stockholder meetings, related party transactions, stockholder approvals, and voting rights. We will not follow such governance guidelines and will be solely managed and controlled by Birgo.

Q: For whom may an investment in your Units be appropriate?

A: An investment in our Units may be appropriate for you if you:

●	meet the minimum suitability standards described above under “Suitability Standards;”

●	seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-oriented portfolio of U.S. real estate;

●	seek to receive current income through regular distribution payments;

●	wish to obtain the potential benefit of long-term capital appreciation; and

●	are able to hold your Units as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our Units will allow you to realize any of these objectives. An investment in our Units is only intended for investors who do not need the ability to sell their Units quickly in the future since we are not obligated to repurchase any Units and may choose to repurchase only some, or even none, of the Units that have been requested to be repurchased in any particular month in our discretion, and the opportunity to have your Units repurchased under our Unit repurchase program may not always be available. See “Quarterly Unit Repurchase Program.”

Q: How will you structure the ownership and operation of your assets?

A: We own, and plan to continue to own, all or substantially all of our assets through the Operating Partnership. We are the sole member of the general partner of the Operating Partnership. Birgo Special Member LLC (the “Special Limited Partner”), an affiliate of our Sponsor, owns a special limited partner interest in the Operating Partnership. In addition, each of the Advisor and the Special Limited Partner may elect to receive units in the Operating Partnership in lieu of cash for its performance participation distributions, respectively. See “Compensation.” The Advisor and the Special Limited Partner may put these units back to the Operating Partnership and receive cash unless the Manager determines that any such repurchase for cash would be prohibited by applicable law or our governing documents, in which case such Operating Partnership units will not be repurchased. The use of our Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes. The following chart shows our current ownership structure and our relationship with the principals of our Sponsor, the Advisor and the Special Limited Partner.

Q: What are the risks involved in buying your Units?

A: Investing in our Units involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our Units only if you can afford a complete loss of your investment. An investment in Units involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in Units include those listed below.

●	We have a limited operating history, and there is no assurance that we will achieve our investment objectives.

●	This is a “blind pool” offering. We have made limited investments to date and you will not have the opportunity to evaluate our future investments before we make them.

●	Since there is no public trading market for Units, repurchase of Units by us will likely be the only way to dispose of your Units. Our Unit repurchase program will provide Unitholders with the opportunity to request that we repurchase their Units on a quarterly basis, but we are not obligated to repurchase any Units and may choose to repurchase only some, or even none, of the Units that have been requested to be repurchased in any particular month in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our Manager may modify, suspend or terminate our Unit repurchase program if it deems such action to be in our best interest and the best interest of our Unitholders. As a result, our Units should be considered as having only limited liquidity and at times may be illiquid.

●	We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of our Units or Operating Partnership units to the Special Limited Partner), and we have no limits on the amounts we may pay from such sources.

●	The purchase and repurchase price for Units will generally be based on our prior quarter’s NAV (subject to the proposed guidelines as described herein) and are not based on any public trading market. While there will be independent annual appraisals of our properties, the appraisal of properties is inherently subjective and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.

●	We have no employees and are dependent on the Advisor to conduct our operations.

●	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

●	Principal and interest payments on any borrowings will reduce the amount of funds available for distribution or investment in additional real estate assets.

●	There are limits on the ownership and transferability of our Units. See “Description of Our Units—Restrictions on Ownership and Transfer.”

●	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our Unitholders could materially decrease. See “Risk Factors.”

Q: What is the per Unit purchase price?

A: Our initial Unit offering price is $100.00 per Unit. We expect to establish a per Unit net asset value (“NAV”) for the Company commencing no later than July 1, 2023. Thereafter, each Unit will be sold at the then-current transaction price, which we expect to be generally the prior quarter’s NAV per Unit for such class, plus applicable upfront selling commissions, if any. Although the offering price for Units is generally based on the prior quarter’s NAV per Unit, the NAV per Unit of such Unit as of the date on which your purchase is settled may be significantly different.

Q: How will your NAV per Unit be calculated?

A: We intend to calculate our NAV quarterly. Following the end of each full calendar quarter, beginning in July 2023, our Manager will determine the NAV for our Units using a process that reflects (1) the estimated values of commercial real estate assets and investments, and related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, economic indicators, and (b) individual appraisal reports of the underlying real estate provided by an independent valuation advisor, (2) the price of liquid assets for which third party market quotes are available, (3) other assets and liabilities valued at book value, excluding offering and organization costs which will be included upon reimbursement to our Advisor, (4) accrual of our periodic distributions, (5) accrual of the preferred return, and (6) estimated accruals of our operating revenues and expenses. See “Description of Our Units—Valuation Policies and Quarterly NAV Unit Price Adjustments.” We intend to obtain annual appraisals of our properties by an independent valuation advisor on a rotating basis, with approximately one quarter of our properties being appraised each quarter. When identified by the Advisor, individual appraisals will be updated for events that materially impact our gross asset value; however, there may be a lag in time between the occurrence of such event(s) and the determination of the impact on our gross asset value. Our NAV per Unit will be calculated by the Manager and its affiliates each quarter. The Manager is ultimately responsible for the determination of our NAV. NAV is not a measure used under generally accepted accounting principles in the United States (“GAAP”), and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Description of Our Units—Valuation Policies and Quarterly NAV Unit Price Adjustments” for more information regarding the calculation of our NAV per Unit of each class and how our properties and securities will be valued.

Q: Is there any minimum investment required?

A: The minimum subscription amount in this Offering is $5,000.  An investor may: (a) purchase Units at the then current offering price ($100 per Unit until the NAV has been established, then the NAV) for cash at subscription; or (b) commit to purchase $5,000 in Units by making an initial payment of $500 or more for Units (the “Initial Payment”) at the then current offering price; and concurrently enrolling in autopay to make recurring payments of no less than $100 per month for such number of months as shall be necessary for a total investment of no less than $5,000 (the “Autopay Option”). The recurring autopayments will be used to purchase additional Units (including fractional Units) as payments are received at the then current NAV (or if the NAV has yet to have been established, $100 per Unit). See “The Autopay Option”.

After an investor makes an initial subscription, the minimum number of Units that an investor may purchase in any subsequent investment transaction is one Unit. The minimum subsequent investment amount will not apply to purchases made under the distribution reinvestment plan that the Company adopted on October 1, 2022 (the “DRIP”). In addition, our Manager may elect to accept smaller investments in its discretion.

Q: What is a “best efforts” offering?

A: This offering is being conducted by the Company on a “best efforts, $100,000 or none” basis. A “best efforts” offering means that the we are only required to use its best efforts to sell the Units. When Units are offered on a “best efforts” basis, no person has a firm commitment or obligation to purchase any of the Units. Therefore, we cannot guarantee that any minimum number of Units will be sold. However, no Units will be sold unless we sell at least $100,000 of Units.

Q: What is the expected term of this offering?

A: We expect to offer our Units until the earlier of September 26, 2023, which is one year from the qualification date of this offering, or the date on which the maximum offering amount has been raised; provided, however, that our Advisor may terminate this offering at any time or extend the offering. If we decide to extend the offering beyond one year from the date of this offering circular, we will provide that information in an offering circular supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial qualification date.

Q: When may I make purchases of Units?

A: Subscriptions to purchase our Units may be made on an ongoing basis, but investors may only purchase our Units pursuant to accepted subscription orders based on the prior quarter’s NAV after the NAV has been established.

Q: What is the Autopay Option?

A: The Autopay Option allows you to invest in Units by committing to purchase at least $5,000 in Units by making an initial payment of $500 or more for Units (the “Initial Payment”) at the then current offering price; and concurrently enrolling in autopay to make recurring payments of no less than $100 per month for such number of months as shall be necessary for a total investment of no less than $5,000. The recurring autopayments will be used to purchase additional Units (including fractional Units) as payments are received at the then current NAV (or if the NAV has yet to have been established, $100 per Unit). If you fail to complete your autopay obligations, the Company will have the option to repurchase your Units at 50% of their original purchase price. If you select the Autopay Option, your recurring autopayments will cease on the earlier of (i) your cancelation of the autopayments after your payments have reached your initial commitment, or (ii) 180 calendar days after September 26, 2025, unless, at the time payments are due to purchase Units: (a) the Company has a new offering statement qualified that includes as part of such new offering statement any unsold Units covered by this offering statement, the amount of which are identified as being included on the cover page of the new offering circular or the latest amendment; and (b) the Company is current in its annual and semiannual filings pursuant to Rule 257(b) (§ 230.257(b)).  If this Autopay Option is terminated as provided in the previous sentence, Investor shall have no further right or obligation to purchase Units and Investor shall not be liable for failure to purchase the Minimum Amount. The Company also reserves the right to change the terms and conditions of this Autopay Option upon 30 days prior written notice to Investor if required to comply with applicable laws.

Q: After the Company begins NAV calculations, when will the transaction price be available?

A: Generally, within 30 calendar days after the last calendar day of each quarter, we intend to determine our NAV per Unit as of the last calendar day of the prior calendar quarter. However, in certain circumstances, the transaction price will not be made available until a later time. We will disclose the transaction price for each quarter when available in an amendment on our website at www.reiturn.com. Investors will pay the most recent publicly announced transaction price as of the date of their subscription.  Subscriptions received prior to an updated NAV per Unit calculation will be executed at a price equal to our last published NAV per Unit, even if settlement occurs after we have published an updated NAV per Unit. In other words, the purchase price for the units will be based on the NAV per Unit that was in effect at the time the subscription was received.  See “Plan of Distribution—How to Invest.”

Q: May I withdraw my subscription request once I have made it? A: No. Subscriptions can be accepted immediately.

Q: When will my subscription be accepted?

A: Completed subscription requests will be accepted immediately upon submission and approval through our platform website at www. reiturn.com (the “Reiturn Fund Platform”), once the subscription is accepted it cannot be withdrawn.

Q: Will I receive distributions and how often?

A: We intend to declare distributions on distribution dates established by our Manager and to pay such distributions on a quarterly basis. Any distributions we make will be at the discretion of our Manager, considering factors such as our earnings, cash flow, capital needs and general financial condition. As a result, our distribution rates and payment frequency may vary from time to time. You will not be entitled to receive a distribution if your Units are repurchased prior to the applicable time of the distribution date. Our Manager’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our Unitholders of at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Our Units—Distributions” and “U.S. Federal Income Tax Considerations.” There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of our Units or Operating Partnership units), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in the DRIP, the extent to which the Advisor elects to receive its Operating Partnership Units and the Special Limited Partner elects to receive distributions on its performance participation interest in Operating Partnership units, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your Units. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering.

Q: Will the distributions I receive be taxable as ordinary income?

A: The federal income tax treatment of distributions that you receive, including cash distributions that are reinvested pursuant to the DRIP, will depend upon the extent they are paid from our current or accumulated earnings and profits and, accordingly, treated as dividends and upon whether any portion of such distributions are designated as qualified dividend income or capital gain dividends, both of which are subject at capital gains rates that do not exceed 20% for non-corporate Unitholders. Distributions from REITs that are treated as dividends but are not designated as qualified dividend income or capital gain dividends are treated as ordinary income. Under the legislation commonly referred to as the Tax Cuts and Jobs Act, the rate brackets for non-corporate taxpayer’s ordinary income are adjusted, the top tax rate is reduced from 39.6% to 37%, and ordinary REIT dividends generally are taxed at even lower effective rates. Under the Tax Cuts and Jobs Act, for taxable years beginning after December 31, 2017 and before January 1, 2026, distributions from REITs that are treated as dividends but are not designated as qualified dividends or capital gain dividends are taxed as ordinary income after deducting up to 20% of the amount of the dividend in the case of U.S. non-corporate Unitholders. Dividends received from REITs are generally not eligible to be taxed at the lower capital gain rates applicable to individuals for “qualified dividend income” from C corporations (i.e., corporations generally subject to U.S. federal corporate income tax). In certain circumstances, we may designate a portion of our distributions as qualified dividend income, e.g., if we receive qualified dividends, but we do not expect to designate a substantial portion of our distributions as qualified dividend income. In addition, we may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. A portion of your distributions may be considered return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your Units are repurchased, you sell your Units or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “U.S. Federal Income Tax Considerations.”

Q: May I reinvest my cash distributions in additional Units?

A: Yes. We adopted our DRIP on October 1, 2022, whereby Unitholders may elect to have their cash distributions automatically reinvested in additional Units. If you participate in our DRIP, the cash distributions attributable to Units that you own will be automatically invested in additional Units. The purchase price for Units purchased under our DRIP will be equal to the transaction price for such Units at the time the distribution is payable. Unitholders will not pay upfront selling commissions when purchasing Units under our DRIP. Participants may terminate their participation in the DRIP with ten business days’ prior written notice to us. See “Description of Our Units—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us.

Q: Can I request that my Units be repurchased?

A: We intend that you will be able to do so after we have been operating for a year. However, while Unitholders may after the first year of ownership request on a quarterly basis that we repurchase all or any portion of their Units pursuant to our Unit repurchase program, we are not obligated to repurchase any Units and may choose to repurchase only some, or even none, of the Units that have been requested to be repurchased in any particular quarter in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, Unit repurchases may not be available each quarter. Under our Unit repurchase program, to the extent we choose to repurchase Units in any particular quarter, we will only repurchase Units as of the opening of the last calendar day of that quarter (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date, except that Units that have not been outstanding for at least two years will be repurchased at 95% of the transaction price and Units that have not been outstanding for at least three years will be repurchased at 98% of the transaction price (an “Early Repurchase Deduction”). Repurchases of our Units will be made quarterly upon written request to us at least 30 days prior to the end of the applicable quarter and will be made within 45 days of the end of the applicable quarter, which we refer to as the repurchase date. The Early Repurchase Deduction will not apply to Units acquired through our DRIP. Unitholders may withdraw their repurchase request any time prior to the repurchase date. If we agree to honor a repurchase request, the Units to be repurchased will cease to accrue distributions or have voting rights as of the repurchase date. If we are unable to honor a repurchase request, you can (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchase can be made pursuant to the limitation of the repurchase program when sufficient funds are available. The Company intends to limit the number of units to be repurchased during any calendar year to 5.0% of the weighted average number of units outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). In the event that we determine to repurchase some but not all of the Units submitted for repurchase during any quarter, Units repurchased at the end of the quarter will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the Unit repurchase program, as applicable. The vast majority of our assets will consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of our Units), and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our Units is in the best interests of the company as a whole, then we may choose to repurchase fewer Units than have been requested to be repurchased, or none at all. Further, our Manager may modify, suspend or terminate our Unit repurchase program if it deems such action to be in our best interest and the best interest of our Unitholders. If the transaction price for the applicable quarter is not made available by the tenth business day prior to the last business day of the quarter (or is changed after such date), then no repurchase requests will be accepted for such quarter and Unitholders who wish to have their Units repurchased the following quarter must resubmit their repurchase requests. See “Quarterly Unit Repurchase Program.”

Q: Will I be notified of how my investment is doing?

A: Yes. We will provide you with periodic updates on the performance of your investment with us, including:

●	three quarterly financial reports and investor statements; and

●	an annual report.

Depending on legal requirements, we may post this information on our website, www.reiturn.com, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov. Our quarterly price per Unit will be posted on our website promptly after it has become available.

Q: What fees do you pay to the Advisor and its affiliates?

A: We pay the Advisor, the Special Limited Partner and their affiliates the fees and expense reimbursements described below in connection with performing services for us. We intend to pay the Advisor separate fees for property acquisitions, dispositions and financings. We will also reimburse the Advisor and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by the Advisor and its affiliates.

●	Performance Participation Interest—30% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up.

●	Property Management Fee—5% of gross revenue at the property level. These property-level management fees to affiliated property managers will be in addition to the fee compensation and reimbursement compensation payable to Advisor under the Advisory Agreement.

●	Property Acquisition/Disposition Fee—3% of the gross purchase price and 1% of the gross sales price.

●	Financing Fee—1% of the loan amount for property purchased; 1% for refinancing of debt.

Q: What are your policies related to conflicts of interests with Birgo?

A: Conflicts of interest exist and may arise in the future as a result of the relationships between Birgo and officers, members and managers, on the one hand, and the Unitholders, on the other hand. There may be instances where your interests as Unitholders diverge from those of Birgo which could result in conflicts of interest. In resolving these conflicts, the Advisor and its officers, members and managers have a fiduciary duty to our Unitholders. The Advisor and its officers, members and managers may consider any factors they determine in good faith to consider when resolving a conflict. An independent third party is not required to evaluate the resolution. As a result of the foregoing, there may be instances where any such conflicts are resolved in a manner which favors the interests of Birgo and its other funds and their investors over our Unitholders.

Q: Are there any limitations on the level of ownership of Units?

A: Our governing documents contain restrictions on the number of Units any one person or group may own. Specifically, we will not permit any person or group to own more than 9.8% in value or number of Units, whichever is more restrictive, of our outstanding Units, and attempts to acquire our Units in excess of the 9.8% limits would not be effective without an exemption from these limits (prospectively or retroactively) by our Manager. These limits may be further reduced if our Manager waives these limits for certain holders. See “Description of Unit—Restrictions on Ownership and Transfer.” These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your Units. See “Risk Factors—Risks Related to This Offering and Our Organizational Structure” for additional discussion regarding restrictions on Unit ownership.

Q: Are there any ERISA considerations in connection with an investment in our Units?

A: The section of this offering circular captioned “ERISA Considerations” describes the effect that the purchase of Units will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code. ERISA is a federal law that regulates certain employer-sponsored benefit plans. The Code contains similar provisions applicable to IRAs and certain other benefit plans. Any benefit plan investor considering purchasing Units for a retirement plan or an individual retirement account (“IRA”), should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law. See “Risk Factors—Retirement Plan Risks” and “ERISA Considerations.”

Q: Are there any Investment Company Act of 1940 considerations?

A: We intend to engage primarily in the business of investing in real estate and to conduct our operations, directly and through wholly or majority- owned subsidiaries, so that neither we, the Operating Partnership nor any of the subsidiaries of the Operating Partnership is required, as such requirements have been interpreted by the SEC, to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

●	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

●	under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.”

The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We intend to acquire real estate, and real estate-related securities directly, primarily by acquiring fee interests in real property. We may also make investments indirectly through joint venture entities, including joint venture entities in which we do not own a controlling interest. We plan to conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets. We intend to conduct our operations so that we, the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership will comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in the Operating Partnership and in these subsidiaries of the Operating Partnership (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we, the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act. In addition, we believe that neither we, the Operating Partnership nor any of the wholly or majority-owned subsidiaries of the Operating Partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they do not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, the Operating Partnership and the subsidiaries of the Operating Partnership are primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our and the Operating Partnership and its subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act. We determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority- owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us. If we, the Operating Partnership or any of the wholly or majority-owned subsidiaries of the Operating Partnership would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption generally requires that at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets). We classify our assets for purposes of our 3(c)(5) (C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act. For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we control. We will treat any investments in real estate-related securities, as described on pages 2 and 4 of this offering circular, as real estate-related assets, for purposes of determining whether we satisfy the 55%/25% test. Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in non-controlling equity interests in real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration. Our Manager has made a finding pursuant to Rule 3a-2 under the Investment Company Act related to our ability to operate as a transient investment company for a period not to exceed one year from September 26, 2022. A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy. To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

Q: When will I get my detailed tax information?

A: In the case of certain U.S. Unitholders, we expect your IRS Form 1099-DIV tax information, if required, made available no later than January 31 of each year.

Q: Who can help answer my questions?

A: If you have more questions about this offering or if you would like additional copies of this offering circular, you should contact the Advisor by reaching out to InvestorRelations@birgo.com.

RISK FACTORS

An investment in our Units involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing Units. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATED TO AN INVESTMENT IN BIRGO REITURN FUND LLC

Absence of operating history.

Birgo Reiturn Fund LLC is newly formed and has no operating history, however our Sponsor has experience that is relevant to the investment objectives and investment strategy. While we will provide you with information on a regular basis regarding our real estate investments after they are acquired, we will not provide you with a significant amount of information, if any, for you to evaluate our future investments prior to our making them. Since we currently have not identified all of the investments we intend to purchase, this offering is considered to be a “blind pool” offering. You will not be able to evaluate the economic merit of our future investments until after such investments have been made. As a result, an investment in our Units is speculative.

Because no public trading market for your Units currently exists, it will be difficult for you to sell your Units and, if you are able to sell your Units, you will likely sell them at a substantial discount to the public offering price.

Our LLC Agreement does not require our Manager to seek Unitholder approval to liquidate our assets by a specified date, nor does our LLC Agreement require our Manager to list our Units for trading on a national securities exchange by a specified date. There is no public market for our Units. While we and our affiliates may explore developing a secondary trading market for our Units, it is possible that we will not be able to, or will decide not to, develop such a market. Our LLC Agreement prohibits the ownership of more than 9.8% in value or number of our Units, whichever is more restrictive unless exempted by our Manager, which may inhibit large investors from purchasing your Units. Following the conclusion of this offering, in its sole discretion, including to protect our operations and our remaining Unitholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our Manager could amend, suspend or terminate our Unit repurchase program without notice. Further, the Unit repurchase program includes numerous restrictions that would limit your ability to sell your Units. We describe these restrictions in more detail under “Quarterly Unit Repurchase Program”. Therefore, it will be difficult for you to sell your Units promptly or at all. If you are able to sell your Units, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your Units would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our Units, you should purchase our Units only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments or are delayed in finding suitable investments we may not be able to achieve our investment objectives or pay distributions in a timely manner, or at all.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Advisor to identify and recommend loan origination opportunities and equity investments for the Manager to implement for us. In some cases, we may also depend upon the performance of third-party loan servicers to service our loan investments. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our Units, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in the Company. You must rely entirely on the management abilities of our Manager and the loan servicers our Advisor recommends to the Manager and which our Manager may select.

To the extent that our Manager’s and/or Advisor’s real estate and debt finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, because we are raising a “blind pool” whereby we are not committed to investing in any particular assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms.

We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions, and we may not be able to meet our investment objectives.

We may allocate the net proceeds from this offering to investments with which you may not agree.

We will have significant flexibility in investing the net proceeds of this offering. You will be unable to evaluate the manner in which the net proceeds of this offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this offering to invest in investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns and could cause the value of our Units to decline.

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our LLC Agreement permits us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments, and your overall return may be reduced.

There is a risk that you may not receive distributions or that distributions may not grow over time.

We intend to make distributions, on a quarterly basis out of assets legally available to our Unitholders in amounts such that all or substantially all of our REIT taxable income in each year, subject to certain adjustments, is distributed. We have not established a minimum distribution payment level and the amount of our distributions will fluctuate. Our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this offering circular. All distributions will be made at the discretion of our Manager and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our Manager may deem relevant from time to time. Among the factors that could adversely affect our results of operations and impair our ability to pay distributions to our Unitholders are:

●	the profitability of the investment of the net proceeds of this offering;

●	our ability to make profitable investments;

●	margin calls or other expenses that reduce our cash flow;

●	defaults in our asset portfolio or decreases in the value of our portfolio; and

●	the fact that anticipated operating expense levels may not be accurate, as actual results may vary from estimates.

A change in any one of these factors could affect our ability to make distributions. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions.

We may not be able to make distributions in the future or our Manager may change our distribution policy in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to pay distributions in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital reduces the basis of a Unitholder’s investment in our Units to the extent of such basis, and is treated as capital gain thereafter.

Future disruptions in the financial markets or deteriorating economic conditions could adversely impact the investment real estate market as well as the market for debt and equity-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

Our portfolio of real estate-related investments may be significantly impacted by economic conditions. (See “Risks Related to Our Units and Investments”). The value of the collateral securing or underlying any investment we make could decrease below our investment or outstanding principal amount of such investment. In addition, revenues on the properties and other assets underlying any investments we may make could decrease, making it more difficult for borrowers or operators to meet their payment obligations to us. Each of these factors would increase the likelihood of default and foreclosure, which would likely have a negative impact on the value of our investment.

More generally, the risks arising from the financial market and economic conditions are applicable to all of the investments we may make. The risks apply to commercial mortgage, mezzanine or bridge loans and any equity or preferred equity investments we may make. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

This is a blind pool offering as we have not identified all of the investments we intend to make. As such, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

This is a blind pool offering as we have not identified all of the investments we intend to make. As such, you will not be able to evaluate the merits of any specific future investments that we may make. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in commercial real estate and other real estate-related assets. Except as noted above, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Advisor to make recommendations to our Manager to select suitable and successful investment opportunities. Furthermore, our Manager will have broad discretion in implementing policies regarding mortgagor creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to sell up to $75,000,000 of our Units in this follow-on offering less the amount sold in the initial offering during the 12-month period prior to the commencement of the follow-on offering. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our Units will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain filings with the SEC, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Our investments may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of investments in the manner described in this offering circular, we are not required to observe specific diversification criteria. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. To the extent that our portfolio is concentrated in any one geographic region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our Units and, accordingly, may reduce our ability to pay distributions to you.

Any adverse changes in our Sponsor’s financial health or our relationship with our Sponsor or its affiliates could hinder our operating performance and the return on your investment.

At this early stage in its development, our Sponsor has funded substantially all of its operations with proceeds from private financings. To meet its financing requirements in the future, it may raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict our Sponsor’s business activities and options. Additional funding may not be available to it on favorable terms, or at all. If our Sponsor is unable to obtain additional funds, it may be forced to reduce or terminate its operations. Any inability for our Sponsor to fund its operations could have a substantial and deleterious effect on our business and operations.

We have engaged our Advisor to manage our operations and our portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate-related assets. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance and advice of our Advisor and its affiliates as well as their real estate and debt finance professionals in the identification and acquisition of investments, the management of our assets, and operation of our day-to-day activities. Any adverse changes in our Advisor’s financial condition could hinder our Advisor’s ability to successfully manage our operations and our portfolio of investments.

We are dependent on our Manager and our Advisor’s key personnel for our success.

Our future depends, in part, on our Manager and Advisor’s continued contributions and on the continued contributions of its executive officers, members of its investment committee, and our Sponsor key personnel, each of whom would be difficult to replace. In particular, Andrew Reichert, Shannon Reichert, Daniel Croce, and Josh Fischer are critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Andrew Reichert, Shannon Reichert, Daniel Croce, and Josh Fischer or other executive officers or key personnel and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

In addition, we can offer no assurance that our Advisor will remain our investment manager. If our Advisor does not remain our investment manager, and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through the Reiturn Fund Platform, which makes an investment in us more speculative.

We will conduct this offering through the Reiturn Fund Platform, which is operated by our Advisor. Our Advisor has sponsored other real estate investment opportunities under other formats prior to this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our Units to investors through the Reiturn Fund Platform. If we are not successful in selling our Units through the Reiturn Fund Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. Additionally, given the different regulatory regime and advertising restrictions placed on this type of offering from offerings accomplished on the Reiturn Fund Platform in the past, it is crucial to the success of this offering that this offering be properly segregated from the other offerings on the Reiturn Fund Platform. If we are unsuccessful in implementing this investment strategy, you could lose all or a part of your investment.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction providing liquidity to Unitholders in the future, our LLC Agreement does not require our Manager to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our Units on a national securities exchange, delay developing a secondary trading market, or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets. If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on Unitholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction or delay such a transaction due to market conditions, your Units may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments without Unitholder consent.

Our Manager may change our targeted investments and asset allocation based on the recommendation of our Advisor at any time without the consent of our Unitholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our Units and our ability to make distributions to you. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this offering circular.

We intend to qualify as a domestically controlled REIT, but there can be no assurances that we will always do so. In the event we do not qualify as a domestically controlled REIT, a non-U.S. investor who sells class A investor units for a gain would generally be subject to tax under the Foreign Investment in Real Property Tax Act (FIRPTA) if our offering does not qualify as a “domestically controlled REIT,” meaning a REIT in which less than 50% of the value of the outstanding Units are owned by non-US persons.

We have limited operating capital, assets and revenue from operations.

We have limited operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in our bankruptcy or other events which would have a material adverse effect on us and the value of our Units. We have limited assets and financial resources, so such adverse event could put your investment dollars at significant risk.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The real estate investment market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our operating results.

Our principal competitors include major financial institutions, private equity funds, real estate investment trusts, insurance companies, and private investment funds.

We may not be able to compete successfully with those competitors for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding project loans may be adversely affected.

We will rely on third parties to operate the Reiturn Fund Platform. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all.

Any significant disruption in service on the Reiturn Fund Platform or in its computer or communications systems could reduce its attractiveness and result in a loss of users.

We will conduct this offering through the Reiturn Fund Platform, which is operated and supported by a number of third parties. The success of this offering depends on our ability to sell Units through the Reiturn Fund Platform. If a catastrophic event resulted in a Reiturn Fund Platform outage and physical data loss, the Reiturn Fund Platform’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of the Reiturn Fund Platform’s technology and its underlying hosting services infrastructure are critical to the operations, level of customer service, reputation and ability to attract new users and retain existing users. There is no guarantee that access to the Reiturn Fund Platform will be uninterrupted, error-free or secure. Any interruptions or delays in the Reiturn Fund Platform’s service, whether as a result of an error by a third-party provider, the Advisor’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to maintain accurate accounts, and could harm the Advisor’s relationships with its users and the Manager’s reputation. Additionally, in the event of damage or interruption, the Advisor’s insurance policies may not adequately compensate the Advisor for any losses that we may incur. Any of these factors could damage the Advisor’s and our brand and reputation and cause users to abandon the Reiturn Fund Platform.

Our Manager’s and Advisor’s due diligence of potential investments may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Before making an investment, our Manager by and through our Advisor assesses the strengths and weaknesses of the originator or issuer of the asset as well as other factors and characteristics that are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager relies on our Advisor and the resources available to it and, in some cases, an investigation by third parties. There can be no assurance that our Manager’s and Advisor’s due diligence process will uncover all relevant facts or that any investment will be successful.

Future offerings of debt securities, which would rank senior to our Units upon our liquidation, and future offerings of equity securities, which would dilute our existing Unitholders and may be senior to our Units for the purposes of dividend and liquidating distributions, may cause the value of our Units to decline.

In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred units, if any, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our Units. Additional equity offerings may dilute the holdings of our existing unitholders or cause the value of our Units to decline, or both. Our preferred units, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay distributions to the holders of our Units. Sales of substantial amounts of our Units, or the perception that these sales could occur, could have a material adverse effect on the price of our Units. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings, if any. Thus, holders of our Units will bear the risk of our future offerings reducing the value of our Units and diluting the value of their unit holdings in us.

If we choose to raise debt capital and there is an economic slowdown or recession that would force us to liquidate, this debt would be paid back prior to distributions on our equity. Further, if we incur debt, we may choose to pay back such debt rather than offering unit repurchases to our Unitholders. If we prioritize paying debt over offering unit repurchases, fewer, if any, funds would be available for unit repurchases and your investment would be less liquid.

Risks Related to the Investment Platform

The Reiturn Fund Platform may not operate as we anticipate.

We intend to distribute our Units to the public exclusively through the Reiturn Fund Platform. We also expect that the Reiturn Fund Platform will be a source of investment leads for the Company. We anticipate that we will be able to use the Reiturn Fund Platform to sell our Units. If the Reiturn Fund Platform experiences technical challenges that inhibit our ability to sell Units through the Reiturn Fund Platform, we may need to implement more manpower-intensive strategies to sell our Units or source investments, which could lead to an increase in expenses and a corresponding decrease in the value of our Units.

If the security of our investors’ confidential information stored in the Reiturn Fund Platform is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The Reiturn Fund Platform may store investors’ bank information and other personally-identifiable sensitive data. Any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Reiturn Fund Platform and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and real estate companies to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, could result in a loss of investors, and the value of your investment in us could be adversely affected.

If our Sponsor or Manager were to enter bankruptcy proceedings, the operation of the Reiturn Fund Platform and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account may be subject to the bankruptcy.

The success of this offering depends on our ability to sell Units through the Reiturn Fund Platform. If our Sponsor or Manager were to enter bankruptcy proceedings or were to cease operations, we would be required to find other ways to meet obligations regarding our operations and business. Pursuing such alternatives could harm our operations and business by resulting in delays in the disbursement of distributions or the filing of reports or requiring us to pay significant fees to another company that we engage to perform services for us.

Risks Related to Compliance and Regulation

We are offering our Units pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Units less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements, which may make our Units less attractive to investors who are accustomed to traditional initial public offering, which have enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Units, we may be unable to raise the necessary funds to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our Units.

Under Section 107 of the JOBS Act, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standard that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a) (2)(B). By electing to extend the transition period for complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with all public accounting standards.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75,000,000 of our Units in this follow-on offering less the amount sold in the initial offering during the 12-month period prior to the commencement of the follow-on offering, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report as long as we are a Tier 2 issuer. We conducted an evaluation of our internal controls and believe we have the necessary framework in place. However, internal controls have inherent limitations. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by our internal controls. However, we believe that our internal controls are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, or GAAP.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

We may not be successful in availing ourselves of the Investment Company Act exclusion, and even if we are successful, the exclusion would impose limits on our operations, which could adversely affect our operations.

We intend to conduct our operations so that neither we nor any subsidiaries we establish will be required to register as an investment company under the Investment Company Act. We anticipate that we will hold real estate and real estate-related assets described below, although in certain cases we may hold them through wholly-owned or majority-owned subsidiaries.

We intend to conduct our operations so that we and any subsidiaries we create will not be required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the SEC, requires us to invest at least 55% of our assets in Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.

We expect to use a significant majority of the net proceeds from this offering to invest and hold at least 55% of our total assets in Qualifying Real Estate Assets. In addition, we intend to hold at least 80% of our total assets in a combination of Qualifying Real Estate Assets and real estate-related assets that are related to one or more underlying commercial real estate projects. These real estate-related assets may include assets such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects; and, in certain cases when we have excess cash, interests in publicly traded REITs.

To classify the assets held by us or any of our subsidiaries as Qualifying Real Estate Assets or real estate-related assets, we will rely on no-action letters and other guidance published by the staff of the SEC regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as Qualifying Real Estate Assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the staff of the SEC provides more specific guidance regarding any of the matters bearing upon our exclusion from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the staff of the SEC could further inhibit our ability to pursue the strategies that we have chosen.

To the extent we choose to hold our real estate investments through subsidiaries, we may rely on Section 3(c)(6) of the Investment Company Act rather than Section 3(c)(5)(C). Section 3(c)(6) of the Investment Company Act excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act. The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business. The staff of the SEC has issued little additional interpretive guidance with respect to Section 3(c)(6).

In the event we choose to rely on Section 3(c)(6), we intend that more than 55% of our assets would be held in, and more than 55% of our income would be derived from, a combination of our interests in our majority-owned subsidiaries and Qualifying Real Estate Assets. Our majority-owned subsidiaries would rely on Section 3(c)(5)(C), described above. Based on these holdings, we believe that we would not be considered an investment company for purposes of Section 3(c)(6) of the Investment Company Act. Consequently, we expect we would be able to conduct our operations such that we would not be required to register as an investment company under the Investment Company Act.

If the staff of the SEC were to disagree with our approach to our compliance with Section 3(c)(6), we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.

In connection with our Section 3(c)(6) analysis, the determination of whether an entity is a majority-owned subsidiary of the Company will be made by us. Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We have not asked the staff of the SEC for confirmation of our analysis, of our treatment of such interests as voting securities, or of whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the staff of the SEC could disagree with any of our determinations. If the staff of the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.

Although we will monitor our holdings and income in an effort to comply with Section 3(c)(5)(C) and/or Section 3(c)(6) and related guidance, there can be no assurance that we will be able to remain in compliance or to maintain our exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our Units, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our NAV, the amount of funds available for investment and our ability to pay distributions to our Unitholders could be materially adversely affected.

As internet commerce develops, federal and state governments may adopt new laws to regulate internet commerce, which may negatively affect our business.

As internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our business and the Reiturn Fund Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws. The cost to comply with such laws or regulations could be significant and would increase our operating expenses which could negatively impact our ability to make loans or other real estate investments. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the internet.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the PATRIOT Act, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Department of Treasury to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network, or FinCEN, an agency of the Department of Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our Units to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective unitholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective unitholder to produce any information required for verification purposes, an application for, or transfer of, our Units may be refused. We will not have the ability to reject a transfer of our Units where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our LLC Agreement, are satisfied.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation (as defined below) provides that the assets of an entity will not be deemed to be the assets of an employee benefit plan if equity participation in the entity by benefit plan investors, including employee benefit plans, is not “significant.” The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. Because we are relying on this exemption, we will not accept investments from benefit plan investors equal to or over 25% of the value of any class of equity interest. If repurchases of Units cause us to go equal or exceed 25%, we may repurchase Units of benefit plan investors without their consent until we are under the 25% limit. See the section of this offering circular captioned “ERISA Considerations” for additional information regarding the Plan Assets Regulation.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager, our Advisor, and its affiliates.

Our executive officers are principals in our Manager and our Advisor and/or their respective affiliates, which provide asset management and other services to our Manager and us. Prevailing market rates are determined by management based on industry standards and expectations. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in the Company’s transactions with our Manager, Advisor and their affiliates, and the limitations on such parties adopted to address these conflicts of interest, as described below. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to Unitholders and the value of our Units.

The interests of our Manager, Advisor, their principals and their other affiliates may conflict with your interests.

Our LLC Agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of our Manager, its principals and its other affiliates. This risk is increased by our Manager being wholly owned by our Advisor and controlled by Andrew Reichert, who is the principal of our Advisor and who participates, or expects to participate, directly or indirectly in other offerings by our Advisor and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	Our Manager, Advisor, their principals and/or their other affiliates may continue to originate and offer other real estate investment opportunities, including additional blind pool equity offerings similar to this offering, through the Reiturn Fund Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	affiliates of our Manager may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with the affiliates to acquire these investments. Our Manager, Advisor and our officers may choose to allocate favorable investments to its affiliates instead of to us. The ability of our Manager, its officers and individuals providing services to our Manager to engage in other business activities may reduce the time our Manager spends managing us;

●	during turbulent conditions in the real estate industry, distress in the credit markets or other times when we will need focused support and assistance from our Advisor, other entities for which our Advisor also acts as an investment manager will likewise require greater focus and attention, placing our Advisor’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our Advisor did not act as a manager for other entities;

●	we pay our Advisor substantial management fees regardless of the performance of our portfolio. Our Advisor’s entitlement to substantial nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our Unitholders and the value of our Units;

●	our Advisor is entitled to a one and one-quarter percent (1.25%) asset management fee based on the NAV per annum payable quarterly. As a result, our Manager may have an incentive to seek debt financing in order to increase assets under management and earn the increased asset management fee;

●	an affiliate of our Advisor may earn origination or acquisition fees for the real estate-related investments acquired by the Operating Partnership;

●	brokerage fees may be collected or paid to Advisor;

●	our Manager, its principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits, return fees or compensation from any other business owned and operated by our Manager, its principals and/or its other affiliates for their own benefit;

●	we may engage our Manager or affiliates of our Manager to perform services that may or may not be at prevailing market rates. Contractual rates are determined by our Manager and affiliates based on industry standards and expectations of what our Manager would be able to negotiate with a third party on an arm’s length basis and are intended to approximate prevailing market rates, but there can be no assurances that the contracts are in fact consistent with the prevailing market rates or terms; and

●	our Manager, its principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

We have agreed to limit remedies available to us and our Unitholders for actions by our Manager.

In our LLC Agreement, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to Unitholders because they restrict the remedies available to them for actions that might constitute breaches of duty and could reduce Unitholder returns. By purchasing our Units, you will be treated as having consented to the provisions set forth in our LLC Agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under our LLC Agreement because of our desire to maintain our ongoing relationship with our Manager.

By purchasing Units in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

By purchasing Units in this offering, you agree to be bound by the arbitration provisions contained in Section 6 of our subscription agreement. Such arbitration provision provides that either party may elect and require that any “Claim” (as defined in the subscription agreement) relating to this offering, including claims arising under federal securities and the rules and regulations thereunder, be submitted to binding arbitration and, among other things, limits the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis. While not mandatory, in the event that we elect to invoke the arbitration clause of Section 6, your right to seek redress in court would be severely limited. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration. Nevertheless, it is not certain that all arbitration provisions will be enforceable. If any portion of the arbitration provisions is deemed invalid or unenforceable, the remaining arbitration provisions shall nevertheless remain in force. In addition, you are not deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder by agreeing to the arbitration provisions in the subscription agreement. See the form of subscription agreement, Section 6 – Governing Law; Jurisdiction, attached hereto at Exhibit 4a to this offering circular.

If our Sponsor establishes additional REITs and other Reiturn Fund Platform investment opportunities in the future, there may be conflicts of interests among the various REIT offerings.

Our Sponsor and our Manager may sponsor and manage additional REIT offerings in the future, and continue to offer investment opportunities through the Reiturn Fund Platform, including offerings that will acquire or invest in commercial real estate assets. These additional REITs may have investment criteria that compete with us. Except under any policies that may be adopted by our Manager or Sponsor, no REIT (including us) or Reiturn Fund Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

●	engaging in the same or similar activities or lines of business as any other REIT or Reiturn Fund Platform investment opportunity;

●	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any REIT or Reiturn Fund Platform investment opportunity;

●	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any REIT or Reiturn Fund Platform investment opportunity;

●	establishing material commercial relationships with another REIT or Reiturn Fund Platform investment opportunity; or

●	making operational and financial decisions that could be considered to be detrimental to another REIT or Reiturn Fund Platform investment opportunity.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT more than another REIT or limit or impair the ability of any REIT to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT that such arrangements or agreements include or not include another REIT, as the case may be. Any of these decisions may benefit one REIT more than another REIT.

The conflicts of interest policy we have adopted may not adequately address all of the conflicts of interest that may arise with respect to our activities and is subject to change or suspension.

In order to avoid any actual or perceived conflicts of interest among the REITs and with our Manager’s or Advisor’s officers and affiliates, we have adopted a conflicts of interest policy to specifically address some of the conflicts relating to our activities. There is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to us. Our Manager may modify, suspend or rescind our conflicts of interest policy, including any resolution implementing the provisions of the conflicts of interest policy, in each case, without a vote of our Unitholders.

Risks Related to Our Units and Investments

Investing in our Units may involve a high degree of risk.

The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, are subject to credit risk, interest rate, and market value risks, among others, and therefore an investment in our Units may not be suitable for someone with lower risk tolerance.

The Autopay Option has an additional risk of default

If you elect to invest by using the Autopay Option, you will have an additional risk. If you default in your autopay obligations for any reason, the Company will have the right to purchase the Units you own for a price equal to 50% of the purchase price you paid for those Units. See “The Autopay Option”.

We may not realize income or gains from our investments.

We invest to generate both current income and capital appreciation. The investments we invest in may, however, not appreciate in value and, in fact, may decline in value, and the debt securities we invest in may default on interest or principal payments. Accordingly, we may not be able to realize income or gains from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

Our investments in multifamily real estate and other real estate-related assets will be subject to the risks typically associated with real estate.

Our investments will be subject to the risks typically associated with real estate.

The value of real estate may be adversely affected by a number of risks, including but not limited to:

●	natural disasters such as hurricanes, fires, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

●	pandemics such as COVID-19;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from assets we own or acquire.

In addition, our equity investments in commercial real estate will be subject to all of the risks associated with real estate described above.

The Covid-19 Outbreak could adversely impact investments in commercial real estate and other real estate-related assets

In December 2019, a novel strain of coronavirus (Covid-19) was reported to have surfaced in Wuhan, China. In January 2020, Covid-19 spread to other countries, including the United States, and efforts to contain the spread of this coronavirus intensified. The outbreak and any preventative or protective actions that governments or we may take in respect of this coronavirus may result in a period of business disruption, business opportunity disruption, reduced labor force, supply chain issues and reduced operations including but not limited to our investments in commercial real estate and other real estate-related assets. Any resulting financial impact cannot be reasonably estimated at this time but may materially affect our business, financial condition and results of operations including but not limited to our investments in commercial real estate and other real estate-related assets. The extent to which Covid-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the Covid-19 and the actions to contain the Covid-19 or treat its impact, among others.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investments.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.

Some of our investments may not conform to conventional loan standards applied by traditional lenders and either may not be rated or may be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our Unitholders and adversely affect the value of our Units.

We have and may continue to invest in equity interests of other companies which may limit the control that our Manager has over the investments.

We have and may continue to take equity stakes in companies that own real estate or other real estate-related assets, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act. In such situations, our Manager’s ability to control these equity investments may depend on our relative ownership stake in such investments. We may be a minority investor in some circumstances and our Manager’s ability to control the underlying assets of the entity may be limited. In addition, the entity and its other unitholders may have economic or business interests or goals that are inconsistent with our own, or may be in a position to take action contrary to our investment objective which could cause a material adverse effect on you and could cause the value of our Units to decline.

The real estate-related equity securities in which we have and may continue to invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We have and may continue to invest in equity securities of real estate companies, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments may be subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate- related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate, including risks relating to rising interest rates.

Commercial real estate equity investments will be subject to risks inherent in ownership of real estate.

Real estate cash flows and values are affected by a number of factors, including competition from other available properties and our ability to provide adequate property maintenance and insurance and to control operating costs. Real estate cash flows and values are also affected by such factors as government regulations (including disability, zoning, usage and tax laws), interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws. Commercial real estate equity investments that we make will be subject to such risks.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The illiquidity of our target investments may make it difficult for us to sell such investments if the need or desire arises. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our Unitholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to Unitholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to Unitholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our Units could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. Our Advisor will value our potential investments based on yields and risks and make necessary recommendations to our Manager regarding the potential investments. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of commercial real estate.

Terrorist attacks and other acts of violence or war may affect the value of our Units and underlying investments.

Terrorist attacks may harm the value of our underlying investments and our Units. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our investments. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economies. These and other types of adverse economic conditions could harm the value of the property underlying our investments or the securities markets in general which could harm our investment returns and may adversely affect our ability to make distributions.

Insurance may not cover all losses on the properties that underlie our investments.

We have and may continue to purchase mortgages on properties that have comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. For example, some properties may not have terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the property, which might impair our security and decrease the value of the property.

The leases on the properties underlying our investments may not be renewed on favorable terms.

The properties underlying our investments could be negatively impacted by the deteriorating economic conditions and weaker rental markets. Upon expiration or earlier termination of leases on these properties, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. In addition, the poor economic conditions may reduce tenants’ ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. If the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or reletting are significantly lower than expected, the value of our investments may be adversely affected.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on investment.

A property may incur vacancies either by the continued default of a tenant under its lease, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, the property may generate lower than expected revenues, resulting in less cash available for distributions. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further diminish the return on investment.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our Unitholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

●	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

●	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

●	the duration of the hedge may not match the duration of the related liability or asset;

●	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

●	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

●	the party owing money in the hedging transaction may default on its obligation to pay; and

●	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our Unitholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Our use of certain hedging techniques may expose us to counterparty risks.

If a swap counterparty under an interest rate swap agreement that we intend to enter into as part of our hedging strategy cannot perform under the terms of the interest rate swap, we may not receive payments due under that agreement, and thus, we may lose any unrealized gain associated with the interest rate swap. The hedged liability could cease to be hedged by the interest rate swap. Additionally, we may also risk the loss of any collateral we have pledged to secure our obligations under the interest rate swap if the counterparty becomes insolvent or files for bankruptcy. Similarly, if an interest rate cap counterparty fails to perform under the terms of the interest rate cap agreement, in addition to not receiving payments due under that agreement that would off-set our interest expense, we could also incur a loss for all remaining unamortized premium paid for that security.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code of 1986, as amended, or the Code, may limit our ability to hedge our assets, operations and liabilities. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Department of Treasury regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, or implement the hedges through a taxable REIT subsidiary, or TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs. Any limitation on hedging could result in greater risks associated with interest rate or other changes than we would otherwise incur.

We may elect not to qualify for hedge accounting treatment.

If we choose to use derivative and hedge transactions and instruments in the future, we will record them in accordance with Accounting Standards Codification 815. If we elect not to qualify for hedge accounting treatment, our operating results may be more volatile or suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction, depending on other accounting policy elections we make.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Our strategy involves leverage, which may cause substantial loss.

We may use leverage of up to 80% of loan to value or fair value of our assets. We expect our portfolio-wide leverage to be between 50-75% of the greater of cost (before deducting depreciation or other non-cash reserves) and fair value of our total assets. We will incur this leverage by borrowing against a portion of the market value of our total assets. By incurring this leverage, we could enhance our returns. Nevertheless, this leverage, which is fundamental to our investment strategy, also creates significant risks.

Because of our leverage, we may incur substantial losses if our borrowing costs increase. Our borrowing costs may increase for any of the following reasons:

●	short-term interest rate increases;

●	the market value of our securities decreases;

●	interest rate volatility increases; or

●	the availability of financing in the market decreases.

We may enter into financing facilities that contain covenants that restrict our operations and inhibit our ability to grow our business and increase revenues.

We may enter into financing facilities that contain restrictions, covenants, and representations and warranties that, among other things, could require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also may enter into financing agreements that contain cross-default provisions, such that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Covenants and restrictions in future financing facilities may restrict our ability to, among other things:

●	incur or guarantee additional debt;

●	make certain investments or acquisitions;

●	make distributions on Units;

●	repurchase Units pursuant to our unit repurchase program;

●	engage in mergers or consolidations;

●	reduce liquidity below certain levels;

●	grant liens;

●	incur operating losses for more than a specified period; and

●	enter into transactions with affiliates.

Such restrictions could interfere with our ability to obtain financing, including the financing needed to maintain our qualification as a REIT, or to engage in other business activities, which may significantly harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions. A default could also significantly limit our financing alternatives such that we could be unable to pursue our leverage strategy, which could curtail our investment returns.

If the counterparty to a repurchase transaction defaulted on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security declined as of the end of that term or if we defaulted on our obligations under a repurchase agreement, we would lose money on a repurchase transaction.

If we engage in a repurchase transaction, we would generally sell securities to the transaction counterparty and receive cash from the counterparty. Under these circumstances, the counterparty would be obligated to resell the securities back to us at the end of the term of the transaction, which is typically 30 to 90 days. Because the cash we received from the counterparty when we initially sold the securities to the counterparty was less than the value of those securities (this difference is referred to as the haircut), if the counterparty defaulted on its obligation to resell the securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities).

We would also lose money on a repurchase transaction if the value of the underlying securities declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Any losses we would incur on our repurchase transactions could adversely affect our earnings, and thus our cash available for distribution to you. If we defaulted on one of our obligations under a repurchase transaction, the counterparty could terminate the transaction and cease entering into any other repurchase transactions with us. In that case, we may need to establish a replacement repurchase facility with another repurchase dealer. There is no assurance we would be able to establish a suitable replacement facility.

Our rights under a repurchase agreement would be subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders under a repurchase agreement.

In the event of our insolvency or bankruptcy, certain repurchase agreements, if any, may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our Units, you could be subject to civil penalties and criminal penalties (if the failure is willful).

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, 401(k), or pension plan) or any other retirement plan or account (such as an IRA or Keogh plan) fails to meet the applicable fiduciary and other standards under ERISA or Section 4975 of the Internal Revenue Code as a result of an investment in our Units, the fiduciary could be subject to civil (and criminal, if the failure is willful) penalties.

There are special considerations that apply to such plans and accounts subject to ERISA and Section 4975 of the Internal Revenue Code whose assets are being invested in our Units. If you are investing the assets of such a plan or account (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) in our Units, in addition to meeting the fiduciary obligations noted in the preceding paragraph, you should satisfy yourself that:

●	your investment is made in accordance with the documents and instruments governing your plan or account, including your plan or account’s investment policy, as well as applicable law;

●	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code;

●	your investment in our Units, for which no trading market exists or is expected to develop, is consistent with, and will not impair the liquidity of the plan or account, including liquidity needed to satisfy minimum and other distribution requirements and tax withholding requirements that may be applicable;

●	your investment will not produce unacceptable unrelated business taxable income, referred to as UBTI, for the plan or account;

●	you will be able to value the assets of the plan annually (or more frequently, if required) in accordance with ERISA requirements and applicable provisions of the plan or account;

●	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code; and

●	our assets will not be treated as “plan assets” of the plan or account under ERISA and U.S. Department of Labor (“DOL”).

With respect to the annual (or more frequent) valuation requirements under ERISA and the Internal Revenue Code, we expect to provide an estimated NAV for our Units quarterly. See “Description of Our Units—Valuation Policies and Quarterly NAV Unit Price Adjustments”. You should ensure that this frequency and approach to valuation is acceptable to the trustee or custodian of any plan or account before any investment in our Units is made by such plan or account. The estimated value we report is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your Units. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The DOL or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our Units. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties, or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil (and if willful, and criminal) penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our Units constitutes a non-exempt prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested, and for IRAs, the tax-exempt status of the IRA may be lost and all of the assets of the IRA may be deemed distributed and subject to tax. For a discussion of the considerations associated with an investment in our Units by a qualified employee benefit plan or IRA, see “ERISA Considerations.” ERISA plan fiduciaries and IRA owners and custodians should consult with counsel before making an investment in our Units.

Significant investment by benefit plan investors (as defined by ERISA) could result in treatment of our assets as benefit plan assets.

U.S. Department of Labor Regulation Section 2510.3-101, as modified by ERISA Section 3(42), which we refer to as the “Plan Assets Regulation,” describes what constitutes the assets of an entity whose underlying assets are considered to include “plan assets” of such plans, accounts, and arrangements (each of which we refer to as a “benefit plan”) with respect to the benefit plan’s investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code. Under the Plan Assets Regulation, if a benefit plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the benefit plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or the equity participation by “benefit plan investors” (as defined in Section 3(42) of ERISA) is not “significant.”

Under the Plan Assets Regulation, equity participation in an entity by benefit plan investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by benefit plan investors. We refer to this as the “25% limitation.” For purposes of making determinations under the 25% limitation, (i) the value of any equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets, any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded, and (ii) an entity that holds plan assets shall be considered to be a benefit plan investor only to the extent of its equity interests held by other benefit plan investors. The definition of a “benefit plan investor” generally excludes governmental, church, and foreign benefit plans, but for purposes of calculating the 25% limitation includes IRAs.

We do not expect our Units to be considered a “publicly offered security” for purposes of the Plan Assets Regulation. Additionally, we will not be registered under the Investment Company Act, and we may not qualify as an “operating company” for purposes of the Plan Assets Regulation. Therefore, if participation in us through the acquisition of any class of equity interest by benefit plan investors is “significant” within the meaning of the Plan Assets Regulation, our assets could be deemed to be the assets of benefit plans investing in our securities unless we are otherwise able to meet one of the other exemptions under ERISA. See “ERISA Considerations.”

If our assets were deemed to be “plan assets” under ERISA, among other things:

(i) the prudence and other fiduciary responsibility standards of ERISA would apply to investments we make;

(ii) certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Internal Revenue Code, which, absent an exemption, could restrict us from acquiring an otherwise desirable investment or from entering into an otherwise favorable transaction;

(iii) our assets could be subject to ERISA’s reporting and disclosure requirements;

(iv) the fiduciary causing the benefit plan to make an investment in our securities could be deemed to have delegated its responsibility to manage the assets of the benefit plan; and

(v) the indicia of ownership of our assets would have to be maintained within the jurisdiction of the district courts of the United States unless certain regulatory exceptions were applicable.

We cannot guarantee that we will be able to limit equity participation in our securities by benefit plan investors to less than 25% of the total value of each class of our equity securities or that we could qualify under one of the “operating company” exemptions. Accordingly, our assets may be deemed “plan assets” under ERISA, which could severely restrict our operations or subject us to fines if we fail to comply with the above-noted requirements.

If you invest in our Units through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.

If you establish a plan or account through which you invest in our Units, federal law may require you to withdraw required minimum distributions from such plan in the future. Our Units will be highly illiquid, and our unit redemption program only offers limited liquidity. See “Quarterly Unit Repurchase Program.” If you require liquidity, you may generally sell your Units, but such sale may be at a price less than the price at which you initially purchased your Units. If you fail to withdraw required minimum distributions from your plan or account, you may be subject to certain taxes and tax penalties.

Specific rules apply to foreign, governmental and church plans.

As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA and are not “benefit plan investors” within the meaning of the Plan Assets Regulation. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code and, under certain circumstances in the case of church plans, Section 4975 of the Internal Revenue Code. Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Internal Revenue Code. Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.

The U.S. Department of Labor has issued a final regulation expanding the definitional scope of “investment advice” under ERISA, which may have a negative impact on our ability to raise capital.

The DOL has issued a final regulation revising the definition of “fiduciary” and the scope of “investment advice” under ERISA, which may have a negative impact on our ability to raise capital. On April 8, 2016, the DOL issued a final regulation that substantially expands the range of activities that would be considered to be fiduciary investment advice under ERISA and the Internal Revenue Code, which may make it more difficult to qualify for a prohibited transaction exemption.

On March 15, 2018, the U.S. Court of Appeals for the Fifth Circuit issued a decision vacating the final regulation in its entirety, including the expanded definition of “investment advice fiduciary” and the associated exemptions. It is unclear what impact this decision will have on the final regulations – the DOL could, among other things, ask for a rehearing en banc to the full Fifth Circuit, seek review by the U.S. Supreme Court, or further revise or withdraw the final regulation. In response to the Fifth Circuit’s decision, a DOL spokesperson has informally indicated that the DOL will not enforce final regulations at this time pending further review. If the DOL does not seek a rehearing, the Fifth Circuit is expected to enter a mandate vacating the final regulations on May 7, 2018. The effect of final regulations and the accompanying exemptions are complex and may be subject to further revision or withdrawal. Fiduciaries of benefit plans and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact of the final regulations on investing in our Units.

The foregoing are not necessarily the only risks of investing please consult with your professional advisors.

ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering, assuming we sell in this offering $75,000,000 in Units, the maximum offering amount. Our Units will initially be offered at $100.00, which, as previously disclosed, equals the greater of $100.00 per Unit or our most recent NAV per Unit. The price per Unit will be adjusted every fiscal quarter (or as soon as commercially reasonable thereafter) and will equal the greater of (i) $100.00 per Unit or (ii) our NAV per Unit.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses, including marketing expenses) to invest in and manage a diversified portfolio of commercial real estate investments. We expect to spend approximately 2.5% of the funds raised on marketing and organization and offering expenses. We expect that any expenses or fees payable to our Advisor for its services in connection with managing our daily affairs will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or not waived) they will reduce the cash available for investment and distribution and will directly impact our NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Advisor and its affiliates. Many of the amounts set forth in the table below represent our Advisor’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering. Additionally, from time to time, we will have excess cash that we need to manage, pending its distribution to our Unitholders or investment by us in accordance with our investment strategy. If we are unable to raise substantial funds during our offering, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate more significantly with the performance of the specific assets we acquire. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and cash flow and limiting our ability to make distributions to our Unitholders.

The Company has engaged Dalmore, a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all invested funds after the issuance of a “No Objection Letter” by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000.00 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a onetime $20,000.00 consulting fee that will be due immediately after FINRA issues a “No Objection Letter”.

Maximum Offering Amount
Gross Offering Proceeds	$75,000,000
Marketing, Organization, & Offering Expenses	$(1,875,000)
Dalmore Commission	$(750,000)
Net Proceeds from this Offering	$72,375,000
Estimated Amount Available for Investments	$72,375,000

MANAGEMENT

Our Manager/Advisor

Although the Manager is the legal manager of the Company, we operate under the guidance and recommendations of the Advisor, which is responsible for making suggestions to the Manager including but not limited to: directing the management of our business and affairs, managing our day-to-day affairs, and making recommendations to the Manager in order to implement our investment strategy. Our Advisor and its officers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow the investment and borrowing policies set forth in this offering circular unless they are modified by our Manager. Our Manager may establish further written policies on investments and borrowings and the Advisor will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Manager upon the advice of Advisor may change our investment objectives at any time without approval of our Unitholders.

Our Manager performs its duties and responsibilities pursuant to our LLC Agreement. We have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. Our Manager is wholly owned by the Advisor. Without in any way limiting the foregoing, the Manager shall, either directly or by engaging its Advisor, officers, Affiliates, agents or third parties, perform the following duties:

Investment Advisory and Acquisition Services

●	negotiate and execute approved investments and other transactions;

●	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	serve as our investment and financial manager with respect to investing in and managing a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate-related assets;

●	approve and oversee our debt financing strategies;

●	approve joint ventures, limited partnerships and other such relationships with third parties;

●	approve any potential liquidity transaction;

●	approve the payment of guarantee fees to parties that act as guarantors on financing agreements;

●	oversee and conduct the due diligence process related to prospective investments; and

●	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

Offering Services

●	the development of this offering, including the determination of its specific terms;

●	preparation and approval of all marketing materials to be used by us relating to this offering;

●	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

●	creation and implementation of various technologies and electronic communications related to this offering; and

●	all other services related to this offering.

Asset Management Services

●	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our LLC Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our LLC Agreement;

●	monitor applicable markets and obtain reports (which may be prepared by our Manager or its Affiliates) where appropriate, concerning the value of our investments;

●	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

●	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

●	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

●	manage and perform the various administrative functions necessary for our day-to-day operations;

●	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

●	provide financial and operational planning services and portfolio management functions;

●	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

●	maintain all appropriate Company books and records;

●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	make, change, and revoke such tax elections on behalf of the Company as our Manager deems appropriate, including, without limitation, (i) making an election to be treated as a REIT or to revoke such status and (ii) making an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

●	provide us with all necessary cash management services;

●	manage and coordinate with the process of making distributions and payments to Unitholders;

●	evaluate and obtain adequate insurance coverage based upon risk management determinations;

●	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

●	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Unitholder Services

●	determine our distribution policy and authorize distributions from time to time;

●	approve amounts available for repurchases of our Units;

●	manage communications with our Unitholders, including answering phone calls and preparing and sending written and electronic reports and other communications; and

●	establish technology infrastructure to assist in providing Unitholder support and services.

Financing Services

●	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

●	negotiate terms of, arrange and execute financing agreements;

●	manage relationships between us and our lenders, if any; and

●	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

●	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

●	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold. Our Manager may hire third parties to assist with the performance of the aforementioned services.

Advisory Agreement

We have entered into the Advisory Agreement with our Advisor. Under the Advisory Agreement, Advisor will be entitled to receive reimbursement of expenses incurred on behalf of us as described in “Management Compensation”.

Principals of the Company and our Manager

As of the date of this offering circular, the executive officers of the Company, Advisor and our Manager and their positions and offices are as follows:

Andrew Reichert – Principal

Andrew is a co-founder and a principal of Birgo Capital, LLC and is primarily responsible for strategic planning and corporate oversight. His real estate background includes the establishment of a full-service, vertically integrated brokerage and property management firm. Prior to co-founding Birgo Capital, Andrew gained extensive experience with development and construction through independent multifamily syndications in the Pittsburgh market. He began his career at PNC Bank, primarily covering accounts on the West Coast. Andrew is 37 years old, earned a Bachelor of Arts degree from the University of Pittsburgh, and is a licensed real estate broker in Pennsylvania.

Shannon Reichert – Principal

Shannon is primarily responsible for oversight over all property management operations. She has overseen the development and scaling of property management from Birgo Realty LLC’s inception to current state with over 2,500 units under management. Birgo Realty LLC currently has an operations staff of over 40 team members that are under Shannon’s supervision. Prior to Birgo, Shannon worked in corporate merchandising at a Fortune 500 company. Shannon is 36 years old and earned a Bachelor of Arts degree from West Virginia University.

Daniel Croce – Principal

Daniel is a co-founder and a principal of Birgo Capital, LLC, and is primarily responsible for overseeing capital markets, investment strategy, and portfolio performance. Prior to co-founding Birgo Capital, LLC, Daniel assembled and oversaw an independently syndicated portfolio of multifamily real estate investments. His experience in alternative investment management includes financial and strategic oversight of over $400 million in private fund assets, spanning the real estate, private debt, venture capital, and private equity asset classes. He began his career with Ernst & Young in Pittsburgh. Daniel is 36 years old, and holds a Master of Science degree from the University of Virginia.

Josh Fischer – Principal

Josh is a principal of Birgo Capital, LLC and is primarily responsible for all aspects of acquisitions including prospecting, deal screening, underwriting, negotiations, due diligence, and closing. He has successfully sourced and closed on approximately $200 million of investment real estate. Josh also participates in capital raising, debt placement, and oversight of Birgo Capital, LLC’s retail and office real estate portfolios. He began his career with Sunset Capital Group. Josh is 30 years old and earned a Bachelor of Science degree from Grove City College.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us as we are externally managed. The executive officers of our Advisor will receive compensation for their services, including services performed for us by our Advisor. As executive officers of our Advisor, these individuals will manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Advisor, we do not intend to pay any compensation directly to these individuals.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our LLC Agreement limits the liability of our Manager, its officers, members and managers, our Sponsor and our Sponsor’s members, managers and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers, members and managers, our Sponsor and our Sponsor’s members, managers and affiliates.

Our LLC Agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our Sponsor and our Sponsor’s members, managers and affiliates will not be liable to us. In addition, pursuant to our LLC Agreement, we have agreed to indemnify our Manager, its officers and directors, our Sponsor and our Sponsor’s members, managers and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or our LLC Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been our Manager, an officer or director of our Manager, our Sponsor or our Sponsor’s members, managers or affiliate.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of our Manager

Our LLC Agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our Unitholders may only remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our Unitholders. If our Manager is removed for “cause,” the Unitholders will have the power to elect a replacement Manager upon the affirmative vote or consent of the holders of a majority of our Units. “Cause” is defined as:

●	our Manager’s continued breach of any material provision of our LLC Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

●	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

●	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under our LLC Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

●	the dissolution of our Manager.

Unsatisfactory financial performance of the Company does not constitute “cause” under our LLC Agreement.

Our Manager may assign its rights under our LLC Agreement in its entirety or delegate certain of its duties under our LLC Agreement to any of its affiliates, without the approval of our Unitholders so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Investment Advisers Act of 1940, as amended, or the Advisers Act. Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. In the event of the removal or withdrawal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

Our Platform

We will conduct this offering on our Reiturn Fund Platform. The Reiturn Fund Platform is operated by North Capital Investment Technology, an affiliate of North Capital Private Securities Corporation (“North Capital”). North Capital will be paid a monthly subscription fee for various investor intake services in connection with hosting this offering on the Reiturn Fund Platform. See “Risk Factors—Risks Related to the Investment Platform.”

License Agreement

We have entered into a license agreement with Birgo, pursuant to which Birgo will grant us a non-exclusive, royalty free license to use the name “Birgo”. Other than this license, we will have no legal right to use the “Birgo” name. In the event that our Manager ceases to manage us, we would be required to change our name to eliminate the use of “Birgo”.

Prior Performance

Birgo is a vertically integrated real estate investment firm based in Pittsburgh, Pennsylvania.

The firm currently has over $200 million in assets under management, including 2,500+ residential units and 325,000 square feet of service-oriented retail space and diversified office buildings.

We partner with investors who want to grow their wealth through private real estate investing.

Birgo’s Services

Birgo offers the following services to its funds:

●	Asset Management: Birgo’s management team provides fund oversight in monitoring investment performance, making recommendations for capital expenditures to increase property values, and managing liquidity to ensure adequate

●	Property Management: Birgo’s operations staff provides all relevant property management services to ensure the successful management of portfolio properties. These services include rent collection, leasing, maintenance, and general property management services.

●	Brokerage: When buying or selling real estate, Birgo’s affiliates are licensed real estate brokers and agents that represent Birgo’s funds in real estate transactions.

●	Financing: When procuring a loan for acquisition or refinance, Birgo’s team surveys lending markets to secure the optimal loan product to match the objectives of a particular investment.

●	Construction and Development: Whenever necessary, Birgo has an experienced team of construction management professionals that oversee major construction or development projects at portfolio properties.

Birgo Fund I

BG Real Estate Income Fund, LP (“Fund I”) was formed in November 2015 as a Pennsylvania limited partnership. As of December 31,2022, Fund I was fully invested, having purchased $62.3 million in real estate assets. Fund I received a total of $16.7 million in limited partner capital contributions. Birgo’s principals collectively invested $500,000 into Fund I. As of December 31, 2022, Fund I has produced an approximate net internal rate of return of 12.38% since inception. The general partner of Fund I is Birgo Capital LLC, and the property manager for all of Fund I’s assets is Birgo Realty LLC. Fund I’s assets were allocated as follows:

Fund I - “By The Numbers”

Fund I - Asset Map

Financial Highlights: Fund I

Sample holdings for Birgo Fund I are as follows:

Fund I - Portfolio Sample

Birgo Fund II

BG Real Estate Income Fund II, LP (“Fund II”) was formed in April 2018 as a Pennsylvania limited partnership. As of December 31,2022, Fund II was fully invested, having purchased $143 million in real estate assets. Fund II received a total of $45 million in limited partner capital commitments. Birgo’s principals collectively invested over $1 million into Fund II. As of December 31, 2022, Fund II has produced an approximate net internal rate of return of 15.1% since inception. The general partner of Fund II is Birgo Capital LLC, and the property manager for all of Fund II’s assets is Birgo Realty LLC. As of December 31, 2022, Fund II’s assets were allocated as follows:

Fund II - “By The Numbers”

Financial Highlights: Fund II

Fund II - Asset Map

Sample holdings for Birgo Fund II are as follows:

Fund II - Portfolio Sample

Combined Portfolio Overview

Birgo Evergreen Residential Fund, LP

Birgo Evergreen Residential Fund, LP (“Evergreen”) was formed in March 2022 as a Delaware limited partnership. As of December 31, 2022, Evergreen has purchased $37.2 million in real estate assets. Evergreen received a total of $13 million in limited partner capital commitments. Birgo’s principals collectively invested over $2 million into Evergreen. The general partner of Evergreen is Birgo Evergreen GP LLC, and the property manager for all of Evergreen’s assets is Birgo Realty LLC. As of December 31, 2022, Evergreen’s assets were allocated as follows:

●	Allegheny City Stable Lofts, 36 units of Class A Multifamily acquired in July 2022 for $11.2 million in Pittsburgh, PA

●	Sylvan Ridge Apartments, 120 units of Class B Multifamily acquired in July 2022 for $9.2 million in Pittsburgh, PA

●	Oakridge Estates, 104 units of Class B Multifamily acquired in October 2022 for $11.0 million in West Seneca, NY

●	Cedarwood Apartments, 30 units of Class B Multifamily acquired in October 2022 for 2.10 million in Lockport, NY

●	Ashwood Crossing Apartments, 23 units of Class C Multifamily acquired in October 2022 for 1.47 million in Lockport, NY

●	Maplewood East Apartments, 18 units of Class C Multifamily acquired in October 2022 for $1.18 million in Lockport, NY

●	Willow View Apartments, 15 units of Class C Multifamily acquired in October 2022 for $1.01 million in Lockport, NY

Commencing in December 2022, Evergreen conducted a private offering of debt securities to fund future real estate purchases. The private debt security offering consisted of the issuance of unsecured promissory notes which have a fixed interest rate of 10% on a two-year term, with an optional one year extension. As of the date hereof, Evergreen has raised $3.6 million, through the above described note offering.

Evergreen Fund - “By The Numbers”

Evergreen Fund - Asset Map

Evergreen Fund - Portfolio Sample

Combined Portfolio

“By The Numbers”

Combined Portfolio Overview

MANAGEMENT COMPENSATION

Management Fee

As compensation for its services provided pursuant to the Advisory Agreement, we pay the Advisor a management fee of 1.25% NAV per annum payable quarterly. In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation interest or distributions payable on our Units.

Performance Participation Interest

So long as the Advisory Agreement has not been terminated, the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive cash distributions (or Operating Partnership units at its election) from our Operating Partnership equal to 30% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up.

Expense Reimbursement

Under the Advisory Agreement, the Advisor is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that the Advisor is responsible for the expenses related to any and all personnel of the Advisor who provide investment advisory services to us pursuant to the Advisory Agreement, including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, costs eligible for reimbursement include out-of-pocket costs and expenses the Advisor incurs in connection with the services it provides to us (including personnel expenses other than those of investment advisory personnel described above) related to (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of this offering circular, registration and qualification of our Unit sale with the SEC and filing fees incurred by the Advisor, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, marketing agencies, advertising agencies, consultants, attorneys, technology providers and other service providers, including but not limited to advertising costs paid to third parties, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (4) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related assets, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities.

Property Management

We expect that the majority of property acquired by us will be managed by an affiliate property manager, who will be paid a management fee typically equal to 5% gross revenue at the property level. These property-level management fees to affiliated property managers will be in addition to the fee compensation and reimbursement compensation payable to Advisor under the Advisory Agreement.

Property Acquisition/Disposition

Advisor shall serve as the real estate advisor in connection with both our purchases and sales of Properties. In exchange for these services, Advisor will be entitled to a fee from us of one percent (1%) of the gross purchase price of each property purchased (including any debt assumed or incurred in connection with the purchase of the property) by us not including amounts budgeted for repairs and improvements. Advisor also will be entitled to a fee from us in connection with the disposition of some or all of our Properties (“Disposition Fee”) equal to one percent (1%) of the gross sales price whether these dispositions are dispositions of individual Properties or of interests in a direct or indirect owner of a Property, if and only if, the sales price exceeds the sum of our cost basis in the property consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation.

Financing

Advisor shall serve as the financing advisor in connection with both our purchases and refinancing of Properties. In exchange for these services, Advisor will be entitled to a fee from us of one percent (1%) of the loan amount for indebtedness incurred for property purchased (including any debt assumed or incurred in connection with the purchase of the property) by us. In exchange for these services, Advisor will also be entitled to a fee from us of one percent (1%) of the loan amount for indebtedness incurred for the refinancing of existing indebtedness secured by a Property.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its Affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Birgo Entities

General

The officers of our Manager and the key real estate professionals of Birgo who perform services for us on behalf of our Manager are also officers, directors, members, managers, and/or key professionals of Birgo and other affiliated entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Birgo may organize other real estate-related programs and acquire for their own account real estate-related investments that may be suitable for us. In addition, Birgo may grant equity interests in our Manager to certain management personnel performing services for our Manager.

Allocation of Investment Opportunities

Birgo, our Sponsor and our Manager may establish and sponsor additional REITs in the future, and continue to offer investment opportunities through the Reiturn Fund Platform, including offerings that will acquire or invest in commercial real estate assets. These additional REITs may have investment criteria that compete with us. Except under any policies that may be adopted by our Manager or Sponsor, no REIT (including us) or Birgo investment opportunity will have any duty, responsibility or obligation to refrain from:

●	engaging in the same or similar activities or lines of business as any other REIT or Birgo investment opportunity;

●	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any REIT or Birgo investment opportunity;

●	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any Birgo investment opportunity;

●	establishing material commercial relationships with another Birgo investment opportunity; or

●	making operational and financial decisions that could be considered to be detrimental to another REIT or Birgo investment opportunity.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT more than another REIT or limit or impair the ability of any REIT to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT that such arrangements or agreements include or not include another REIT, as the case may be. Any of these decisions may benefit one REIT more than another REIT.

Allocation of Our Affiliates’ Time

We rely on Birgo’s key real estate professionals who act on behalf of our Manager and Advisor. As a result of their interests in other affiliated entities, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us, our Manager and other affiliated entities and other business activities in which they are involved. However, we believe that our Manager, Advisor and their affiliates have sufficient real estate professionals to fully discharge their responsibilities to the affiliated entities for which they work.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

Our Advisor and its affiliates will receive substantial fees from us, which fees have not, and will not, be negotiated at arm’s length. These fees could influence our Advisor’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Advisor’s officers and the key real estate professionals of Birgo. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in our LLC Agreement involving our Manager, Advisor and its affiliates;

●	public offerings of equity by us, which will likely entitle our Advisor to increased asset management fees and other fees;

●	acquisitions of investments of assets at higher purchase prices, which entitle our Advisor to higher asset management fees regardless of the quality or performance of the investment and, in the case of acquisitions of investments from other affiliated entities, might entitle affiliates of our Manager to other fees from unaffiliated third-parties;

●	borrowings up to or in excess of our stated borrowing policy to acquire investments, which borrowings will increase asset management fees payable by us to our Advisor;

●	whether and when we seek to list our Units on a stock exchange or other trading market;

●	whether we seek Unitholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate professionals of Birgo who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate professionals receiving more compensation from us than they currently receive from Birgo;

●	whether and when we seek to sell the Company or its assets; and

●	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager and/or Advisor.

Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Manager’s officers and the key real estate professionals of Birgo performing services on behalf of our Manager are also officers, directors, members, managers and/or key professionals of:

Fund I and its subsidiaries
Fund II and its subsidiaries Birgo

As a result, they owe duties to each of these entities, their stockholders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us. Specific conflicts may arise as Affiliates of the Fund begin to or potentially sell property to the Fund in a non-arm’s length transaction which transaction terms shall be determined by the parties. In any such instances, the Fund will enter into commercially reasonable and standard terms at or above the fair market value of the respective properties, taking into consideration all transfer costs and liabilities. Further, the Operating Partnership intends to acquire property from Affiliates from time to time and shall use commercially reasonable efforts to ensure when conflicts arise, that said transactions will be commercially reasonable with standard terms at or below fair market value of the respective properties. Any determination of fair market value is discretionary and therefore will be at the discretion of Birgo which will have an interest on behalf of both buyer and seller in said transactions.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

License Agreement

We have entered into a license agreement with Birgo effective upon the commencement of this offering, pursuant to which Birgo will grant us a non-exclusive, royalty free license to use the name “Birgo.” See “Management—License Agreement”.

Certain Conflict Resolution Measures

Our Policies Relating to Conflicts of Interest

In resolving conflicts, the Advisor and its officers, members and managers have a fiduciary duty to our Unitholders. The Advisor and its officers, members and managers may consider any factors they determine in good faith to consider when resolving a conflict. An independent third party is not required to evaluate the resolution.

The Advisor and its officers, members and managers shall be required to disclose the existence of, and the material facts with respect to, a conflict of interest with respect to a transaction with the Company upon becoming aware of the same. Any interested person shall recuse himself or herself from any decision with respect to such transaction where reasonably possible. The Advisor, exercising its reasonable business judgment, shall determine whether the Company can obtain a more advantageous transaction from a party that would not give rise to a conflict of interest. If a more advantageous transaction is not reasonably attainable under circumstances that would not give rise to a conflict of interest, the Advisor may determine whether the transaction is in the Company’s best interest and for its own benefit and whether the transaction is fair and reasonable to the Company, and shall make its decision as to whether or enter into the transaction in conformity with such determination. Any such deliberation with respect to a conflict of interest shall be recorded in the records of the Company.

Our conflicts of interest policy may be amended at any time in our Manager’s discretion.

Other LLC Agreement Provisions Relating to Conflicts of Interest

Term of our Manager. Our LLC Agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances. Our Unitholders may remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our Unitholders. Unsatisfactory financial performance does not constitute “cause” under our LLC Agreement. Our Manager may withdraw as manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Management—Term and Removal of our Manager.”

Other Transactions Involving Affiliates. Before engaging in a transaction involving an affiliate, our Manager must conclude that all other transactions between us and our Sponsor, our Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND STRATEGIES

Investment Objectives

The core investment objectives for the Fund are as follows:

●	Generate attractive risk-adjusted returns through capital appreciation with an indefinite hold period;

●	Produce consistent cash flow and distributions to Unitholders;

●	Prioritize capital preservation;

●	Add value opportunistically to properties that are underutilized through NOI growth and asset repositioning;

●	Provide investors with reliable access to direct investments in multifamily real estate for purposes of diversification and compelling risk- adjusted returns;

●	Provide investors with an opportunity to invest in the Heartland and smaller multifamily assets, which are investment product profiles that are otherwise difficult to access;

●	Align incentives of investors and investment managers to increase probability of long-term investment success.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.

Investment Strategy

We intend to use substantially all of the proceeds of this offering to acquire, asset manage, selectively leverage, syndicate and sell commercial real estate. Our investment strategy is to acquire and operate a portfolio of multifamily real estate investments with the following characteristics:

●	Stabilized assets with positive cash flow;

●	Located in stable markets and neighborhoods in the Heartland;

●	Transaction sizes that are typically too small for institutional investors (sub-$25 million);

●	Workforce housing properties occupied by affordable masses;

●	Valuations that provide a clear line of sight to appreciation through either increasing net operating income of underutilized assets or assets acquired at a discount by consummating pre-market and off-market deals.

We intend to acquire and operate these assets to generate consistent cash flow for quarterly distribution investors. As a vertically-integrated operator, we also intend to preserve and increase equity value through appreciation over time. To the extent we are able to generate significant increases in asset valuation, we will opportunistically generate liquidity through refinancing. When a refinancing is completed, we will generally retain the cash proceeds to redeploy into additional investment properties.

Market Overview, Opportunity, and Targeted Investments

The following three primary factors drive the fundamentals of our strategy with respect to target markets, and they are discussed in detail below:

●	Regional economic stability

●	Strategic competitive advantage

●	Attractive supply/demand characteristics

Regional Economic Stability

The consistency of the Heartland’s economic track record provides unique positioning for the acquisition of stabilized assets. Given that a primary objective of the Fund is to generate strong cash flow while preserving equity capital, downside protection is a natural high order concern. As such, the implied structural downside protection arising from a target market with stellar stress-test characteristics is extremely attractive.

Some key data points regarding the target geography’s economic resilience help to illustrate this appeal:

A significant contributing factor to this stability is the Heartland’s diversification across sectors of the economy. Whereas many Rust Belt cities had historically been known as industrial towns, their collective renaissance has been driven by the emergence of global leaders in technology, financial services, health care, energy, and education, while continuing to maintain a strong core of traditional manufacturing and industrial firms. This diversification served these metropolitans well in the Great Recession, and we believe it will continue to drive consistency and stability in the economies of this region. The following representative sample of firms with either headquarters or a key presence in several key Heartland cities illustrates the sector diversification as a driver to our target geography’s structural downside protection:

Pittsburgh:

●	Industrial / manufacturing: US Steel Corporation, PPG Industries, Alcoa, Allegheny Technologies, 84 Lumber

●	Healthcare / pharmaceutical: UPMC, Highmark, GlaxoSmithKline, Mylan, Bayer

●	Financial services: PNC Bank, Federated Investors, Erie Insurance, Bank of New York Mellon

●	Technology: Google, Uber, Apple, Lanxess, Ariba

●	Energy: Consol Energy, Peoples Natural Gas, Rice Energy

●	Education: University of Pittsburgh, Carnegie Mellon University, Duquesne University, Point Park University, Community College of Allegheny County, Chatham University, Carlow University

●	Other: H.J. Heinz, Dick’s Sporting Goods, American Eagle Outfitters, GNC, Giant Eagle, Westinghouse Electric, Wesco International

Buffalo:

●	Industrial / manufacturing: Derrick Corporation, Williams Advanced Materials, Moog Inc, Ford, GM, Tesla

●	Healthcare / pharmaceutical: Kaleida Health, Catholic Health Systems, Roswell Park Cancer Institute

●	Financial services: M&T Bank, Geico, HSBC Bank, Bank of America, First Niagara Bank, Citi, Key Bank

●	Technology: Ingram Micro

●	Energy: National Fuel Gas Company

●	Education: State University of New York at Buffalo, D’Youville College, Trocaire College, Canisius College

●	Other: Wegmans Food Markets Inc, Tops Markets, Seneca Gaming, Delaware North, Rich Products, Labatt, General Mills, Federal government, The Home Depot

Cincinnati:

●	Industrial / manufacturing: Luxottica, GE Transportation, Allegion Steel craft, AK steel holding

●	Healthcare / pharmaceutical: Cincinnati Children’s Hospital, TriHealth, UC Health, St. Elizabeth Healthcare, The Christ Hospital Health

●	Network, Anthem BlueCross BlueShield, Ethincon Endo-Surgery

●	Financial services: Fifth Third Bank, Fidelity, US Bank, Cincinnati Insurance Companies, Western & Southern Financial group, American financial group

●	Education: University of Cincinnati, Cincinnati Public Schools, Miami University, Xavier University, Cincinnati State Technical and Community College

●	Other: Kroger, CVT International, Procter and Gamble, City of Cincinnati, Kings Island, Staffmark, Macy’s, Convergys, Watson’s, Cintas Corp

Louisville:

●	Industrial / manufacturing: Ford, GE Appliances, Grupo Antolin

●	Healthcare / pharmaceutical: Norton Healthcare, Humana, UofL Health, Baptist Healthcare System, ResCare

●	Financial services: Farm Credit Mid-America, Republic Bank & Trust

●	Technology: Amazon, Spectrum

●	Energy: LG&E, KU Energy

●	Education: Jefferson County Public Schools, University of Louisville, Bellarmine University, Sullivan University, Jefferson Community and Technical College

●	Other: United Parcel Service, Kroger, Walmart, Louisville-Jefferson County Metro Government, Manna, Archdiocese of Louisville, Yum Brands, Brown-Forman, UPS, Texas Roadhouse, Fruit of the Loom

Morgantown:

●	Industrial / manufacturing: Greer Industries

●	Healthcare / pharmaceutical: WVU Medicine, Monongalia General hospital, Mylan Pharmaceuticals, US CDC

●	Financial services: Clear Mountain Bank, First United Bank and Trust

●	Technology: Tele Tech, Key Logistics, City Net

●	Energy: Morgantown Energy Technology Center

●	Education: WVU, Monongalia County Board of Education

●	Other: Monongalia County Government, March-Westin Company, Kroger

Cleveland:

●	Industrial / manufacturing: Swaglok, Lincoln Electric Holdings, Nestle, Ferro, Transdign

●	Healthcare / pharmaceutical: Cleveland Clinic, University Hospitals, Metro Health System

●	Financial services: Key Corp, MRI Software

●	Technology: Boxcast, Flight Options, Xngage, Complion, S&P Data, Park Place Technologies

●	Energy: Clearview Energy, First Energy Solutions, Parker Hannifin

●	Education: Cleveland Metropolitan School District, Cleveland State University, Case Western Reserve University, John Carroll University, Bryant & Stratton College

●	Other: US Office of Personnel Management, US Federal Government, Cuyahoga County, City of Cleveland, Sherwin-Williams, Group Management Services, Giant Eagle, Heinon’s Grocery Store

Strategic Competitive Advantage

Multifamily real estate that is too small for broad institutional investor interest remains an asset class with inefficient market characteristics. Within Heartland markets, one way in which this inefficiency materializes is through the disproportionately pervasive existence of property owners that represent the target acquisition channel for the Fund’s strategy.

The Heartland’s ownership demographics are representative of an aging guard of property owners. The common narrative among them in the Heartland is one of underutilization that implies opportunity. Many individuals acquired real estate decades ago or inherited it in recent years and have little interest in working to proactively increase the performance of the asset. These are often properties that are owned free and clear and produce substantial “lifestyle” cash flow for owners, such that repositioning a property for maximum profit is not a primary concern. The Advisor and its principals have a track record of identifying these properties through actively prospecting and cultivating brokerage relationships, and acquiring properties at attractive valuations in off-market transactions based on current net operating income from the underutilized asset.

As a result of the track record of the Advisor and its affiliates in the target markets, the Fund is expected to have an advantage in completing acquisitions. We are a known business partner of brokers, sellers, and lenders in the markets in which we seek to operate. In turn, this provides unique access for the Fund to generate acquisition opportunities at discounts to market listing prices in exchange for quick and seamless transactions for pre-market deals.

We believe the combination of a pervasive owner demographic and the general partner’s unique qualification to identify these owners provides us with a competitive advantage in acquiring stabilized assets with appreciation potential at attractive valuations.

Attractive Supply/Demand Characteristics

The target acquisition profile of the Fund features assets in the price range of $2 million—$25 million range. In our experience, this is an acquisition range that is seldom targeted and therefore less competitive than properties outside the range on either end.

With respect to buyer competition, deals under the $2 million acquisition range tend to be extremely crowded and generate significant interest from traditional “mom and pop” investors. There is also significant competition from other brokerages and wholesalers actively prospecting properties in this larger target market. Competition aside, the economies of scale and operating efficiencies that can be achieved at larger assets render smaller projects fundamentally less attractive.

As for the $25+ million transaction market, this tends to be crowded with deep-pocketed institutional investors. As such, there are fewer assets in this range that can be acquired at below-market valuations. Additionally, there is less opportunity in the $25+ million range to find assets that fit our investment thesis of stabilized but underutilized or optimized but pre-market. Given sheer size, it is much more infrequent for properties in this range to be owned by indifferent generational owners. Accordingly, these properties tend to trade at lower capitalization rates as they are typically fully optimized, thus providing a less compelling risk-return profile.

In addition to our target transaction size range, the relatively slow pace of capital flows into our target geographic market is another substantive reason for the attractiveness of the intended acquisitions. Unlike hyper-growth markets where cap rates are remarkably low (New York, San Francisco, Washington D.C., Dallas, Chicago, etc.), pricing in the Heartland region has not been so aggressively bid up by institutional investors in our target price range. Such geographies that have a market expectation of significant equity appreciation gains coupled with compressed yields have bid up prices and significant speculative growth premiums built into valuations. This makes attractive cash flow yields difficult to create in such markets, and also implies significant equity valuation risk in the event of a downturn. However, assets in our target geography are still trading fundamentally based on their ability to consistently generate net operating income. We believe this isolates us from the equity risk in other markets, while the aforementioned value-add strategies provide us with similar appreciation potential. As a result, the risk-return profile of the target acquisitions is extremely compelling.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments. In fact, we may invest in whatever types of interests in real estate-related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate-related assets, our conflicts of interest policy and LLC Agreement do limit certain types of investments involving our Manager, our Sponsor, their officers or any of their affiliates. See “Conflicts of Interest—Certain Conflict Resolution Measures.”

Investment Process

Our Manager has the authority to make all the decisions regarding our investments subject to the limitations in our LLC Agreement.

In selecting investments for us, our Manager by and through our Advisor will utilize Birgo’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately.

Borrowing Policy

We will selectively utilize leverage to enhance investment returns. Through extensive relationships with agency lenders, life insurance companies, regional banks, debt funds, and other sources of lending capital, we expect to obtain competitive financing terms for each of the fund’s investments. Our standard objective with respect to financing is to negotiate for terms that are conducive to optimizing cash flow and return on equity while minimizing interest rate risk and maintaining strategy flexibility. This generally means we will seek leverage that features the following characteristics:

●	Long amortizations

●	High loan-to-value ratios

●	Fixed interest rates for relatively long durations

●	Minimal prepayment penalties

It is the intent of the principal owners of the Manager to selectively provide personal guarantees to the fund’s borrowing, which will enable us to obtain the most competitive terms in the market and enhance returns to investors.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our Manager will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid concentrations. Our Manager will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, we intend to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means our Advisor will seek to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through hedging activities.

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our unitholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Disposition Policies

The period that we will hold our properties will vary depending on the type of asset and other factors. Our Advisor will develop a well-defined exit strategy for each investment we make. Our Advisor will continually perform a hold-sell analysis on each asset in an attempt to determine the optimal time to hold the asset and generate a strong return to our Unitholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in our best interests.

Notwithstanding the foregoing, as an open-ended evergreen fund, we intend to acquire and operate fund portfolio assets to generate consistent increases to the fund’s net asset value as well as cash flow for quarterly distribution to investors over the long-term. To the extent we are able to generate significant increases in asset valuation, we will opportunistically generate liquidity through refinancing. When a refinancing is completed, the Manager intends to retain the cash proceeds to redeploy into additional investment properties or the improvement of existing portfolio assets.

PLAN OF OPERATION

General

We are a Delaware limited liability company formed to acquire and manage a diversified portfolio of commercial real estate. We intend to acquire multifamily and other commercial real estate, and to invest in commercial real estate-related joint-venture equity investments. Subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act, we plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, real estate REITs or companies with investment objectives similar to ours.

Our Advisor will manage our day-to-day operations and our portfolio of commercial real estate investments. Our Manager has the authority to make all of the decisions regarding our investments, subject to the limitations in our LLC Agreement. Our Advisor will also provide asset management, marketing, investor relations and other administrative services on our behalf.

We intend to elect to be taxed, and believe that we will qualify, as a REIT under the Code, commencing with our taxable year ended December 31, 2023. If we achieve and maintain our qualification as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax to the extent we distribute qualifying dividends to our Unitholders. If we fail to obtain or maintain our qualification as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we intend to operate so as to remain qualified as a REIT for U.S. federal income tax purposes.

There are numerous REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, size of investments offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We require capital to fund our investment activities and operating expenses. Our capital sources may include net proceeds from our offering, cash flow from operations and borrowings under credit facilities.

We are dependent upon the net proceeds from our offering to conduct our operations. We anticipate that proceeds from our offering will provide sufficient liquidity to meet future funding commitments as well as our operational costs. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

If we are unable to fully raise $75 million from the sale of our Units, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we have certain direct and indirect operating expenses. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. Our targeted portfolio- wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 70-80% of the greater of the cost (before deducting depreciation or other noncash reserves) or fair market value of our assets. We cannot determine leverage at this time.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor. During our organization and offering stage, these payments will include payments for reimbursement of certain organization and offering expenses. During our acquisition stage, we expect to make payments to our Advisor in connection with the purchase of investments, the management of our assets and costs incurred by our Advisor in providing services to us. For a discussion of the compensation to be paid to our Advisor, see “Management Compensation”.

We intend to elect to be taxed, and believe that we will qualify, as a REIT commencing with our taxable year ended December 31, 2023. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our Unitholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our Manager may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize, declare and pay distributions on a monthly or other periodic basis. We have not established a minimum distribution level.

Results of Operations

We are newly formed and have no operating history.

Acquisitions

We are newly formed and have performed no acquisitions. However, within the offering period, we intend to acquire multifamily properties in the Buffalo, NY, Pittsburgh, PA, and Cincinnati, OH markets.

DESCRIPTION OF OUR UNITS

The following descriptions of our Units, certain provisions of Delaware law and certain provisions of our certificate of formation and LLC Agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our LLC Agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Additional Information.”

General

We are a Delaware limited liability company organized on November 2, 2021 under the Delaware Limited Liability Company Act, or Delaware LLC Act, issuing limited liability company interests. The limited liability company interests in the Company will be denominated in Units of limited liability company interests, or Units. Our LLC Agreement provides that we may issue an unlimited number of Units with the approval of our Manager and without Unitholder approval.

All of the Units offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Units, as determined by our Manager, the holders of such Units will not be liable to us to make any additional capital contributions with respect to such Units (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act). Holders of Units have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions. However, holders of our Units will be eligible to participate in our quarterly Unit repurchase program, as described below in “—Quarterly Unit Repurchase Program”.

We intend to elect to be taxed, and believe that we currently qualify to be taxed, as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2023.

Distributions

We expect that our Manager will declare and pay, distributions quarterly in arrears. Unitholders who are record holders with respect to declared distributions will be entitled to such distributions until such time as the Unitholders have had their Units repurchased by us.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions will be authorized at the discretion of our Manager, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition. Our Manager’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

We are not prohibited from distributing our own securities in lieu of making cash distributions to Unitholders. Our LLC Agreement also gives our Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause Unitholders to incur transaction expenses in liquidating the securities or assets, to the extent they are able to sell such securities or assets at all. We do not anticipate that we will distribute other assets in kind.

Although our goal is to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Advisor or Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate properties, real estate-related assets and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we may look to third party borrowings, our offering proceeds or other sources to fund our distributions.

Our distributions, including distributions that are reinvested pursuant to the DRIP, will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s Units, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such Units. Distributions received pursuant to our DRIP will be considered a new Unit purchase as of the distribution date.

Funds from Operations and Adjusted Funds from Operations

Our Manager believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of the Company in particular. We will compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

We will calculate AFFO by subtracting from (or adding to) FFO: the amortization or accrual of various deferred costs; and an adjustment to reverse the effects of unrealized gains/(losses).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management will utilize FFO and AFFO as measures of our operating performance, and believes they will be useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash expenses. Additionally, FFO and AFFO will serve as measures of our operating performance because they facilitate evaluation of the Company without the effects of selected items required in accordance with GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Voting Rights

Our Unitholders will have voting rights only with respect to certain matters, as described below. Each outstanding Unit entitles the holder to one vote on all matters submitted to a vote of Unitholders. Generally, matters to be voted on by our Unitholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all Units present in person or represented by proxy. If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the Units:

●	any amendment to our LLC Agreement that would adversely change the rights of the Units (majority of affected class/series);

●	removal of our Manager as the manager of the Company for “cause” as described under “Management—Term and Removal of our Manager” (two-thirds); and

●	all such other matters as our Manager, in its sole discretion, determines will require the approval of Unitholders, or as otherwise required by law.

General Procedures

Public Announcements; Notices. In the case of specified disposition changes to our offering price per Unit or changes to the repurchase price for our Units, we will publicly announce or otherwise provide specified information to holders of Units.

Meetings. Our LLC Agreement provides that special meetings of Unitholders may only be called by our Manager. There will be no annual or regular meetings of the members.

Fractional Units. Our Manager may issue or deliver fractional Units to any holder of Units upon any repurchase or distribution under the provisions described under “—Quarterly Unit Repurchase Program”; “— Distribution Reinvestment Plan.” However, our Manager will not be able to issue Units to the extent that such purchase would cause us to exceed the offering limit of $75,000,000 set herein.

Adjustments for Distributions. Upon the repurchase of any Units, the repurchase price will be reduced by the aggregate sum of distributions, if any, declared on the Units subject to the repurchase request with record dates during the period between the quarter-end repurchase request date and the repurchase date. If a repurchase date with respect to Units comes after the record date for the payment of a distribution to be paid on those Units but before the payment or distribution, the registered holders of those Units at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the repurchase of those Units or our default in payment of the distribution.

Payment of Taxes. If any person wants us to transfer Units held in such person’s name to a different name, that person must pay any transfer or other taxes required by reason of such transfer or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.

Liquidation Rights

In the event of a liquidation, termination or winding up of the Company, whether voluntary or involuntary, we will first pay or provide for payment of our debts and other liabilities, including the liquidation preferences of any class of preferred Units. Thereafter, holders of our Units will share in our funds remaining for distribution pro rata in accordance with their respective interests in the Company.

Preferred Units

Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of membership interests. In accordance with this provision, our LLC Agreement provides that our Manager is authorized to provide for the issuance from time-to-time of an unlimited amount of one or more classes or series of preferred Units of limited liability company interests, or preferred Units. Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred Units will be available for issuance without further action by our Unitholders. Our Manager is authorized to fix the number of preferred Units, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without Unitholder approval. As of the date of this offering circular, no preferred Units are outstanding and we have no current plans to issue any preferred Units.

We could issue a class or series of preferred Units that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of Units might believe to be in their best interests or in which holders of Units might receive a premium for their Units.

LLC Agreement

Non-Member Manager

Our LLC Agreement designates our Manager, as our non-member manager. Our Manager will generally not be entitled to vote on matters submitted to our Unitholders, although its approval will be required with respect to certain amendments to our LLC Agreement that would adversely affect its rights. Our Manager will not have any distribution, repurchase, conversion or liquidation rights by virtue of its status as the Manager.

Organization and Duration

We were formed on November 2, 2021 as a Delaware limited liability company, and will remain in existence until dissolved in accordance with our LLC Agreement.

Purpose

Under our LLC Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to our LLC Agreement relating to such business activity; provided, however, that, our Manager may only revoke or otherwise terminate our REIT election, without approval of our Unitholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Agreement to be Bound by our LLC Agreement; Power of Attorney

By purchasing a Unit, you will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, our LLC Agreement. Pursuant to our LLC Agreement, each Unitholder and each person who acquires a Unit from a Unitholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance, conversion to a corporation, listing on a national securities exchange, initial public offering or dissolution. The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our LLC Agreement.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our LLC Agreement limits the liability of our Manager, its officers and directors, our Sponsor and our Sponsor’s members, managers and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our Sponsor and our Sponsor’s members, managers and affiliates.

Our LLC Agreement provides that to the fullest extent permitted by applicable law, our Manager, its officers and directors, our Sponsor and our Sponsor’s members, managers and affiliates will not be liable to us. In addition, pursuant to our LLC Agreement, we have agreed to indemnify our Manager, its officers, members and managers, our Sponsor and our Sponsor’s members, managers and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or our LLC Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the manager or one of our Manager’s members, managers or officers.

Insofar as the foregoing provisions permit indemnification of members, managers, directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment of our LLC Agreement; Exclusive Authority of our Manager to Amend our LLC Agreement

Amendments to our LLC Agreement may be proposed only by or with the consent of our Manager. Our Manager will not be required to seek approval of the Unitholders to adopt or approve any amendment to our LLC Agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of Units or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of Units so affected.

Termination and Dissolution

We will continue as a limited liability company until terminated under our LLC Agreement. We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of the Company; or (4) at any time that we no longer have any Unitholders, unless our business is continued in accordance with the Delaware LLC Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our LLC Agreement will be final and binding on our Unitholders, except as may otherwise be required by law.

Restrictions on Ownership and Transfer

In order for us to obtain and maintain our qualification as a REIT under the Code, Units of the Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding Units may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To maintain our qualification as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

To assist us in qualifying as a REIT, our LLC Agreement, subject to certain exceptions, contains restrictions on the number and value of our Units and the number and value of Units of the Company that a person may own. Our LLC Agreement provides that generally no person may own, or be deemed to own by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of our Units, whichever is more restrictive. We refer to these limits collectively as the “ownership limit.” An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the Units of the Company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of Units.

The applicable constructive ownership rules under the Code are complex and may cause our Units owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of our Units, whichever is more restrictive, or 9.8% by value or number of our Units, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, our Units by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our Manager may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular Unitholder if the Unitholder’s ownership in excess of the ownership limit would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in the Company failing to maintain its qualification as a REIT. As a condition of its waiver or grant of excepted holder limit, our Manager may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our Manager in order to determine or ensure the Company’s qualification as a REIT. In addition, our Manager will reject, within five (5) business days following an investor’s submission of a subscription request, any investor’s subscription in whole or in part if it determines that such subscription would violate such ownership limits.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our Manager may from time-to-time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the Units then outstanding of the Company or the Company would otherwise fail to maintain its qualification as a REIT. Prior to the modification of the ownership limit, our Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our Units or Units of the Company, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our Units equals or falls below the decreased ownership limit, but any further acquisition of our Units in excess of such percentage ownership of our Units will be in violation of the ownership limit.

Our LLC Agreement further prohibits:

●	any person from beneficially or constructively owning, applying certain attribution rules of the Code, Units of the Company that would result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to maintain our qualification as a REIT; and

●	any person from transferring our Units if such transfer would result in our Units being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our Units that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our Units, or who would have owned our Units transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our Units will not apply if our Manager determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our Units as described above is no longer required in order for us to maintain our qualification as a REIT.

If any transfer of our Units would result in our Units being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such Units. In addition, if any purported transfer of our Units or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Manager or in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to maintain our qualification as a REIT, then that number of Units (rounded up to the nearest whole Unit) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such Units. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the Units had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to maintain our qualification as a REIT, then our LLC Agreement provides that the transfer of the Units will be null and void.

Units of the Company transferred to the trustee are deemed offered for sale to us, or our designee, at a price per Unit equal to the lesser of (1) the price paid by the prohibited owner for the Units (or, if the event that resulted in the transfer to the trust did not involve a purchase of such Units at market price, the last reported NAV value for our Units on the day of the event which resulted in the transfer of such Units to the trust) and (2) the last reported NAV value of our Units on the date we accept, or our designee accepts, such offer (or $100.00 if no NAV has been reported). We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the Units had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the Units held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the Units sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such Units will be paid to the charitable beneficiary.

If we do not buy the Units, the trustee must, as soon as practicable after receiving notice from us of the transfer of Units to the trust, sell the Units to a person or entity designated by the trustee who could own the Units without violating the ownership limit or the other restrictions on ownership and transfer of Units of the Company. After the sale of the Units, the interest of the charitable beneficiary in the Units transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the Units (or, if the event which resulted in the transfer to the trust did not involve a purchase of such Units at market price, the last reported NAV value for our Units on the day of the event which resulted in the transfer of such Units to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the Units. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the Units had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that our Units have been transferred to a trust, such Units are sold by a prohibited owner, then such Units will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such Units that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the Units held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any Units by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the Units held in trust and may also exercise all voting rights with respect to the Units held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that our Units have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that the Units have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

●	to rescind as void any vote cast by a prohibited owner prior to our discovery that the Units have been transferred to the trust; and

●	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible Company action, then the trustee may not rescind and recast the vote.

In addition, if our Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our Units, our Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to repurchase our Units, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our Units, within 30 days after the end of each taxable year, must give us written notice, stating the Unitholder’s name and address, the number of Units of each class of the Company that the Unitholder beneficially owns and a description of the manner in which the Units are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the Unitholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each Unitholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our Units will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Units or otherwise be in the best interest of the holders of the Units.

Personal Conduct Repurchase Right

Our LLC Agreement provides that we may elect to repurchase, at a price equal to the NAV per Unit value, all of the Units held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by our Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the Units.

Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert the Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates, referred to in this offering circular as a Roll-Up, (ii) list our Units (or Units of the Roll-Up vehicle) on a national securities exchange, or (iii) convert to a corporation and list the converted Units on a national securities exchange. In connection with a Roll-Up, Unitholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable, provided, however, that our Manager will be required to obtain approval of Unitholders holding a majority of the outstanding Units if required by applicable laws or regulations.

Anti-Takeover Effects of Our LLC Agreement and Delaware Law

The following is a summary of certain provisions of our LLC Agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company. These provisions include the following:

Authorized but Unissued Units

Our LLC Agreement authorizes us to issue additional Units or other securities of the Company for the consideration and on the terms and conditions established by our Manager without the approval of our Unitholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of Units of the Company, including preferred Units, and to fix the number of Units, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional Units and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the Delaware General Corporation Law (DGCL), or Section 203, which restricts certain business combinations with interested unitholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our LLC Agreement does not currently elect to have Section 203 apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested unitholder for a period of three years after the date of the transaction by which that person became an interested unitholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested unitholder, and an interested unitholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of our voting units. Our Manager may elect to amend our LLC Agreement at any time to have Section 203 apply to us.

Distribution Reinvestment Plan

Pursuant to our DRIP, you could elect to have your distributions, excluding those distributions that our Manager designates as ineligible for reinvestment through the plan, reinvested in additional Units, in lieu of receiving cash distributions. The following discussion summarizes the principal terms of the DRIP.

Eligibility

We intend that all of our common Unitholders would be eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

You would be required to cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current offering circular or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See “Suitability Standards” (immediately following the cover page).

Election to Participate

You may elect to participate in our DRIP by completing a subscription agreement, an enrollment form or another approved form that we would make available to you. Your participation in our DRIP would begin with the next distribution made after receipt of your enrollment form. You could choose to include all of your investments in our DRIP in their entirely or not at all. You may not choose to include a portion of your investments in the distribution reinvestment plan.

Unit Purchases

We plan that Units could be purchased under our DRIP on the distribution payment dates. Participants in the DRIP could purchase fractional Units so that 100% of the distributions will be used to acquire Units.

Participants in the DRIP could acquire Units at a price equal to the NAV as updated quarterly. No sales commissions will be paid with respect to Units purchased pursuant to the distribution reinvestment plan.

Transaction History

You or your designee would have access to a transaction listing showing your purchases under our DRIP. Your transaction history will contain the following information:

●	each distribution reinvested for your account;

●	the date of the reinvestment;

●	the number and price of the Units purchased by you; and

●	the total number of Units in your account.

Use of Proceeds

We expect to use the net proceeds from the sale of Units under our DRIP for general corporate purposes including, but not limited to, the following:

●	the acquisition of real estate investments; and

●	the repayment of debt.

We cannot predict with any certainty when or how much, if any, DRIP proceeds would be available for specific purposes.

Voting.

You may vote all Units, including fractional Units that you might acquire through our DRIP.

Tax Consequences of Participation

If you elect to participate in our DRIP and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our DRIP. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional Units. In addition, to the extent you purchase Units through our DRIP at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Unitholders” and “U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Unitholders.” You may be subject to backup withholding if you fail to comply with certain tax requirements. See “U.S. Federal Income Tax Considerations—Backup Withholding and Information Reporting.”

Termination of Participation

Our plan is that once enrolled, you could continue to purchase Units under our DRIP until we have: sold all of the Units registered in this offering; terminated this offering; or terminated our DRIP. You could terminate your participation in our DRIP at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least ten business days prior to the last business day of the month to which the distribution relates, and the participant’s termination will be effective for the next date Units are purchased under the DRIP. Any transfer of your Units will effect a termination of the participation of those Units in our DRIP. We intend to terminate your participation in our DRIP to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our Manager. We may also terminate your participation in our DRIP if your investment would cause us to exceed the 25% limit set forth in the section of the offering circular entitled “ERISA Considerations”.

Amendment or Termination of Plan

We may amend or terminate the DRIP for any reason at any time upon ten days’ notice to the participants. We intend to provide notice by including such information (a) in a material events filing or in our annual or semi-annual reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Subscription Agreement – Arbitration Provisions

The subscription agreement used in connection with the purchase of the Company’s Units contains arbitration provisions, which provide, among other things, that Unitholders agree to be bound by such provisions. The Company believes that such arbitrations provisions are enforceable under federal law, including the Federal Arbitration Act (“FAA”) and rulings from the United States Supreme Court. The subscription agreement expressly provides that the FAA governs the arbitration provisions located therein. The FAA provides, in relevant part, that arbitration agreements “shall be valid, irrevocable, and enforceable, save upon such grounds as exist at law or in equity for the revocation of any contract.” 9 U.S.C. §2. In addition, the United States Supreme Court has said that “courts must place arbitration agreements on the same footing as other contracts and enforce them according to their terms.” ATT Mobility LLC v. Concepcion, 563 U.S. 333, 339 (2011), citing Volt Information Sciences, Inc. v. Board of Trustees of Leland Stanford Junior Univ., 489 U.S. 468, 478 (1989); see also American Express Co. v. Italian Colors Restaurant, 133 S. Ct. 2304 (2010, (holding that, under the FAA, courts must “rigorously enforce” arbitration agreements according to their terms under the FAA’s mandate has been “overridden by a contrary congressional command”).

In addition, the Company believes that the arbitration provisions are enforceable under Delaware law. Under Delaware law, arbitration agreements are valid and enforceable when the contract clearly and unambiguously reflects the intention to arbitrate. 10 Del.C. § 5701, Kuhn Const., Inc. v. Diamond State Port Corp., 990 A.2d 393, 396 (2010). The Delaware Uniform Arbitration Act provides that a parties’ agreement to submit to arbitration is “valid, enforceable and irrevocable, save upon such grounds as exist at law or in equity for the revocation of any contract.” Graham v. State Farm Mut. Auto. Ins. Co., Del. Supr. 565 A.2d 908, 911 (1989). Further, arbitration agreements will be enforced unless the terms are unconscionable, i.e., there is an absence of meaningful choice and the terms unreasonably favor one of the parties. Graham, 565 A.2d at 912 (“For a contract clause to be unconscionable, its terms must be ‘so one-sided as to be oppressive.’”).

The Company believes that the arbitration provisions contained in the subscription agreement clearly and unambiguously provide the intent to have arbitration serve as a remedy to resolve “Claims,” as defined in the subscription agreement. In addition, the Company believes that the arbitration provisions in the subscription agreement are not unconscionable because either the prospective Unitholder or the Company can invoke arbitration, and the prospective Unitholder has a meaningful choice, i.e., the prospective Unitholder can simply choose not to subscribe for Units in the offering if they do not agree to the terms of the subscription agreement, and once the investment has been made, the arbitration agreement expressly provides that arbitration is not the exclusive means for resolving “Claims.” Notwithstanding the Company’s belief that the arbitration provisions are enforceable, there can be no assurance that federal or state laws will not change or that a court will not find that such provisions are unenforceable. If a court were to determine that the arbitration provisions did not clearly provide the parties’ intent to arbitrate or that they unreasonably favored the Company so that there was an absence of meaningful choice by the Unitholder, a court may find that the arbitrations provisions are not enforceable.

As stated above, the arbitration provisions in the subscription agreement apply to “Claims,” as defined in the subscription agreement. The subscription agreement defines a “Claim” as including “any past, present, or future claim, dispute, or controversy involving Subscriber (or persons claiming through or connected with Subscriber), on the one hand, and any of the Birgo Related Parties (or persons claiming through or connection with the Birgo Related Parties), on the other hand, relating to or arising out of this Agreement, any Unit, the Site, and/or activities or relationships that involve, lead to, or result from any of the foregoing, including the enforceability of this Arbitration Provision, any part thereof, or the entire Agreement.” Based on the foregoing, the Company believes that the arbitration provisions apply to “Claims” relating to the offering, including claims arising under federal securities laws and the rules and regulations thereunder.

The Company is not waiving its compliance with federal securities laws and the rules and regulations thereunder through the use of arbitration provisions in the subscription agreement. In addition, Unitholders are not deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder by agreeing to the arbitration provisions in the subscription agreement.

Valuation Policies and Quarterly NAV Unit Price Adjustments

Following the end of each full calendar quarter, beginning in July 2023, our Manager will determine the NAV for our Units using a process that reflects (1) the estimated values of commercial real estate assets and investments, and related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, economic indicators, and (b) individual appraisal reports of the underlying real estate provided by an independent valuation advisor, (2) the price of liquid assets for which third party market quotes are available, (3) other assets and liabilities valued at book value, excluding offering and organization costs which will be included upon reimbursement to our Advisor,  (4) accrual of our periodic distributions, (5) accrual of the preferred return, and (6) estimated accruals of our operating revenues and expenses.

Upon acquisition and through the end of the respective full calendar quarter, our properties will be carried at cost, which we believe represents the estimated value. Thereafter, our Manager will use the market capitalization rate as the primary methodology to value our investments, whereby the estimated value is calculated by applying a market capitalization rate to the projected or actual net operating income generated by those investments. The Manager will determine the market capitalization rate based on completed sales and/or quoted prices in active marketing of comparable assets. Alternative methodologies that may be used by our Manager to value our investments include discounted cash flow and comparable sales. The discounted cash flow method will estimate the value of the Company’s ownership interest in the investments by discounting the anticipated future cash flow and anticipated terminal value over the projected likely-hold period of the investment at an appropriate market levered-discount rate. The comparable sales method will estimate the value of the Company’s ownership interest in an investment based on completed sales and/or quoted prices in active marketing of comparable assets. Comparable sales are identified by reviewing recent sales of similar vintage in a defined geographic region that are comparable in quality of improvements and tenancy. From the real estate property fair value, our Manager estimates the value of the Company’s ownership interest by reducing the real estate property value by (i) any ownership liabilities (i.e. senior loans, secured and unsecured creditors, etc.) and (ii) the ownership interest and/or profit participation of any other members in the applicable venture.

We intend to engage an independent nationally recognized third-party appraisal firm to act as our independent valuation advisor. Annual appraisals of our commercial real estate assets and investments completed by the independent valuation advisor will be conducted on a rotating basis with approximately one quarter of our properties being appraised each quarter. Our Advisor will be responsible for ensuring that the independent valuation advisor discharges its responsibilities in accordance with our valuation guidelines. All property appraisals shall reflect the current fair value of our interest in each property consistent with the funds accounting policy (i.e. unit of account). The independent valuation advisor will not be responsible for, or prepare, our NAV. Our Manager is ultimately responsible for the determination of our NAV and will use the appraisal reports as deemed necessary for calculating the NAV.

We will determine our NAV per Unit quarterly by dividing our NAV in such fiscal quarter by the number of our Units outstanding as of the end of such fiscal quarter, such number of Units shall include the number of Units purchased or redeemed during such fiscal quarter. Generally, within 30 calendar days after the last calendar day of each quarter, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per Unit, and if appropriate a brief description of the reason(s) for the changes. Additionally, we will identify the NAV per Unit on the Reiturn Fund Platform.

We intend that our transaction price for the then-current quarter will equal our prior quarter’s NAV per Unit. The transaction price will be the price at which we offer Units, together with applicable upfront selling commissions and dealer manager fees, if any. Provided that we have implemented a Unit repurchase program, we will repurchase Units at the transaction price, without selling commissions and dealer manager fees. Subscriptions received prior to an updated NAV per Unit calculation will be executed at a price equal to our last published NAV per Unit, even if settlement occurs after we have published an updated NAV per Unit. In other words, the purchase price for the units will be based on the NAV per Unit that was in effect at the time the subscription was received. Our goal is to provide a reasonable estimate of the market value of our Units on a quarterly basis. However, rapidly changing market conditions or material events may not be immediately reflected in our quarterly NAV. The resulting potential disparity in our NAV may be detrimental or beneficial to new purchasers of our Units, or Unitholders whose Units are repurchased, depending on whether our published NAV per Unit is overstated or understated. Further, our assets will consist of commercial real estate investments and, as with any commercial real estate valuation protocol, the conclusions reached by our Manager will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. Different parties using different assumptions and estimates could derive a different NAV, which could be significantly different from our calculated NAV. While we seek to adopt NAV calculation methodologies that are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. In addition, NAV is not a measure used under GAAP and the determination of our NAV is not based on, nor intended to comply with, ASC 820, “Fair Value Measurement and Disclosures” under U.S. Generally Accepted Accounting Principles.

Disclosures

If and when the Manager calculates the NAV of our Units and determines to offer Units at a price other than the prior quarter’s NAV per Unit, we will file a supplement as an amendment to this offering circular setting forth:

●	the calculation of the new NAV per Unit;

●	an update on the status of our current offering; and

●	any changes in our valuation guidelines;

Any new NAV will become effective on approval of the amendment, and will be posted on the Reiturn Fund Platform in addition to be included in our public filings.

Quarterly Unit Repurchase Program

While you should view your investment as long-term, after a year of operation, we intend to adopt a Unit repurchase program, whereby Unitholders may request that we repurchase up to 25% of their Units quarterly while this offering is ongoing. We may make repurchases upon the death of a Unitholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”).

Our Units are currently not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our Units. In order to provide our Unitholders with some liquidity, we intend to adopt a Unit repurchase program that may enable you to sell your Units to us in limited circumstances.

Unitholders may present for repurchase all or a portion of their Units to us in accordance with the procedures outlined herein. Upon such presentation, we may, subject to the conditions and limitations described below, repurchase the Units presented to us for cash subject to the availability of cash to fund such repurchase, which will be determined by our Manager, in its full discretion.

In the event there are insufficient funds to honor all requested Unit repurchases, we will use the funds available and honor the repurchase requests on a pro-rata basis.

We will not pay our Manager or its affiliates any fees to complete any transactions under our Unit repurchase program.

We may make repurchases upon the death of a Unitholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”). For ordinary repurchases, the Effective Repurchase Rate will depend upon how long a Unitholder requesting redemption has held his or her Units. Exception repurchases are not subject to any discount associated with the amount of time the Units were held and will be repurchased at 100% of the most recently announced NAV per Unit. The repurchase rates at which we will repurchase Units are presented in the table below. Any fee charged to the Company by a third party in connection with a repurchase will be deducted from the total repurchase price. For purposes of determining the time period a Unitholder has held each Unit, the time period begins as of the date the Unitholder acquired the Unit.

Years Held	Discount Percentage

Between 1-2 years	Redemptions at 95% of NAV

Between 2-3 years	Redemptions at 98% of NAV

After 3 years	Redemptions at 100% of NAV

In the event that a Unitholder requests repurchase of 100% of the Units owned by the Unitholder on the date of presentment, we will waive the one-year holding period requirement for any Units presented that were acquired through our DRIP and such Unitholder will be deemed to have withdrawn from the DRIP.

At any time we are engaged in an offering of Units, the price at which we will repurchase Units will never be greater than the applicable per Unit offering price in effect on the date of the Unit repurchase.

Repurchases of our Units will be made quarterly upon written request to us at least 30 days prior to the end of the applicable quarter and will be made within 45 days of the end of the applicable quarter, which we refer to as the repurchase date. Unitholders may withdraw their repurchase request any time prior to the repurchase date. If we agree to honor a repurchase request, the Units to be repurchased will cease to accrue distributions or have voting rights as of the repurchase date. If we are unable to honor a repurchase request, you can (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchase can be made pursuant to the limitation of the repurchase program when sufficient funds are available.

We intend to limit the number of Units to be repurchased during any calendar year to 5.0% of the weighted average number of Units outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). During the period that this offering is ongoing, all Unitholders who have held their Units for at least one year may request us to repurchase up to 25% of their Units quarterly, up to the aggregate quarterly and annual limitations discussed above. Once we have concluded this offering, we intend to evaluate Unit repurchase levels on a quarterly basis depending on our available cash.

In addition, following the conclusion of this offering, our Manager may, in its sole discretion, amend, suspend or terminate the Unit repurchase program at any time. Reasons we may amend, suspend or terminate the Unit repurchase program include (i) to protect our operations and our remaining Unitholders, (ii) to prevent an undue burden on our liquidity, (iii) to preserve our status as a REIT, (iv) following any material decrease in our NAV, or (v) for any other reason. Following the conclusion of this offering, our Manager may also, in its sole discretion, decline any particular Unit repurchase request if it believes such action is necessary to preserve our status as a REIT (for example, if a repurchase request would cause a non-repurchasing Unitholder to violate the ownership limits in our LLC Agreement or if a repurchase constitutes a “dividend equivalent repurchase” that could give rise to a preferential dividend issue). Therefore, you may not have the opportunity to make a unit repurchase request prior to any potential termination of our unit repurchase program.

For more information about our unit repurchase program or to submit a repurchase request, please contact us by email at InvestorRelations@birgo.com.

Ownership and Transfer of Units Policy

In addition to the provisions in our LLC Agreement relating to transfers of our Units, we have adopted the following policy concerning the ownership and transfer of our Units.

Unitholders seeking to assign or transfer all or a portion of their Units must satisfy the following requirements:

●	A Unitholder wishing to assign or transfer all or a portion of its Units must have held its Units for at least one year;

●	No Unitholder may transfer or assign all or any portion of its Units to any individual or entity that does not possess the financial qualifications required of all individuals or entities that become Unitholders, as described in the offering circular and LLC Agreement;

●	A Unitholder wishing to assign or transfer all or a portion of its Units must provide a letter by an attorney, or similar documentation, attesting to the financial qualifications of the desired transferee or assignee as required of all individuals who become Unitholders, as described in the offering circular and LLC Agreement. In addition, if the Unitholder wishing to assign or transfer all or a portion of its Units is an entity, it must provide a letter by an attorney, or similar documentation, attesting that such transfer or assignment is permissible, as described in the offering circular and LLC Agreement;

●	Any such transfer shall be made at least 30 days prior to the desired transfer or assignment and by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of the LLC Agreement or this offering circular, and which has been duly executed by the assignor of such Units and accepted by the Manager in writing. Upon such acceptance by the Manager, such an assignee shall take Units subject to all terms of the offering circular, the LLC Agreement and all accompanying documents and shall become a Unitholder;

●	A transfer fee shall be paid by the transferring Unitholder in such amount as may be required by the Manager to cover all reasonable expenses connected with such assignment; and

●	Transfer requests that comply with the LLC Agreement and the foregoing requirements will be processed on the first day of each month.

Our ownership and transfer of Units policy may be amended at any time in our Manager’s discretion.

Reports to Unitholders

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as certain asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you with periodic updates, including offering circulars, offering circular supplements, quarterly pricing supplements, quarterly information statements and other information.

We will provide such periodic updates electronically through the website at www.reiturn.com. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an email message that will include instructions on how to retrieve the periodic updates. If our email notification is returned to us as “undeliverable,” we will contact you to obtain your updated email address. We will provide you with paper copies at any time upon request.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our Units. For purposes of this section, references to “we,” “us” or the “Company” means only Birgo Reiturn Fund LLC and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code (the “Code” or “IRC”), the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Service (IRS) Code, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information purposes only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular Unitholder in light of its investment or tax circumstances or to Unitholders subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our Units;

●	subchapter S corporations;

●	U.S. Unitholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our Units through the exercise of employee stock options or otherwise as compensation;

●	persons holding our Units as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Code;

●	persons holding our Units through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in the Company;

●	tax exempt organizations, except to the extent discussed below in “—Taxation of Tax Exempt U.S. Unitholders;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—Taxation of Non-U.S. Unitholders.”

This summary assumes that Unitholders will hold our Units as capital assets, which generally means as property held for investment. For the purposes of this summary, a U.S. person is a beneficial owner of our Units who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. Unitholder is a beneficial owner of our Units who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our Units who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. Unitholder is a beneficial owner of our Units who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR UNITS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR UNITS TO ANY PARTICULAR UNITHOLDER WILL DEPEND ON THE UNITHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR UNITS.

Taxation of the Company

We intend to elect to be taxed, and to qualify, as a REIT under the Code, commencing with the taxable year ended December 31, 2023. We believe that the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and we intend that the Company will be owned and operated so as to conform with such requirements. We have determined not to obtain an opinion from our tax counsel that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code. Our initial and continued qualification as a REIT will be based in part on the present and future conduct of our business operations. While we believe that we are organized and intend to operate so that we maintain our qualification as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, we can give no assurance that we will so qualify for any particular year. Even if we had obtained an opinion of counsel, you should be aware that such an opinion would not be binding on the IRS.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of Unit ownership and various qualification requirements imposed upon REITs by the Code, which are discussed below. In addition, our ability to maintain our qualification as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to maintain our qualification as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we obtain and maintain our qualification as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our Unitholders. This treatment substantially eliminates the “double taxation” at the corporate and Unitholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the Unitholder level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

●	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cash less income such as accrued but unpaid interest.

●	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “—Foreclosure Property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

●	If we fail to satisfy any provision of the Code that would result in our failure to maintain our qualification as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our Unitholders, as described below in “— Requirements for Qualification as a REIT.”

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a Unitholder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the Unitholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the Unitholder’s basis in our Units.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable units or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding ownership interest is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities, referred to as the 5/50 Test in this offering circular;

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8) that has no accumulated earnings and profits from any non-REIT taxable year at the close of any taxable year; (9) that uses the calendar year for U.S. federal income tax purposes; and

(10) that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes our Manager. Our Units are generally freely transferable, and we believe that the restrictions on ownership and transfers of our Units do not prevent us from satisfying condition (2). Although we are organized as a limited liability company, for U.S. federal income tax purposes we elected to be classified as a corporation in compliance with condition (3). Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that the Units sold in this offering will allow us to timely comply with condition (6). However, depending on the number of Unitholders who subscribe for Units in this offering and the timing of subscriptions, we may need to conduct an additional offering of preferred Units to timely comply with (5). To monitor compliance with the unit ownership requirements, we are generally required to maintain records regarding the actual ownership of our Units. Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our LLC Agreement provides restrictions regarding the ownership and transfer of our Units, which are intended to assist us in satisfying the Unit ownership requirements described above.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata unit of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s unit of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, under recently enacted rules that became effective for taxable years beginning after December 31, 2017, a partnership in which we invest may be required to pay the hypothetical increase in partner-level taxes resulting from an adjustment of partnership tax items on audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a Taxable REIT Subsidiary (“TRS”), that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our Unitholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the ownership interest issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass- through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to Unitholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Unitholders” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to continue to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a Collateralized Debt Obligation (“CDO”) we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate unit of the assets and income of the partnership, based on our unit of partnership capital, as if we owned such unit of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our unit of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “ — Failure to Qualify” below or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status.

Gross Income Tests

To maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other units of REITs, interest income derived from mortgage loans secured by real property, gains from the sale of real estate assets, and income and gain derived from foreclosure property, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of securities, which need not have any relation to real property.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest outstanding balance of the loan during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. With respect to loans to develop or improve real property, we are permitted to include as real property collateral for the foregoing apportionment purposes the sum of the fair market value of the undeveloped land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to continue to qualify as a REIT.

In the event a mortgage loan is modified, we may be required to retest the loan under the apportionment rules discussed above by comparing the outstanding balance of the modified loan to the fair market value of the collateral real property at the time of modification.

Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property for purposes of the income tests, and generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical, and the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent we make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for purposes of the 75% gross income test.

We may hold indirect participation interests in some loans, rather than direct ownership of the loan. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset test that also generates qualifying mortgage interest for purposes of the 75% gross income test, to the extent that the loan underlying the participation is a qualifying real estate asset that generates qualifying income for such purposes. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to continue to qualify as a REIT.

Fee Income

Although not currently contemplated, we may receive various fees and expense reimbursements from borrowers in connection with originating loans. Fees that are for entering into agreements to make loans are qualifying income for both gross income tests. Other fees that are treated as “points” are treated as additional interest on the loan and are qualifying or nonqualifying based on whether the loan is a real estate asset. However, fees for services will not be qualifying income for purposes of both the 75% and 95% gross income tests. In addition, certain expense reimbursements received from the borrower, and even certain expenses paid by the borrower directly to a third party service provider, may result in nonqualifying income for both gross income tests to the extent such amounts are reimbursements for expenses that benefit us. Any fees earned by a TRS will not be included for purposes of the gross income tests but the use of a TRS to originate loans to avoid such nonqualifying income may increase the taxes paid by the TRS.

Dividend Income

We may receive material distributions from TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

If we invest in an entity treated as a “passive foreign investment company” or “controlled foreign corporation” for U.S. federal income tax purposes, which could include a CDO investment, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions. Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Treatment of Certain Debt Instruments as Equity

We may hold loans with relatively high loan-to-value ratios and/or high yields. Additionally, we may receive equity interests in borrowers in connection with loans that we acquire. These features can cause a loan to be treated as equity for U.S. federal income tax purposes. Although we intend to only acquire loans that should be respected as debt for U.S. federal income tax purposes, there can be no assurance that the IRS will not challenge our treatment of one or more of our acquired loans as debt for U.S. federal income tax purposes. In the event the IRS was successful in such a challenge, all or a portion of the income from any such loans received from borrowers that are treated as partnerships for U.S. federal income tax purposes may be viewed as guaranteed payments under the partnership tax rules, in which case such income may not be qualifying income for the REIT income tests, and may be treated as income from a prohibited transaction, which is excluded from the REIT income tests. As a result, such a recharacterization could adversely affect our ability to continue to qualify as a REIT.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, or (2) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.

Rents from Real Property

We may acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns), and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, ownership interest possessing 10% or more of the total combined voting power of all ownership interests entitled to vote, or 10% or more of the total value of units of all ownership interests of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Rent attributable to personal property leased under or in connection with real property will qualify as “rents from real property” provided that the rent attributable to the personal property amounts to no more than 15% of the total rent.

Phantom Income

Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets. For example, we may acquire debt instruments that provide for interest that accrues or is payable in kind, in which case we will be required to include that income for tax purposes as it accrues rather than when it is paid in cash. To the extent we purchase debt instruments at a discount after their original issuance, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, we will be required to treat a portion of any principal payments as ordinary income in an amount equal to the market discount that has accrued while we held the debt instrument. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument.

We may acquire loans that provide us with rights to participate in the appreciation of the collateral real property securing our debt instrument at specified times or that provide for other contingent payments based on the borrower’s performance. In circumstances where such equity features are part of the loan and not treated as a separate equity investment, we generally will be required to accrue for tax purposes the projected increase in the yield on the loan attributable to the participation feature or contingent payments over the term of the loan, even though we do not receive any cash attributable to the participation feature or contingent payments until some point in the future, if ever. In circumstances where our equity participation is structured as a separate interest from the loans, we will be required to allocate the amount we pay for the loan and the equity interest between those securities and, depending on the circumstances, such allocation may result in additional discount on the loan that must be accrued for tax purposes over the life of the loan (even though no corresponding cash payment is made until later).

We may also acquire debt instruments below par that are subsequently modified by agreement with the borrower. Under applicable Treasury regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because our tax basis in such debt instruments may be substantially less than the face value, we could have significant income without any corresponding receipt of cash. Such a modification also may require us to retest the status of the modified loan for purposes of determining whether the loan is fully secured by real property.

In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to accrue the unpaid interest as taxable income.

Finally, we may be required under the terms of our indebtedness to use cash received from interest payments to make nondeductible principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our Unitholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still continue to qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not continue to qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property), units in other qualifying REITs and stock/units or debt instruments held for less than one year purchased with the proceeds from an offering of our units or certain debt and debt instruments issued by publicly offered REITs. A “publicly offered REIT” means a real estate investment trust which is required to file annual and periodic reports with the Commission under the Securities Exchange Act of 1934. Assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs are subject to the additional following asset tests: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value, and (iii) not more than 25% of our assets may consist of “nonqualified publicly offered REIT debt instruments.” A “nonqualified publicly offered REIT debt instrument” means debt instruments issued by publicly offered REITs that only qualify as “real estate assets” by virtue of provisions of the Code. In addition, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into units and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership). As a result, the straight debt exception would not be available to us with respect to a loan where we also hold an equity participation in the borrower through a TRS.

A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Under special guidance issued by the IRS, if the value of the mortgage loan exceeds the greater of the current value of the real property securing the loan and the value of the real property securing the loan at the time we committed to acquire the loan, such excess will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans to determine if the modified loan is adequately secured by real property as of the modification date if the modification results in a taxable exchange. However, under special guidance issued by the IRS, if a loan modification occurred as a result of default or we reasonably believed that there was a significant risk of default and the modification reduced such risk, we generally would not be required to retest such modified loan.

As discussed above under “—Gross Income Tests,” certain loans that we might acquire could be at risk of being treated as equity interests in the borrower for U.S. federal income tax purposes. In such cases, we would likely be treated as owning our proportionate unit of the borrower’s assets (if the borrower is a pass-through entity) or as owning corporate units (if the borrower is a corporation), which could adversely affect our ability to comply with the asset tests.

As discussed above under “—Gross Income Tests,” there may be circumstances in which our mezzanine loans do not comply with the safe harbor under Revenue Procedure 2003-65. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT status.

As discussed above under “—Gross Income Tests,” participation interests in loans that we acquire may not be treated as direct interests in the underlying mortgage loan, which may cause the participation interest to not qualify as a real estate asset. While we intend that any such participation interests will be structured in a manner so as to be treated for REIT purposes as equivalent to a direct interest in the loan, and therefore, as a real estate asset, there can be no guarantee that such treatment is respected by the IRS.

We may enter into repurchase agreements under which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We generally believe that we would be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement, and the repurchase agreement would be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, which could impact our REIT status.

We believe that our loan holdings and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. However, there can be no assurance that we will be successful in this effort. To determine compliance with these requirements, we will need to estimate the value of our assets (or the value of the collateral securing our loans). We may not obtain independent appraisals to support our conclusions concerning the values of our assets, or in many cases, the values may not be susceptible to a precise determination and are subject to change in the future. In some cases, we may rely on our own valuation that differs from the value determined by an appraiser. There can be no assurance that the IRS will not disagree with the determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to continue to qualify as a REIT.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

In order to continue to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our Unitholders in an amount at least equal to:

(a)	the sum of: 90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and 90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income as defined under IRC 857(e).

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to Unitholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each Unitholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our Unitholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding Units within a particular class and is in accordance with the preferences among different classes of Units as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every unitholder of the units with respect to which we make a distribution the same as every other unitholder of that class, and we must not treat any units other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent repurchases.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our units if there is more than one, and will seek to avoid dividend equivalent repurchases. (See “— Taxation of Taxable U.S. Unitholders — Repurchases of Units” below for a discussion of when repurchases are dividend equivalent and measures we intend to take to avoid them.)

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our Unitholders include their proportionate unit of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate unit of the tax paid by us. Our Unitholders would then increase the adjusted basis of their Units in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate units.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time-to-time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. See “—Gross Income Tests—Phantom Income” above. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable unit dividends. In the case of a taxable unit dividend, unitholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to unitholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates). Thus, we intend to conduct our operations so that loans or other assets owned by us (or assets that are the subject of a shared appreciation provision that we own) that are inventory or held primarily for sale to customers in the ordinary course of business are held through a TRS. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances, and no assurance can be given that we will be successful in isolating all investments subject to the 100% tax in our TRSs or that we will not engage in prohibited transactions outside of our TRSs. With respect to kickers treated as equity for U.S. federal income tax purposes, as well as any loans treated as equity interests in our borrowers for U.S. federal income tax purposes (see “—Gross Income Tests—Treatment of Certain Debt Instruments as Equity”), our income from such interests may be income from a prohibited transaction subject to the 100% tax if the underlying real property is treated as held as inventory or primarily for sale to customers.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our Unitholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our Unitholders will generally be taxable in the case of U.S. unitholders (as defined above) who are individuals at a maximum capital gains rate of 20%, and dividends in the hands of our corporate U.S. unitholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Unitholders

This section summarizes the taxation of U.S. unitholders that are not tax exempt organizations.

Distributions

Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. unitholders, including distributions that are reinvested pursuant to the DRIP, out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. unitholders who receive dividends from taxable subchapter C corporations. As discussed above, if we realize excess inclusion income and allocate it to a taxable U.S. unitholder, that income cannot be offset by net operating losses of such unitholder. Participants in the DRIP will also be treated for tax purposes as having received an additional distribution to the extent that they purchase units under our DRIP at a discount to fair market value, if any. As a result, participants in our DRIP may have a tax liability with respect to their unit of our taxable income, but they will not receive cash distributions to pay such liability.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. unitholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. unitholder has held our units. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. unitholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. unitholders will increase their adjusted tax basis in our Units by the difference between their allocable unit of such retained capital gain and their unit of the tax paid by us. Corporate U.S. unitholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. unitholders who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. unitholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. unitholder to the extent that they do not exceed the adjusted tax basis of the U.S. unitholder’s units in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these units. To the extent that such distributions exceed the adjusted tax basis of a U.S. unitholder’s units, they will be treated as gain from the disposition of the units and thus will be included in income as long-term capital gain, or short-term capital gain if the units have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company” and “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. unitholders and do not offset income of U.S. unitholders from other sources, nor do they affect the character of any distributions that are actually made by us.

To the extent a U.S. unitholder elects to participate in our DRIP, a tax liability may be incurred for allocated distributions withheld and reinvested pursuant to our DRIP. A Unitholder will be treated as if a cash distribution was received and then applied to a purchase of additional Units. If Units were purchased through our DRIP at a discount to their fair market value, it will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. A U.S. unitholder will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. A U.S. unitholder may be subject to back up withholding if certain tax requirements are not complied with. See “– Backup Withholding and Information Reporting.”

Qualified Business Income

Section 199A of the Code reduces the income tax imposed on qualified business income (“QBI”) derived by an individual, estate or trust from a partnership, S corporation or sole proprietorship by creating a new deduction of up to 20% of the QBI of each individual. Accordingly, the top marginal tax rate on QBI that qualifies for the 20% deduction under the Act is 29.6%. These provisions are effective for taxable years beginning after December 31, 2017, and will expire on December 31, 2025.

QBI for a taxable year is defined as the net amount of domestic qualified items of income, gain, deduction and loss with respect to the taxpayer’s qualified trades and businesses, which generally means any trades or businesses other than specified service businesses. “Specified service businesses” are professions in the fields of health, law, consulting, athletics, financial services, brokerage services, or any trade or business in which the principal asset of such trade or business is the reputation or skill of one or more of its employees or owners, or which involves the performance of services that consist of investing and investment management, trading, or dealing in securities, partnership interests, or commodities. The Tax Act, however, allows individuals that derive business income from specified service businesses to treat such income as QBI if their taxable income is less than $315,000 (for married taxpayers filing a joint return) or $157,500 (for individuals).

The Tax Act limits the deduction for an individual’s QBI to the greater of (a) 50% of the individual’s “W-2 wages” paid with respect to the qualified trade or business, or (b) the sum of 2% of the W-2 wages plus 2.5% of the unadjusted basis of all “qualified property” immediately after its acquisition. Qualified property includes property of a character subject to depreciation and used in production of QBI. Such wages include wages subject to wage withholding, elective deferrals, and deferred compensation paid by the taxpayer during the calendar year. The W-2 wage limit does not apply for taxpayers with taxable income not exceeding $315,000 (for married taxpayers filing a joint return) or $157,500 (for other individuals).

QBI does not include certain investment-related income, gains, deductions, or losses. If a taxpayer has negative QBI for a particular year, the amount of such loss can be used to offset QBI in the following taxable year.

The Tax Act also excludes from QBI (1) any amount paid by an S corporation that is treated as reasonable compensation of the taxpayer and (2) any amount that is a guaranteed payment for services actually rendered to or on behalf of a partnership.

Ordinary REIT dividends are eligible for a full 20% deduction that is not subject to the wage limitations discussed above.

U.S. UNITHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE WHETHER THEY QUALIFY FOR THE DEDUCTION UNDER SECTION 199A.

Dispositions of Our Units

In general, capital gains recognized by individuals and other non-corporate U.S. unitholders upon the sale or disposition of Units will be subject to a maximum U.S. federal income tax rate of 20%, if such Units were held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if such Units were held for one year or less. Gains recognized by U.S. unitholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. unitholder upon the disposition of our Units held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the Units have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. unitholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of Units by a U.S. unitholder who has held the Units for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. unitholder as long-term capital gain.

Repurchases of Units

A repurchase of Units will be treated under Section 302 of the Code as a taxable distribution unless the repurchase satisfies one of the tests set forth in Section 302(b) of the Code enabling the repurchase to be treated as a sale or exchange of the repurchased Units. A repurchase that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a repurchase treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The repurchase will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to the Unitholder, (2) results in a “complete termination” of the Unitholder’s interest in us, or (3) is “not essentially equivalent to a dividend” with respect to the Unitholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, Units considered to be owned by the Unitholder by reason of certain constructive ownership rules set forth in the Code, as well as Units actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular repurchase will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective unitholders are advised to consult their own tax advisers to determine such tax treatment.

If a repurchase of Units is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the Unitholder whose Units were repurchased. In addition, although guidance is sparse, the IRS could take the position that Unitholders who do not participate in any repurchase treated as a dividend should be treated as receiving a constructive unit distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the repurchase, even though such Unitholder did not actually receive cash or other property as a result of such repurchase. The amount of any such constructive dividend would be added to the non-repurchasing Unitholder’s basis in his Units. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that repurchases taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “Requirements for Qualification as a REIT” and “Annual Distribution Requirements”), we have implemented procedures designed to track our Unitholders’ percentage interests in our Units and identify any such dividend equivalent repurchases, and we will decline to effect a repurchases to the extent that we believe that it would constitute a dividend equivalent repurchase. However, we cannot assure you that we will be successful in preventing all dividend equivalent repurchase.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. unitholder with respect to our Units will be treated first as a recovery of the unitholder’s basis in the Units (computed separately for each block of units) and thereafter as gain from the disposition of our Units. In general, the U.S. federal income tax rules applicable to REITs likely will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust. ” Each Unitholder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the Unitholder. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our Units, including the potential incurrence of income treated as UBTI for tax-exempt unitholders.

Medicare Tax on Unearned Income.

U.S. unitholders that are individuals, estates or trusts may be required to pay an additional 3.8% federal tax on net investment income including, among other things, dividends on and capital gains from the sale or other disposition of units. U.S. unitholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our Units.

Taxation of Tax Exempt U.S. Unitholders

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. unitholder has not held our Units as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt unitholder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our Units generally should not give rise to UBTI to a tax exempt U.S. unitholder. Excess inclusion income as allocated to a tax-exempt U.S. unitholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us). See “—Excess Inclusion Income.”

Tax exempt U.S. unitholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our Units could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our Units, or (B) a group of pension trusts, each individually holding more than 10% of the value of our Units, collectively owns more than 50% of such Unit; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

Tax exempt U.S. unitholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our Units.

Taxation of Non-U.S. Unitholders

General

In general, non-U.S. unitholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Units. In cases where a non-U.S. unitholder’s investment in our Units is, or is treated as, effectively connected with the non-U.S. unitholder’s conduct of a U.S. trade or business, dividend income received in respect of our Units and gain from the sale of our Units generally will be “effectively connected income”, or ECI, subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. unitholder were a U.S. unitholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. unitholder that is a corporation. Additionally, non-U.S. unitholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our Units is not effectively connected to a U.S. trade or business of the non-U.S. unitholder and that the non-U.S. unitholder is not present in the U.S. for more than 183 days during any taxable year.

To the extent a non-U.S. unitholder elects to participate in our DRIP, a tax liability may be incurred for allocated distributions withheld and reinvested pursuant to our DRIP. A unitholder will be treated as if a cash distribution was received and then applied to a purchase of additional Units. A non-U.S. unitholder may be subject to back up withholding. See – “Backup Withholding and Information Reporting.”

Under the Foreign Investment in Real Property Tax Act, or FIRPTA, gains from U.S. real property interests, or USRPIs, are treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. unitholder were a U.S. unitholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. unitholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, ownership interests of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, our Units will not be a USRPI if either (i) we are “domestically-controlled”, (ii) our units owned is of a class that is regularly traded on an established securities market and the selling non-U.S. unitholder owned, actually or constructively, 10% or less of our outstanding Units of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence) , (iii) with respect to a selling non-U.S. unitholder that is a “qualified unitholder” (as described below) or (iv) with respect to a selling non-U.S. unitholder that is a “qualified foreign pension fund” (as described below). A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s units of units or the period of the REIT’s existence), less than 50% in value of its outstanding units is held directly or indirectly by non-U.S. persons.

Our Units are not currently traded on an established securities market. We also cannot assure you that we will be domestically-controlled at all times in the future. Thus, although we expect that many of our assets will not themselves be USRPIs, we cannot assure you that our Units are not or will not become a USRPI in the future.

Ordinary Dividends

The portion of dividends received by non-U.S. unitholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. unitholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Non-Dividend Distributions

A non-U.S. unitholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its ownership interest. Instead, the excess portion of the distribution will reduce the adjusted basis of that ownership interest. A non-U.S. unitholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its ownership interest unless our Units constitute a USRPI. If our Units are USRPI, distributions in excess of both our earnings and the non-U.S. unitholder’s basis in our Units will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. unitholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. unitholder’s tax basis in our Units). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. unitholder, and may be refundable to the extent such withheld amounts exceed the unitholder’s actual U.S. federal income tax liability. Even in the event our Units are not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. unitholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the unitholder’s actual U.S. federal income tax liability.

Capital Gain Dividends

Subject to an exception that may apply if our Units are regularly traded on an established securities market or if the selling non-U.S. unitholder is a “qualified unitholder” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. unitholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 35% withholding. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. unitholder that is a corporation. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. unitholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look-through rule also applies to distributions in repurchases of units and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of equity that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. unitholder does not own more than 10% of that class of equity at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our Units become “regularly traded” on an established securities exchange in the future.

Dispositions of Our Units

A sale of our Units by a non-U.S. unitholder generally will not be subject to U.S. federal income tax unless our units are a USRPI. If our units are a USRPI, gain from the sale of our units would be ECI to the non-U.S. unitholder. If our units are not a USRPI, gain from the sale of our units would not be subject to U.S. federal income tax.

To the extent our Units are held directly (or indirectly through one or more partnerships) by a “qualified unitholder,” our Units will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such unitholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified unitholder is generally a non-U.S. unitholder that (1) (A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (2) is a “qualified collective investment vehicle” (within the meaning of Section 897(k) (3)(B) of the Code) and (3) maintains records of persons holding 5% or more of the class of interests described in clauses (1)(A) or (1)(B) above. However, in the case of a qualified unitholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified unitholder’s units (determined by applying the ratio of the value of the interests held by applicable investors in the qualified unitholder to the value of all interests in the qualified unitholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified unitholder on the disposition of our Units or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. For these purposes, an “applicable investor” is a person who holds an interest in the qualified unitholder and holds more than 10% of our Units applying certain constructive ownership rules.

FIRPTA will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by an qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (1) created or organized in a foreign country, (2) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (3) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (5) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

Repurchases and Liquidating Distributions

A repurchase of Units by a non-U.S. unitholder will be treated as a regular distribution or as a sale or exchange of the repurchased Units under the same rules of Section 302 of the Code that apply to U.S. unitholders and which are discussed above under “Taxation of Taxable U.S. Unitholders— Repurchases of Units.” Subject to the FIRPTA look-through rule, (i) if our Units are a USRPI, gain from a repurchase treated as a sale or exchange of our Units would be ECI to the non-U.S. unitholder and (ii) if our Units are not a USRPI, gain from a repurchase treated as a sale or exchange of our units would not be subject to U.S. federal income tax.

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. unitholder with respect to our Units will be treated first as a recovery of the unitholder’s basis in the units (computed separately for each block of units) and thereafter as gain from the disposition of our Units. Subject to the FIRPTA look-through rule, (1) if our Units are a USRPI, gain from a liquidating distribution with respect to our Units would be ECI to the non-U.S. unitholder and (2) if our Units are not a USRPI, gain from a liquidating distribution with respect to our Units would not be subject to U.S. federal income tax.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exception described above that may apply to a holder of no more than 10% of our units if our Units are regularly traded on an established securities market, distributions in repurchases of our Units and liquidating distributions to non-U.S. unitholders will be treated as ECI and subject to 35% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. unitholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our Units are USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. unitholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. unitholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or Social Security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. unitholder that does not provide his or her correct taxpayer identification number or Social Security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. unitholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. unitholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. unitholder resides under the provisions of an applicable income tax treaty. A non-U.S. unitholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our Units within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. unitholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our Units conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. unitholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act, commonly referred to as FATCA, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2018. Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. unitholders who own units of our Units through foreign accounts or foreign intermediaries and certain non-U.S. unitholders. FATCA imposes a 30% withholding tax on dividends currently on, and will impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our Units paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding the application of FATCA to an investment in the Company.

State, Local and Non-U.S. Taxes

We and our unitholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our unitholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to unitholders as a credit against their U.S. federal income tax liability. Prospective unitholders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our Units.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our Unitholders may be enacted. In particular, the Tax Act includes sweeping changes to U.S. tax laws and represents the most significant changes to the Code since 1986. Changes to the U.S. federal income tax laws, including the Tax Act, and interpretations of U.S. federal income tax laws could adversely affect an investment in our Units.

ERISA CONSIDERATIONS

This summary is based on provisions of ERISA and the Internal Revenue Code and the regulations issued thereunder through the date of this offering circular and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Benefit Plan (as defined below) investor. We cannot assure you that adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Internal Revenue Code provide a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans, including IRAs. ERISA and the rules and regulations of the Department of Labor, or the DOL, under ERISA and the Internal Revenue Code and the rules and regulations of the Department of the Treasury contain provisions that should be considered by fiduciaries of employee benefit plans, including IRAs, subject to the ERISA and/or the Internal Revenue Code, (“Benefit Plans”) and their legal advisors. In particular, a fiduciary of an Benefit Plan should consider, among other things, whether an investment in our Units (1) if applicable, satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that the investment satisfy the prudence and diversification standards of ERISA and the investment be in the best interests of the participants and beneficiaries of the Benefit Plan, (2) the investment be permissible under the terms of the Benefit Plan, including the Benefit Plan’s investment policies and other governing instruments, and (3) the investment does not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

In determining whether an investment in our Units is prudent for ERISA purposes, a fiduciary of a Benefit Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our Units, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Benefit Plan, and whether the investment is reasonably designed, as part of the Benefit Plan’s portfolio, to further the Benefit Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any Benefit Plan or for advising any Benefit Plan as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each Benefit Plan to consider whether an investment in our Units by the Benefit Plan, when judged in light of the overall portfolio of the Benefit Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Internal Revenue Code) having certain relationships to Benefit Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes a Benefit Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the Benefit Plan and may be subject to other potential remedies. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost and the IRA owner (or beneficiary) generally would be taxable on the deemed distribution of all the assets in the IRA.

A Benefit Plan that proposes to invest in our Units may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Internal Revenue Code, with respect to such Benefit Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Benefit Plan). ERISA (and the Internal Revenue Code) prohibit plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition generally is not triggered by certain “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Benefit Plan that is motivated solely by the interests of the Benefit Plan. ERISA (and the Internal Revenue Code) also generally prohibit a fiduciary from using its position to cause the Benefit Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. Benefit Plans that propose to invest in our Units should consult with their counsel to determine whether an investment in our Units would result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Benefit Plan, referred to as “Plan Assets” in this offering circular, our management might be deemed to be fiduciaries of the investing Benefit Plan. In this event, the operation of the Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Section 406 of ERISA and/or the prohibited transaction rules of Section 4975 of the Internal Revenue Code.

The DOL promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, or the “Plan Assets Regulation,”) that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Internal Revenue Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan acquires an “equity interest” will generally be deemed to be assets of such ERISA Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

●	in securities issued by an investment company registered under the Investment Company Act;

●	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

●	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

●	in which equity participation by “benefit plan investors” is not significant.

The units will constitute an “equity interest” for purposes of the Plan Assets Regulation. The units may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the units will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s underlying assets would be deemed to include Plan Assets subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors”, referred to as the “25% Limit” in this offering circular. For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code, which includes IRAs, and (c) any entity whose underlying assets include Plan Assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). The definition of a “benefit plan investor” generally excludes governmental, church, and foreign benefit plans, but for purposes of calculating the 25% limitation includes IRAs. Thus, our assets would not be considered to be Plan Assets for purposes of ERISA so long as the 25% Limit is not exceeded. Our LLC Agreement provides that if benefit plan investors equal or exceed the 25% Limit, we may repurchase their interests at a price equal to the then current NAV per Unit. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company, or REOC, or a venture capital operating company, or VCOC. An entity is a REOC if: (i) on its initial valuation date and on at least one day within each annual valuation period, at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is met or exceeded and we do not exercise our right to repurchase the units of benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as Plan Assets of any investing ERISA Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute Plan Assets for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute Plan Assets, certain of the transactions in which we might normally engage could constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a benefit plan investor to repurchase their units upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Internal Revenue Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Internal Revenue Code Section 4975 relevant to an investment in our Units.

Units sold by us may be purchased or owned by investors who are investing Benefit Plan assets. Our acceptance of an investment by a Benefit Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for the Benefit Plan. In consultation with its advisors, each prospective Benefit Plan investor should carefully consider whether an investment in the Company is appropriate for, and permissible under, the terms of the Benefit Plan’s governing documents and applicable law.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Internal Revenue Code Section 4975, may nevertheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code and, under certain circumstances in the case of church plans, Section 4975 of the Internal Revenue Code as well as to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our Units.

IRAs and non-ERISA Keogh plans, while not subject to ERISA, are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in, or affiliation with, the Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our Units with assets of the IRA.

Benefit Plan investors should consider the limited liquidity of an investment in our Units as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Benefit Plan from time to time. In addition, fiduciaries of Benefit Plans may be required to determine the fair market value of the assets of such Benefit Plans on at least an annual basis and, sometimes, more frequently. Benefit Plan investors should consider whether an investment in our Units will inhibit the Benefit Plan’s ability to value its plan assets in accordance with ERISA and the terms of the Benefit Plan. See the section entitled “Risk Factors—Retirement Plan Risks” above for more information.

PLAN OF DISTRIBUTION

We are offering from $100,000 up to $75,000,000 of our Units pursuant to this offering circular. Under Tier 2 of Regulation A, we may sell up to $75,000,000 of our Units in this offering. Our Units being offered hereby will only be offered through the Reiturn Fund Platform at www.reiturn.com.

Our Manager will offer and sell Units, but it will not receive any compensation directly or indirectly related to those sales. We will pay a fee equal to approximately 1% of the price of Units offered as a fee for posting on the Reiturn Fund Platform. The Manager may engage licensed securities dealers to offer and sell Units, and pay commissions of not more than 1% of the sales price of Units sold by them. These commissions will be paid by the Company.

The Company has engaged Dalmore, a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all invested funds after the issuance of a “No Objection Letter” by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a onetime $20,000 consulting fee that will be due immediately after FINRA issues a “No Objection Letter”.

Furthermore, the Company has incurred legal expenses of $150,000.00 in conjunction with this offering. These legal fees are included in the offering and organization costs described in “Management Compensation.” Birgo has paid these expenses on our behalf, and the Company will reimburse Birgo according to the reimbursement procedures for offering and organization costs described elsewhere in this offering circular.

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Reiturn Fund Platform website, as well as on the SEC’s website at www.sec.gov.

There is no public market for the Units.

Subscription Methods

The minimum subscription amount in this Offering is $5,000.  An investor may: (a) purchase Units at the then current offering price ($100 per Unit until the NAV has been established, then the NAV) for cash at subscription; or (b) commit to purchase $5,000 in Units by making an initial payment of $500 or more for Units (the “Initial Payment”) at the then current offering price; and concurrently enrolling in autopay to make recurring payments of no less than $100 per month for such number of months as shall be necessary for a total investment of no less than $5,000 (the “Autopay Option”). The recurring autopayments will be used to purchase additional Units (including fractional Units) as payments are received at the then current NAV (or if the NAV has yet to have been established, $100 per Unit). See “The Autopay Option”.

After an investor makes an initial subscription, the minimum number of Units that an investor may purchase in any subsequent investment transaction is one Unit.  After an investor makes an initial subscription, the minimum number of Units that an investor may purchase in any subsequent investment transaction is one Unit. The minimum subsequent investment amount will not apply to purchases made under the distribution reinvestment plan that the Company adopted on October 1, 2022 (the “DRIP”) or the recurring autopayments under the Autopay Option. In addition, our Manager may elect to accept smaller investments in its discretion.

All subscribers will be instructed to transfer funds by wire, debit or ACH transfer to the escrow account at North Capital, as escrow agent. Tendered funds will remain in escrow until both the $100,000 minimum offering amount has been reached and a closing has occurred. However, in the event the Company has not sold the $100,000 minimum amount of Units by September 26, 2023, or sooner terminated the offering, any money tendered by potential investors will be promptly returned by North Capital. The Company may terminate the offering at any time for any reason at its sole discretion. Acceptance by North Capital of investor funds into the escrow account does not necessarily result in such investors receiving Units and as a result, escrowed investor funds may be returned to such investors. After the Commission has qualified the offering statement, the Company will accept tenders of funds to purchase Units. The Company will undertake Closings at least once a month on the first day of each month once the $100,000 minimum offering amount is sold and, as a result, investors may receive Units on varying dates. The funds tendered by potential investors will be held by North Capital, and will be transferred to the Company upon each Closing, which is defined as the date the Company accepts funds transferred from North Capital to the Company. Upon each Closing, funds tendered by investors will be made available to the Company by North Capital for the Company’s use.

In the event that the Company terminates the offering described in this offering circular while investor funds are held in the Escrow Account, such investor funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Securities Exchange Act.

The Autopay Option

You will have the option to select the Autopay Option that allows you to invest by making an initial payment of $500 for Units at the then current offering price; and concurrently enrolling in autopay to make recurring payments of no less than $100 per month for such number of months as shall be necessary for a total investment equal to your initial commitment of no less than $5,000. The recurring autopayments will be used to purchase additional Units (including fractional Units) as payments are received, at the then current NAV (or if the NAV has yet to have been established, $100 per Unit).

If you fail to complete your autopay payments, the Company will have the option to repurchase your Units at a price equal to 50% of their original purchase price. In the event of a payment default, the Company may elect, at its sole discretion, to repurchase all, but not less than all, of the Units held by you by sending written notice to you stating that the Company is exercising the repurchase right, and delivering the purchase price equal to 50% of the total purchase price paid by you for the Units within thirty days after the Company sends written notice of repurchase.

If you select the Autopay Option, your recurring autopayments will cease on the earlier of (i) your cancellation of the autopayments after your payments have reached your initial commitment, or (ii) 180 calendar days after September 26, 2025, unless, at the time payments are due to purchase Units: (a) the Company has a new offering statement qualified that includes as part of such new offering statement any unsold Units covered by this offering statement, the amount of which are identified as being included on the cover page of the new offering circular or the latest amendment; and (b) the Company is current in its annual and semiannual filings pursuant to Rule 257(b) (§ 230.257(b)). If this Autopay Option is terminated as provided in the previous sentence, Investor shall have no further right or obligation to purchase Units and Investor shall not be liable for failure to purchase the Minimum Amount. The Company also reserves the right to change the terms and conditions of this Autopay Option upon 30 days prior written notice to Investor if required to comply with applicable laws.

Commissions and Discounts

In order to subscribe to purchase our Units, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached as an exhibit to this offering circular and make arrangements to pay for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, within five (5) business days following an investor’s submission of a subscription request, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If any prospective investor’s subscription is rejected, the Company will not draw funds from the prospective investor and any funds received from such investor will be returned without interest or deduction.

Our Manager may engage selling agents in connection with the offering to assist with the placement of our Units. Also, the Advisor will pay a 1% fee to Dalmore for maintaining compliance with the offering.

Other Terms

The Manager intends to use the Reiturn Fund Platform to provide technology tools to allow for the sales of securities in this offering. With respect to any sales of Units made through the Reiturn Fund Platform, North Capital will charge a monthly subscription fee, which will be paid by the Advisor on behalf of the Fund. In addition, Manager may engage selling agents in connection with the offering to assist with the placement of securities.

Transfer Agent and Registrar

The Advisor, will serve as transfer agent to maintain Unitholder information on a book-entry basis. We will not issue Units in physical or paper form. Instead, our Units will be recorded and maintained on our Unitholder register.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons (i.e. companies). Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)I of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

How much can you invest if you are not an accredited investor?

If you do not meet any of the categories listed below, you are a non-accredited investor in this Offering. Non-accredited investors may invest in this offering no more than: (a) 10% of the greater of annual income or net worth (for natural persons); or (b) 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

How much can you invest if you are an accredited investor?

If you meet any of the following categories, you are an accredited investor as defined under Rule 501 of Regulation D. Accredited investors are exempt from the above limitation for investments by non-accredited investors. If you meet one of the following tests you should qualify as an accredited investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Units (please see below on how to calculate your net worth);

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501I(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of Units is directed by a person who either alone or with their purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Units;

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; or

(ix) You meet another definition of accredited investor set forth in Rule 501 of Regulation D.

How to Invest

Subscription Agreement

All investors will be required to complete and execute a subscription agreement in the form filed as an exhibit to the offering statement of which this offering circular is a part concurrently with payment in full via wire transfer, electronic funds transfer via ACH, or debit with your subscription purchase price in accordance with the instructions in the subscription agreement.

The offering is being conducted on a best-efforts basis. Tendered funds will remain in escrow until both the $100,000 minimum offering amount has been reached and a closing has occurred. However, in the event the Company has not sold the $100,000 minimum amount of Units by the earlier of (i) the date that is six months from the date that the offering is qualified by the Commission; or (ii) the date the offering has been terminated by the Company, any money tendered by potential investors will be promptly returned by the Escrow Agent. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Securities does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Units for your own account.

Right to Reject Subscriptions/Acceptance of Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been received, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason within five (5) business days following your submission of the subscription request. We will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Units subscribed at closing.

Investment in the offering made by employees of our Company does not guaranty continued employment with our Company. Investment in the offering made by vendors of our Company does not guaranty continued business with our Company.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, or Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

In order to purchase Units and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that the investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Units offered hereby are offered and sold only to “qualified purchasers” or at a time when our Units are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason within five (5) business days following an investor’s submission of a subscription request, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

We intend to offer and sell our Units in this offering to qualified purchasers in every state of the United States.

Certificates Will Not be Issued

We do not intend to issue certificates. Instead, our Units will be recorded and maintained on the Company’s membership register.

Transferability of our Units

Our Units are generally freely transferable by our Unitholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with our ownership and transfer of Units policy, the transfer provisions of our LLC Agreement related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The transfer of any of our Units in violation of our LLC Agreement or our ownership and transfer of Units policy will be deemed invalid, null and void, and of no force or effect. Any person to whom our Units are attempted to be transferred in violation of our LLC Agreement or our ownership and transfer of Units policy will not be entitled to vote on matters coming before the Unitholders, receive distributions from the Company or have any other rights in or with respect to our Units. We will not have the ability to reject a transfer of our Units where all applicable transfer requirements, including those imposed under our ownership and transfer of Units policy or the transfer provisions of our LLC Agreement, are satisfied.

The proceeds of this offering will be placed into an escrow account with North Capital until the $100,000 minimum offering amount is met.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering, although only when accompanied by or preceded by the delivery of this offering circular, including, in the context of electronic sales materials, a hyperlink to the offering circular. These materials may include: property brochures, articles and publications concerning real estate, public advertisements, audio-visual materials, “pay per click” advertisements on social media and search engine internet websites, electronic correspondence transmitting the offering circular, electronic brochures containing a summary description of this offering, electronic fact sheets describing the general nature of this offering and our investment objectives, online investor presentations, website material, electronic media presentations, client seminars and seminar advertisements and invitations, and third party industry-related article reprints in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Units, these materials will not give a complete understanding of this offering, us or our Units and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our Units.

Offering Circular Supplements and Post-Qualification Amendments

In accordance with the Securities Act Industry Guide 5, we undertake to:

●	file a sticker supplement pursuant to Rule 253(g) under the Securities Act during the distribution period describing each real estate-related asset not identified in the offering circular at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-qualification amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Unitholders. Each sticker supplement shall disclose all compensation and fees received by our Manager, Advisor and their affiliates in connection with any such acquisition. Where appropriate, the post-qualification amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period; and

●	file, after the end of the distribution period, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, where applicable, to reflect each subscription made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Unitholders at least once each quarter after the distribution period of the offering has ended.

The first undertaking generally requires the Company, during the distribution period, (1) to file with the SEC a supplement regarding the probable acquisition of certain real estate-related assets, and (2) to provide the information contained in the amendment to Unitholders simultaneously with the amendment’s filing with the SEC.

The Company is interpreting its requirement to file a supplement to apply only when there is a reasonable probability that it will acquire a significant property, as such term is interpreted by the SEC staff in Topic 6, which refers to the Division of Corporate Finance’s Financial Reporting Manual (a “Significant Property”). As a general matter, during the distribution period a Significant Property, for purposes of this first undertaking, exists when the property (i) represents 10% or more of the Company’s total assets, (ii) is one of a group of properties purchased from a single seller that in the aggregate represent 10% or more of the Company’s total assets, or (iii) is one of a group of related properties that in the aggregate represent 10% or more of the Company’s total assets. For purposes of prong (ii) of this test, the Company will treat a borrower on the loan as the seller, even if an affiliate of the Company originates or otherwise acquires the loan and resells it to the Company. In determining its total assets during the distribution period, the Company will calculate its total assets as of the acquisition date of a Significant Property and will include in its calculation the proceeds (net of commissions) in good faith expected to be raised in the offering over the next 12 months. Further, the Company will satisfy the requirement to provide the post-qualification amendment to Unitholders by posting the post-qualification amendment to the offering statement, which contains the offering circular, along with the offering circular to www. reiturn.com.

The second undertaking generally requires the Company, after the end of the distribution period, (1) to file with the SEC a current report on Form 1-U containing financial statements and other required information for certain acquisitions, and (2) to provide the information contained in the current report to Unitholders at least once each quarter.

The Company is interpreting its requirement to file a current report on Form 1-U to apply only when it acquires a Significant Property after the distribution period. As a general matter, a Significant Property acquired after the distribution period, for purposes of this second undertaking, is one that represents 10% or more of the Company’s total assets. The Company will satisfy the requirement to provide the current report on Form 1-U to Unitholders by posting it, along with the offering circular, to www. reiturn.com.

INVESTMENT COMPANY ACT CONSIDERATIONS

We intend to continue to conduct our operations so that neither we nor any subsidiaries we own nor ones we may establish will be required to register as an investment company under the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

Our parent company does not meet the quantitative requirements of the definition of an “investment company” based on its most recent balance sheet, and we do not believe it will qualify under such definition under our present business model for the foreseeable future.

With respect to our subsidiaries, we rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by SEC staff, that requires us to invest at least 55% of our assets in “mortgages and other liens on and interests in real estate,” or Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.

REPORTS

We will furnish the following reports, statements, and tax information to each Unitholder:

Reporting Requirements under Tier 2 of Regulation A. Following this Tier 2, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31, our Manager will cause to be mailed or made available, by any reasonable means, to each Unitholder as of a date selected by the Manager, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Manager. The Manager shall be deemed to have made a report available to each Unitholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the Unitholders.

Tax Information. On or before January 31st of the year immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each Unitholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

Unit Certificates. We do not anticipate issuing Unit certificates representing Units purchased in this offering. However, we are permitted to issue Unit certificates and may do so at the request of our transfer agent. The number of Units held by each Unitholder will be maintained by us or our transfer agent in our company register.

LEGAL MATTERS

Certain legal matters regarding the securities being offered by this offering circular will be passed upon for us by Clark Hill, PLC.

INDEPENDENT AUDITORS

The Company was formed on November 2, 2021.

The financial statement of the Company as of December 31, 2021, included in this offering circular, has been audited by Cohen & Company, independent auditors, as stated in their report contained herein.

An unaudited financial statement of the Company as of May 31, 2022, is also contained herein. This interim financial statement has been prepared by the Company, and has not been compiled or reviewed by independent auditors.

Birgo Reiturn Fund LLC

Financial Statement

December 31, 2021

BIRGO REITURN FUND LLC DECEMBER 31, 2021

Independent Auditors’ Report

The Members

Birgo Reiturn Fund LLC

Opinion

We have audited the accompanying balance sheet of Birgo Reiturn Fund LLC (the Fund) as of December 31, 2021, and the related notes to the balance sheet.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Birgo Reiturn Fund LLC as of

December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Balance Sheet section of our report. We are required to be independent of the Fund and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a balance sheet that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern within one year after the date that the financial statement is available to be issued.

Auditor’s Responsibilities for the Audit of the Balance Sheet

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4538 FAX | cohencpa.com

Registered with the Public Company Accounting Oversight Board

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, no such opinion is expressed

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Other Information

Management is responsible for the other information included in the Form 1-A filing with the Securities and Exchange Commission (“the SEC”). The other information comprises the initial offering statement on Form 1-A but does not include the financial statements and our auditor’s report thereon. Our opinion on the financial statements does not cover the other information, and we do not express an opinion or any form of assurance thereon. In connection with our audit of the financial statements, our responsibility is to read the other information and consider whether a material inconsistency exists between the other information and the financial statements, or the other information otherwise appears to be materially misstated. If, based on the work performed, we conclude that an uncorrected material misstatement of the other information exists, we are required to describe it in our report.

Pittsburgh, Pennsylvania

June 23, 2022

BIRGO REITURN FUND LLC

BALANCE SHEET

DECEMBER 31, 2021

ASSET

CONTRIBUTION RECEIVABLE	$25,000

LIABILITY AND UNITHOLDERS’ CAPITAL

COMMITMENT

UNITHOLDERS’ CAPITAL	$25,000

The accompanying notes are an integral part of the financial statement.

BIRGO REITURN FUND LLC

NOTES TO THE FINANCIAL STATEMENT

1.	GENERAL

Reporting Entity and Nature of Business

Birgo Reiturn Fund LLC (“the Fund”) is organized as a limited liability company under the laws of the State of Delaware pursuant to a Certificate of Formation filed November 2, 2021. The Fund intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

The Fund was formed primarily to make investments through majority-owned subsidiaries to acquire and manage a portfolio consisting of real estate investment vehicles that are intended to generate current operating income from leasing activities and capital appreciation. Certain majority- owned subsidiaries may have rights to receive preferred economic returns. The Fund is in the beginning stages and does not currently own any investments. Substantially all of the Fund’s business will be externally administered and operated by our advisor and sponsor, Birgo Realty LLC (the “Advisor” or “Sponsor”). The Fund’s legal manager is Birgo Reiturn Fund Manager LLC (“the Manager”), a Delaware limited liability company. Birgo Evergreen Residential Fund LP (“the Operating Partnership”), a Delaware Limited Partnership, plans to acquire and hold the Fund’s real estate investment vehicles. The Fund is a limited partner and the sole member of the general partner of the Operating Partnership. As of December 31, 2021, the Fund and the Operating Partnership have not begun operations.

Subject to certain restrictions and limitations, and in accordance with its Operating Agreement dated as of January 1, 2022 (“the Agreement”), the Advisor is responsible for managing the Fund’s affairs on a day-to-day basis and for identifying and recommending to the Manager certain acquisitions and investments that the Manager should make on behalf of the Fund.

The Fund has filed an initial offering statement on Form 1-A with the Securities and Exchange Commission (“the SEC”) with respect to an offering (the “Offering”) of up to $75,000,000 in common units, for an initial price of $100.00 per unit.

A maximum of $75,000,000 in the Fund’s common units may be sold in the Offering, once qualified. The Manager has the authority to issue an unlimited number of common units. As of December 31, 2021, the Fund had issued 250 common units at the initial per unit price of $100.00 per unit in a private placement prior to the offering statement being declared “effective” by the SEC. Three affiliates of the Advisor, the owner of the Manager, purchased all 250 units for an aggregate purchase price of $25,000, included in the accompanying financial statements as a contribution receivable due to the Fund as of December 31, 2021.

The Fund intends to have a December 31st fiscal year end.

BIRGO REITURN FUND LLC

NOTES TO THE FINANCIAL STATEMENT

1.	GENERAL (continued)

COVID-19 Impact

The ongoing COVID-19 pandemic has caused an economic downturn on a global scale, disrupted global supply chains, and created significant uncertainty, volatility, and disruption across economies and financial markets. The COVID-19 pandemic remains a rapidly evolving situation. The extent of the impact of COVID-19 on the Fund and its financial results will depend on future developments, including the duration and spread of the outbreak within the markets in which it operates and the related impact on consumer confidence and spending, all of which are highly uncertain.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying balance sheet and related notes of the Fund have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC.

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Those estimates affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates, particularly given the significant social and economic disruptions and uncertainties associated with the ongoing COVID-19 pandemic, and such differences may be material.

Cash

Cash deposits may exceed federally insured limits at times. The Fund has not experienced any losses on such accounts and believes it is not exposed to any significant credit risk on cash.

Organizational and Offering Costs

Organizational and offering costs of the Fund are initially being paid by the Advisor on behalf of the Fund. These organizational and offering costs include all expenses to be paid by the Fund in connection with the formation of the Fund, the offering of the Units, and the admission of investors into the Fund, including, without limitation, expenses for travel, legal, accounting, filing, and all other expenses incurred in connection with the offer and sale of interest in the Fund. The Fund anticipates that, pursuant to the Agreement, the Fund will be obligated to reimburse the Advisor for organizational and offering costs paid by them on behalf of the Fund.

BIRGO REITURN FUND LLC

NOTES TO THE FINANCIAL STATEMENT

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

As of June 23, 2022, the Advisor has incurred organizational and offering costs of approximately $150,000 on behalf of the Fund. These costs are not recorded in the financial statements of the Fund as of December 31, 2021 because such costs are not a liability of the Fund until the minimum number of shares of the Fund’s common units are issued. When recorded by the Fund, organizational costs will be expensed as incurred, and offering costs will be charged to unitholders’ equity as such amounts are reimbursed to the Advisor or its affiliates from the gross proceeds of the Offering.

Unit Redemption

The Fund intends to adopt a Unit Repurchase Program, whereby on a quarterly basis, unitholders may request that the Fund redeem 25% of their units. In addition, the Unit Repurchase Program is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real state assets held by the Fund. The repurchase rate depends upon how long a unitholder requesting redemption has held such units.

No redemption of common units would be allowed when the holding period of such units is less than one year from the investment date. Beginning on the anniversary of the first year following the investment date of the common units subject to the redemption request, the per share redemption price would be calculated based on a declining discount to the net asset value (“NAV”) per share in effect at the time the redemption request is made.

Holding Period from Investment Date	Effective Redemption Price (as percentage of NAV per share)
Less than 1 year from Investment Date	No repurchase allowed
1 year to 2 years	95% of NAV
2 years to 3 years	98% of NAV
3+ years	100% of NAV

The Fund would make repurchases upon the death of a unitholder at a price equal to 100% of the Fund’s most recently announced NAV per unit. The Fund intends to limit the number of units to be repurchased during any calendar year to 5.0% of the weighted average number of units outstanding during the prior calendar year, or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year. During the period that the Offering is ongoing, all unitholders who have held their units for at least one year could request the Fund to repurchase up to 25% of their units quarterly, up to the aggregate quarterly and annual limitations, as discussed in the Agreement. Once the Fund concludes the Offering, the Fund intends to evaluate unit repurchase levels on a quarterly basis, subject to available liquidity.

BIRGO REITURN FUND LLC

NOTES TO THE FINANCIAL STATEMENT

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In addition, the Manager could, in its sole discretion, amend, suspend, or terminate the Unit redemption plan at any time without prior notice, including to protect the Fund’s operations and the non-redeemed members, to prevent an undue burden on the Fund’s liquidity, to preserve the Fund’s status as a REIT, following any material decrease in the Fund’s NAV, or for any other reason. The Manager could also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve the Fund’s status as a REIT. Therefore, a member may not have the opportunity to make a redemption request prior to any potential termination of the Fund’s redemption plan.

Income Taxes

The Fund intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such. The Fund expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Fund must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Fund’s annual REIT taxable income to its unitholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). As a REIT, the Fund generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its unitholders. Even if the Fund qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Management has evaluated the effect of the guidance provided by U.S. GAAP on Accounting for Uncertainty of Income Taxes and has determined that the Company had no uncertain income tax positions as of December 31, 2021.

Subsequent Events

Management evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through June 23, 2022, and no subsequent event items were identified.

3.	UNITS

The Fund may issue Units, options, rights, warrants and appreciation rights relating to Units, for any purpose for consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager shall determine, without the approval of any Members, as long as it is in accordance with the Agreement.

BIRGO REITURN FUND LLC

NOTES TO THE FINANCIAL STATEMENT

3.	UNITS (Continued)

The Fund is authorized to issue an unlimited number of Units. Subject to Delaware Law and the Agreement, the Manager may, in its sole discretion, at any time, declare, make and pay distributions of cash or other assets of the Fund to the Members. Distributions shall be paid to the holders of Common Units on an equal per-Unit basis. There are 250 Units issued and outstanding as of December 31, 2021.

4.	RELATED PARTY ARRANGEMENTS

Birgo Realty LLC, Advisor or Sponsor

The Fund intends to enter into an advisory agreement with the Advisor.

The Advisor and certain affiliates of the Advisor will receive fees and compensation in connection with the Offering, the acquisition, management and sale of the Fund’s real estate investments.

The Advisor will be reimbursed for organizational and offering expenses incurred in conjunction with the offering. The Fund will reimburse the Advisor for actual expenses incurred on behalf of the Fund in connection with the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of investments. The Fund will reimburse the Advisor for all third party charges and out-of-pocket costs and expenses incurred by the Advisor or its Affiliates that are related to the operations of the Fund, as defined in the Agreement, including, without limitation, the selection, acquisition, or origination of an investment, whether or not the Fund ultimately acquires or originates the investment.

In accordance with the Agreement, the Fund pays an asset management fee to the Advisor for managing the business of the Fund. The fees are paid quarterly, in arrears, in an amount equal to 1.25% of the Fund’s NAV, as defined in the Agreement, as of the end of each quarter. No asset management fees have been incurred or paid as of December 31, 2021.

Three affiliates of the Advisor hold all 250 units as of December 31, 2021.

5.	ECONOMIC DEPENDENCY

The Fund has engaged or will engage the Manager, the Advisor and their affiliates to provide certain services that are essential to the Fund, including asset management services, asset acquisition and disposition decisions, property management services, the sale of the Fund’s common units available for issue, as well as other administrative responsibilities for the Fund including accounting services and investor relations. As a result of these relationships, the Fund is dependent upon the Advisor and their affiliates.

Birgo Reiturn Fund LLC

Unaudited Financial Statement

June 30, 2022

BIRGO REITURN FUND LLC JUNE 30, 2022

BIRGO REITURN FUND LLC

UNAUDITED BALANCE SHEET

JUNE 30, 2022

ASSET

CASH AND CASH EQUIVALENTS	$25,000

LIABILITY AND UNITHOLDERS’ CAPITAL

COMMITMENTS

UNITHOLDERS’ CAPITAL	$25,000

The accompanying notes are an integral part of the financial statement.

BIRGO REITURN FUND LLC

UNAUDITED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

REVENUE	$-

EXPENSE	-

NET INCOME	$-

The accompanying notes are an integral part of the financial statement.

BIRGO REITURN FUND LLC

UNAUDITED STATEMENT OF CHANGES IN UNITHOLDERS’ EQUITY

	COMMON UNITS		RETAINED	TOTAL UNITHOLDERS’
	UNITS	AMOUNT	EARNINGS	EQUITY
BALANCE, DECEMBER 31, 2021	250	$25,000	$-	$25,000

NET INCOME	-	-	-	-

BALANCE, JUNE 30, 2022	250	$25,000	$-	$25,000

The accompanying notes are an integral part of the financial statement.

BIRGO REITURN FUND LLC

UNAUDITED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$-
NET CASH PROVIDED BY OPERATING ACTIVITIES	-

CASH FLOWS FROM INVESTING ACTIVITIES
NET CASH PROVIDED BY INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
PROCEEDS FROM ISSUANCE OF COMMON UNITS	$25,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	$25,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	$25,000
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$25,000

The accompanying notes are an integral part of the financial statement.

BIRGO REITURN FUND LLC

NOTES TO THE FINANCIAL STATEMENT

1.	GENERAL

Reporting Entity and Nature of Business

Birgo Reiturn Fund LLC (“the Fund”) is organized as a limited liability company under the laws of the State of Delaware pursuant to a Certificate of Formation filed November 2, 2021. The Fund intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

The Fund was formed primarily to make investments through majority-owned subsidiaries to acquire and manage a portfolio consisting of real estate investment vehicles that are intended to generate current operating income from leasing activities and capital appreciation. Certain majority- owned subsidiaries may have rights to receive preferred economic returns. The Fund is in the beginning stages and does not currently own any investments. Substantially all of the Fund’s business will be externally administered and operated by our advisor and sponsor, Birgo Realty LLC (the “Advisor” or “Sponsor”). The Fund’s legal manager is Birgo Reiturn Fund Manager LLC (“the Manager”), a Delaware limited liability company. Birgo Evergreen Residential Fund LP (“the Operating Partnership”), a Delaware Limited Partnership, plans to acquire and hold the Fund’s real estate investment vehicles. The Fund is a limited partner and the sole member of the general partner of the Operating Partnership.

Subject to certain restrictions and limitations, and in accordance with its Operating Agreement dated as of January 1, 2022 (“the Agreement”), the Advisor is responsible for managing the Fund’s affairs on a day-to-day basis and for identifying and recommending to the Manager certain acquisitions and investments that the Manager should make on behalf of the Fund.

The Fund has filed an initial offering statement on Form 1-A with the Securities and Exchange Commission (“the SEC”) with respect to an offering (the “Offering”) of up to $75,000,000 in common units, for an initial price of $100.00 per unit.

A maximum of $75,000,000 in the Fund’s common units may be sold in the Offering, once qualified. The Manager has the authority to issue an unlimited number of common units. As of June 30, 2022, the Fund had issued 250 common units at the initial per unit price of $100.00 per unit in a private placement prior to the offering statement being declared “effective” by the SEC. Three affiliates of the Advisor, the owner of the Manager, purchased all 250 units for an aggregate purchase price of $25,000.

The Fund intends to have a December 31st fiscal year end.

This financial statement is unaudited.

BIRGO REITURN FUND LLC

NOTES TO THE FINANCIAL STATEMENT

1.	GENERAL (continued)

COVID-19 Impact

The ongoing COVID-19 pandemic has caused an economic downturn on a global scale, disrupted global supply chains, and created significant uncertainty, volatility, and disruption across economies and financial markets. The COVID-19 pandemic remains a rapidly evolving situation. The extent of the impact of COVID-19 on the Fund and its financial results will depend on future developments, including the duration and spread of the outbreak within the markets in which it operates and the related impact on consumer confidence and spending, all of which are highly uncertain.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying balance sheet and related notes of the Fund have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC.

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Those estimates affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates, particularly given the significant social and economic disruptions and uncertainties associated with the ongoing COVID-19 pandemic, and such differences may be material.

Cash

Cash deposits may exceed federally insured limits at times. The Fund has not experienced any losses on such accounts and believes it is not exposed to any significant credit risk on cash.

Organizational and Offering Costs

Organizational and offering costs of the Fund are initially being paid by the Advisor on behalf of the Fund. These organizational and offering costs include all expenses to be paid by the Fund in connection with the formation of the Fund, the offering of the Units, and the admission of investors into the Fund, including, without limitation, expenses for travel, legal, accounting, filing, and all other expenses incurred in connection with the offer and sale of interest in the Fund. The Fund anticipates that, pursuant to the Agreement, the Fund will be obligated to reimburse the Advisor for organizational and offering costs paid by them on behalf of the Fund.

This financial statement is unaudited.

BIRGO REITURN FUND LLC

NOTES TO THE FINANCIAL STATEMENT

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

As of June 30, 2022, the Advisor has incurred organizational and offering costs of approximately $200,000 on behalf of the Fund. These costs are not recorded in the financial statements of the Fund as of June 30, 2022 because such costs are not a liability of the Fund until the minimum number of shares of the Fund’s common units are issued. When recorded by the Fund, organizational costs will be expensed as incurred, and offering costs will be charged to unitholders’ equity as such amounts are reimbursed to the Advisor or its affiliates from the gross proceeds of the Offering.

Unit Redemption

The Fund intends to adopt a Unit Repurchase Program, whereby on a quarterly basis, unitholders may request that the Fund redeem 25% of their units. In addition, the Unit Repurchase Program is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real state assets held by the Fund. The repurchase rate depends upon how long a unitholder requesting redemption has held such units.

No redemption of common units would be allowed when the holding period of such units is less than one year from the investment date. Beginning on the anniversary of the first year following the investment date of the common units subject to the redemption request, the per share redemption price would be calculated based on a declining discount to the net asset value (“NAV”) per share in effect at the time the redemption request is made.

Holding Period from Investment Date	Effective Redemption Price (as percentage of NAV per share)
Less than 1 year from Investment Date	No repurchase allowed
1 year to 2 years	95% of NAV
2 years to 3 years	98% of NAV
3+ years	100% of NAV

The Fund would make repurchases upon the death of a unitholder at a price equal to 100% of the Fund’s most recently announced NAV per unit. The Fund intends to limit the number of units to be repurchased during any calendar year to 5.0% of the weighted average number of units outstanding during the prior calendar year, or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year. During the period that the Offering is ongoing, all unitholders who have held their units for at least one year could request the Fund to repurchase up to 25% of their units quarterly, up to the aggregate quarterly and annual limitations, as discussed in the Agreement. Once the Fund concludes the Offering, the Fund intends to evaluate unit repurchase levels on a quarterly basis, subject to available liquidity.

This financial statement is unaudited.

BIRGO REITURN FUND LLC

NOTES TO THE FINANCIAL STATEMENT

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In addition, the Manager could, in its sole discretion, amend, suspend, or terminate the Unit redemption plan at any time without prior notice, including to protect the Fund’s operations and the non-redeemed members, to prevent an undue burden on the Fund’s liquidity, to preserve the Fund’s status as a REIT, following any material decrease in the Fund’s NAV, or for any other reason. The Manager could also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve the Fund’s status as a REIT. Therefore, a member may not have the opportunity to make a redemption request prior to any potential termination of the Fund’s redemption plan.

Income Taxes

The Fund intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such. The Fund expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Fund must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Fund’s annual REIT taxable income to its unitholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). As a REIT, the Fund generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its unitholders. Even if the Fund qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Management has evaluated the effect of the guidance provided by U.S. GAAP on Accounting for Uncertainty of Income Taxes and has determined that the Company had no uncertain income tax positions as of June 30, 2022.

Subsequent Events

Management evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through December 20, 2022, and no subsequent event items were identified.

As of December 20, 2022 the Fund has not met the $100,000 minimum offering amount.

3.	UNITS

The Fund may issue Units, options, rights, warrants and appreciation rights relating to Units, for any purpose for consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager shall determine, without the approval of any Members, as long as it is in accordance with the Agreement.

This financial statement is unaudited.

BIRGO REITURN FUND LLC

NOTES TO THE FINANCIAL STATEMENT

3.	UNITS (Continued)

The Fund is authorized to issue an unlimited number of Units. Subject to Delaware Law and the Agreement, the Manager may, in its sole discretion, at any time, declare, make and pay distributions of cash or other assets of the Fund to the Members. Distributions shall be paid to the holders of Common Units on an equal per-Unit basis. There are 250 Units issued and outstanding as of June 30, 2022.

4.	RELATED PARTY ARRANGEMENTS

Birgo Realty LLC, Advisor or Sponsor

The Fund intends to enter into an advisory agreement with the Advisor.

The Advisor and certain affiliates of the Advisor will receive fees and compensation in connection with the Offering, the acquisition, management and sale of the Fund’s real estate investments.

The Advisor will be reimbursed for organizational and offering expenses incurred in conjunction with the offering. The Fund will reimburse the Advisor for actual expenses incurred on behalf of the Fund in connection with the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of investments. The Fund will reimburse the Advisor for all third party charges and out-of-pocket costs and expenses incurred by the Advisor or its Affiliates that are related to the operations of the Fund, as defined in the Agreement, including, without limitation, the selection, acquisition, or origination of an investment, whether or not the Fund ultimately acquires or originates the investment.

In accordance with the Agreement, the Fund pays an asset management fee to the Advisor for managing the business of the Fund. The fees are paid quarterly, in arrears, in an amount equal to 1.25% of the Fund’s NAV, as defined in the Agreement, as of the end of each quarter. No asset management fees have been incurred or paid as of June 30, 2022.

Three affiliates of the Advisor hold all 250 units as of June 30, 2022.

5.	ECONOMIC DEPENDENCY

The Fund has engaged or will engage the Manager, the Advisor and their affiliates to provide certain services that are essential to the Fund, including asset management services, asset acquisition and disposition decisions, property management services, the sale of the Fund’s common units available for issue, as well as other administrative responsibilities for the Fund including accounting services and investor relations. As a result of these relationships, the Fund is dependent upon the Advisor and their affiliates.

This financial statement is unaudited.

PART III

Index to Exhibits

Number	Exhibit

2a*	Certificate of Formation of the Company, filed November 2, 2021 with the Delaware Secretary of State.

2b	Second Amended and Restated Limited Liability Agreement of the Company effective as of January 1, 2023.

4a	Form of Subscription Agreement

6a*	Form of Advisory Agreement between the Company and the Advisor

6b*	License Agreement with Birgo

8a*	Escrow Agreement with North Capital

11a	Consent of Cohen & Co.

12a*	Opinion of Clark Hill PLC

18a	Form of Rescission Ballot

*Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on March 8, 2023.

BIRGO REITURN FUND LLC

By:	Birgo Reiturn Fund Manager LLC.
Its:	Manager

By:	/s/ Andrew Reichert
Andrew Reichert
Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	/s/ Andrew Reichert
Title	Chief Executive Officer of Birgo Reiturn Fund Manager LLC. (Principal Executive Officer and Principal Financial and Accounting Officer)

Date:	March 8, 2023